                                                                      EXHIBIT 10



                                                                [Execution Copy]





                            ASSET PURCHASE AGREEMENT

                                     AMONG

                             BELLSOUTH CORPORATION,

                        BELLSOUTH WIRELESS CABLE, INC.,

                          AMERICAN TELECASTING, INC.,

                 AMERICAN TELECASTING OF CENTRAL FLORIDA, INC.,

                    AMERICAN TELECASTING DEVELOPMENT, INC.,

                   AMERICAN TELECASTING OF FORT MYERS, INC.,

                  AMERICAN TELECASTING OF JACKSONVILLE, INC.,

                   AMERICAN TELECASTING OF LOUISVILLE, INC.,

                                      AND

                    AMERICAN TELECASTING OF YUBA CITY, INC.





                              Dated March 18, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I

                               CERTAIN DEFINITIONS

       Section 1.01  Acceptable Authorization   . . . . . . . . . . . . . .    2
       Section 1.02  Accounts   . . . . . . . . . . . . . . . . . . . . . .    2
       Section 1.03  Additional Purchase Price  . . . . . . . . . . . . . .    2
       Section 1.04  Adjusted Purchase Price  . . . . . . . . . . . . . . .    2
       Section 1.05  Affiliate  . . . . . . . . . . . . . . . . . . . . . .    2
       Section 1.06  Annual FCC Reports   . . . . . . . . . . . . . . . . .    3
       Section 1.07  Assets   . . . . . . . . . . . . . . . . . . . . . . .    3
       Section 1.08  Assignment and Assumption Agreement  . . . . . . . . .    3
       Section 1.09  Assumed Liabilities  . . . . . . . . . . . . . . . . .    3
       Section 1.10  ATI  . . . . . . . . . . . . . . . . . . . . . . . . .    3
       Section 1.11  Basic Subscriber   . . . . . . . . . . . . . . . . . .    4
       Section 1.12  BellSouth  . . . . . . . . . . . . . . . . . . . . . .    4
       Section 1.13  BellSouth Material Adverse Effect  . . . . . . . . . .    4
       Section 1.14  BellSouth Sub  . . . . . . . . . . . . . . . . . . . .    4
       Section 1.15  Bill of Sale   . . . . . . . . . . . . . . . . . . . .    4
       Section 1.16  BTA  . . . . . . . . . . . . . . . . . . . . . . . . .    4
       Section 1.17  Business Day   . . . . . . . . . . . . . . . . . . . .    4
       Section 1.18  Cable Systems  . . . . . . . . . . . . . . . . . . . .    4
       Section 1.19  CARS   . . . . . . . . . . . . . . . . . . . . . . . .    4
       Section 1.20  Capacity Lease   . . . . . . . . . . . . . . . . . . .    4
       Section 1.21  Channel  . . . . . . . . . . . . . . . . . . . . . . .    5
       Section 1.22  Closing  . . . . . . . . . . . . . . . . . . . . . . .    5
       Section 1.23  Closing Company Statement of Assets and
                     Assumed Liabilities  . . . . . . . . . . . . . . . . .    5
       Section 1.24  Closing Date   . . . . . . . . . . . . . . . . . . . .    5
       Section 1.25  Commercially Reasonable Best Efforts   . . . . . . . .    5
       Section 1.26  Communications Act.  . . . . . . . . . . . . . . . . .    5
       Section 1.27  Companies  . . . . . . . . . . . . . . . . . . . . . .    5
       Section 1.28  Company Benefit Plans  . . . . . . . . . . . . . . . .    5
       Section 1.29  Company BTA Authorizations   . . . . . . . . . . . . .    6
       Section 1.30  Company Channel  . . . . . . . . . . . . . . . . . . .    6
       Section 1.31  Company Environmental Permits  . . . . . . . . . . . .    6
       Section 1.32  Company ERISA Plan   . . . . . . . . . . . . . . . . .    6
       Section 1.33  Company FCC Authorizations   . . . . . . . . . . . . .    6
       Section 1.34  Company FCC Licenses   . . . . . . . . . . . . . . . .    6
       Section 1.35  Company Financial Statements   . . . . . . . . . . . .    6

       Section 1.36  Company Material Adverse Effect  . . . . . . . . . . .    7
       Section 1.37  Company Operating Systems  . . . . . . . . . . . . . .    7
       Section 1.38  Company Permits  . . . . . . . . . . . . . . . . . . .    7
       Section 1.39  Company Reports  . . . . . . . . . . . . . . . . . . .    7
       Section 1.40  Company Statement of Assets and Assumed Liabilities  .    7
       Section 1.41  Competing Transaction  . . . . . . . . . . . . . . . .    7
       Section 1.42  Confidentiality Agreement  . . . . . . . . . . . . . .    7
       Section 1.43  Constructed Channel  . . . . . . . . . . . . . . . . .    7
       Section 1.44  Contracts  . . . . . . . . . . . . . . . . . . . . . .    7
       Section 1.45  Copyright Office   . . . . . . . . . . . . . . . . . .    7
       Section 1.46  Current Assets   . . . . . . . . . . . . . . . . . . .    8
       Section 1.47  Current Liabilities  . . . . . . . . . . . . . . . . .    8
       Section 1.48  Delivered Digital-Ready Channel  . . . . . . . . . . .    8
       Section 1.49  Equipment  . . . . . . . . . . . . . . . . . . . . . .    9
       Section 1.50  ERISA  . . . . . . . . . . . . . . . . . . . . . . . .    9
       Section 1.51  Escrow Agent   . . . . . . . . . . . . . . . . . . . .    9
       Section 1.52  Escrow Agreement   . . . . . . . . . . . . . . . . . .    9
       Section 1.53  Escrow Fund  . . . . . . . . . . . . . . . . . . . . .    9
       Section 1.54  Exchange Act   . . . . . . . . . . . . . . . . . . . .    9
       Section 1.55  Expenses   . . . . . . . . . . . . . . . . . . . . . .    9
       Section 1.56  FCC  . . . . . . . . . . . . . . . . . . . . . . . . .   10
       Section 1.57  FCC Rules  . . . . . . . . . . . . . . . . . . . . . .   10
       Section 1.58  Final Order  . . . . . . . . . . . . . . . . . . . . .   10
       Section 1.59  GAAP   . . . . . . . . . . . . . . . . . . . . . . . .   10
       Section 1.60  Governmental Entity  . . . . . . . . . . . . . . . . .   10
       Section 1.61  Group 1 Markets  . . . . . . . . . . . . . . . . . . .   10
       Section 1.62  Group 2 Markets  . . . . . . . . . . . . . . . . . . .   10
       Section 1.63  Group 2 Markets Call   . . . . . . . . . . . . . . . .   10
       Section 1.64  Group 2 Markets Call Purchase Price  . . . . . . . . .   10
       Section 1.65  Group 2 Markets Closing  . . . . . . . . . . . . . . .   10
       Section 1.66  Group 2 Markets Closing Assets   . . . . . . . . . . .   10
       Section 1.67  Group 2 Markets Closing Assumed Liabilities  . . . . .   11
       Section 1.68  Group 2 Markets Closing Conditions   . . . . . . . . .   11
       Section 1.69  Group 2 Markets Closing Date   . . . . . . . . . . . .   11
       Section 1.70  Group 2 Markets Covenants  . . . . . . . . . . . . . .   11
       Section 1.71  [Intentionally Omitted]  . . . . . . . . . . . . . . .   11
       Section 1.72  [Intentionally Omitted]  . . . . . . . . . . . . . . .   11
       Section 1.73  Group 2 Markets Escrow Fund  . . . . . . . . . . . . .   11
       Section 1.74  Group 2 Markets Minimum Purchase Price   . . . . . . .   11
       Section 1.75  [Intentionally Omitted]  . . . . . . . . . . . . . . .   12
       Section 1.76  Group 2 Markets Put  . . . . . . . . . . . . . . . . .   12
       Section 1.77  Group 2 Markets Put Purchase Price   . . . . . . . . .   12
       Section 1.78  Group 2 Markets Termination Date   . . . . . . . . . .   12
       Section 1.79  HSR Act  . . . . . . . . . . . . . . . . . . . . . . .   12

       Section 1.80  Inventory  . . . . . . . . . . . . . . . . . . . . . .   12
       Section 1.81  ITFS   . . . . . . . . . . . . . . . . . . . . . . . .   12
       Section 1.82  Knowledge of ATI   . . . . . . . . . . . . . . . . . .   12
       Section 1.83  Lakeland/Bradenton Adjusted Purchase Price   . . . . .   12
       Section 1.84  Lakeland/Bradenton Assets  . . . . . . . . . . . . . .   12
       Section 1.85  Lakeland/Bradenton Assumed Liabilities   . . . . . . .   12
       Section 1.86  Lakeland/Bradenton Closing Company Statement of
                     Assets and Assumed Liabilities   . . . . . . . . . . .   13
       Section 1.87  Lakeland/Bradenton Closing Conditions  . . . . . . . .   13
       Section 1.88  [Intentionally Omitted]  . . . . . . . . . . . . . . .   13
       Section 1.89  [Intentionally Omitted]  . . . . . . . . . . . . . . .   13
       Section 1.90  Lakeland/Bradenton Markets Closing   . . . . . . . . .   13
       Section 1.91  Lakeland/Bradenton Markets Closing Date  . . . . . . .   14
       Section 1.92  Lakeland/Bradenton Markets Escrow Fund   . . . . . . .   14
       Section 1.93  Lakeland/Bradenton Preliminary Closing Company
                     Statement of Assets and Assumed Liabilities  . . . . .   14
       Section 1.94  Lakeland/Bradenton Purchase Price  . . . . . . . . . .   14
       Section 1.95  Lakeland/Bradenton Working Capital   . . . . . . . . .   14
       Section 1.96  Law  . . . . . . . . . . . . . . . . . . . . . . . . .   14
       Section 1.97  Lien   . . . . . . . . . . . . . . . . . . . . . . . .   14
       Section 1.98  LOS Households   . . . . . . . . . . . . . . . . . . .   14
       Section 1.99  Market Delivery Requirement  . . . . . . . . . . . . .   14
       Section 1.100 Market Delivery Requirement--Post-Closing Date   . . .   15
       Section 1.101 Market Facilities  . . . . . . . . . . . . . . . . . .   15
       Section 1.102 Markets  . . . . . . . . . . . . . . . . . . . . . . .   15
       Section 1.103 MDS  . . . . . . . . . . . . . . . . . . . . . . . . .   15
       Section 1.104 MDU Contracts  . . . . . . . . . . . . . . . . . . . .   15
       Section 1.105 NYSE   . . . . . . . . . . . . . . . . . . . . . . . .   15
       Section 1.106 OFS  . . . . . . . . . . . . . . . . . . . . . . . . .   15
       Section 1.107 Pending Application  . . . . . . . . . . . . . . . . .   15
       Section 1.108 Permitted Liens  . . . . . . . . . . . . . . . . . . .   15
       Section 1.109 Person   . . . . . . . . . . . . . . . . . . . . . . .   15
       Section 1.110 Preliminary Closing Company Statement of Assets
                     and Assumed Liabilities  . . . . . . . . . . . . . . .   16
       Section 1.111 Purchase Price   . . . . . . . . . . . . . . . . . . .   16
       Section 1.112 Real Property  . . . . . . . . . . . . . . . . . . . .   16
       Section 1.113 Second Closing   . . . . . . . . . . . . . . . . . . .   16
       Section 1.114 Second Closing Assets  . . . . . . . . . . . . . . . .   16
       Section 1.115 Second Closing Assumed Liabilities   . . . . . . . . .   16
       Section 1.116 Second Closing Date  . . . . . . . . . . . . . . . . .   17
       Section 1.117 Site Lease   . . . . . . . . . . . . . . . . . . . . .   17
       Section 1.118 Subsidiary or Subsidiaries   . . . . . . . . . . . . .   17
       Section 1.119 Tax or Taxes   . . . . . . . . . . . . . . . . . . . .   17
       Section 1.120 Videotron  . . . . . . . . . . . . . . . . . . . . . .   17

       Section 1.121 Videotron Agreement  . . . . . . . . . . . . . . . . .   17
       Section 1.122 Videotron Liabilities  . . . . . . . . . . . . . . . .   17
       Section 1.123 Videotron Litigation   . . . . . . . . . . . . . . . .   17
       Section 1.124 Wireless Cable Channels  . . . . . . . . . . . . . . .   17
       Section 1.125 Wireless Cable Systems   . . . . . . . . . . . . . . .   18
       Section 1.126 Working Capital  . . . . . . . . . . . . . . . . . . .   18
       Section 1.127 Yuba City Sub  . . . . . . . . . . . . . . . . . . . .   18

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

       Section 2.01  Purchase and Sale of Assets  . . . . . . . . . . . . .   18
       Section 2.02  Assumed Liabilities  . . . . . . . . . . . . . . . . .   18
       Section 2.03  Adjustments to Purchase Price  . . . . . . . . . . . .   19
       Section 2.04  Escrow   . . . . . . . . . . . . . . . . . . . . . . .   19
       Section 2.05  Closing  . . . . . . . . . . . . . . . . . . . . . . .   20
       Section 2.06  Lakeland/Bradenton Markets Closing   . . . . . . . . .   20
       Section 2.07  Second Closing   . . . . . . . . . . . . . . . . . . .   22
       Section 2.08  Group 2 Markets Closing  . . . . . . . . . . . . . . .   23

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF ATI AND THE COMPANIES

       Section 3.01  Organization and Qualification; Subsidiaries   . . . .   25
       Section 3.02  Authorization; Enforceability  . . . . . . . . . . . .   25
       Section 3.03  Required Filings and Consents  . . . . . . . . . . . .   26
       Section 3.04  No Conflict  . . . . . . . . . . . . . . . . . . . . .   26
       Section 3.05  Environmental Matters  . . . . . . . . . . . . . . . .   27
       Section 3.06  Permits; Compliance  . . . . . . . . . . . . . . . . .   27
       Section 3.07  Company Reports; Financial Statements  . . . . . . . .   28
       Section 3.08  Taxes  . . . . . . . . . . . . . . . . . . . . . . . .   29
       Section 3.09  Litigation   . . . . . . . . . . . . . . . . . . . . .   30
       Section 3.10  Absence of Changes   . . . . . . . . . . . . . . . . .   30
       Section 3.11  Title to and Condition of Assets   . . . . . . . . . .   30
       Section 3.12  Inventory  . . . . . . . . . . . . . . . . . . . . . .   31
       Section 3.13  Books and Records  . . . . . . . . . . . . . . . . . .   31
       Section 3.14  Contracts  . . . . . . . . . . . . . . . . . . . . . .   31
       Section 3.15  Accounts   . . . . . . . . . . . . . . . . . . . . . .   31
       Section 3.16  Real Property  . . . . . . . . . . . . . . . . . . . .   32
       Section 3.17  Labor Matters  . . . . . . . . . . . . . . . . . . . .   32
       Section 3.18  Employee Benefit Plans   . . . . . . . . . . . . . . .   32
       Section 3.19  Fees and Expenses of Brokers and Others  . . . . . . .   33

       Section 3.20  Accuracy of Information  . . . . . . . . . . . . . . .   34
       Section 3.21  Indebtedness   . . . . . . . . . . . . . . . . . . . .   34
       Section 3.22  Transactions With Affiliates   . . . . . . . . . . . .   34
       Section 3.23  FCC Licenses   . . . . . . . . . . . . . . . . . . . .   34
       Section 3.24  ITFS and MDS Lease Agreements  . . . . . . . . . . . .   36
       Section 3.25  Site Leases and Lease Options  . . . . . . . . . . . .   37
       Section 3.26  Interference Consents  . . . . . . . . . . . . . . . .   38
       Section 3.27  Operating Markets  . . . . . . . . . . . . . . . . . .   39
       Section 3.28  Retransmission Consent; Programming Agreements   . . .   39
       Section 3.29  Copyright  . . . . . . . . . . . . . . . . . . . . . .   40
       Section 3.30  Cable Systems  . . . . . . . . . . . . . . . . . . . .   40

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF BELLSOUTH
                                AND BELLSOUTH SUB

       Section 4.01  Organization and Qualification   . . . . . . . . . . .   40
       Section 4.02  Authorization; Enforceability  . . . . . . . . . . . .   41
       Section 4.03  Required Filings and Consents  . . . . . . . . . . . .   41
       Section 4.04  No Conflict  . . . . . . . . . . . . . . . . . . . . .   41
       Section 4.05  Fees and Expenses of Brokers and Others  . . . . . . .   42

                                    ARTICLE V

                                    COVENANTS

       Section 5.01  Conduct of the Businesses of the Wireless
                     Cable Systems  . . . . . . . . . . . . . . . . . . . .   42
       Section 5.02  No Solicitation  . . . . . . . . . . . . . . . . . . .   46
       Section 5.03  Access to Information; Confidentiality Agreement   . .   46
       Section 5.04  Best Efforts   . . . . . . . . . . . . . . . . . . . .   47
       Section 5.05  Consents   . . . . . . . . . . . . . . . . . . . . . .   47
       Section 5.06  Public Announcements   . . . . . . . . . . . . . . . .   48
       Section 5.07  Negotiation of Capacity Leases   . . . . . . . . . . .   48
       Section 5.08  Control of Wireless Cable Systems  . . . . . . . . . .   48
       Section 5.09  HSR Filings  . . . . . . . . . . . . . . . . . . . . .   48
       Section 5.10  Lakeland   . . . . . . . . . . . . . . . . . . . . . .   48
       Section 5.11  Programming and Billing Agreements   . . . . . . . . .   49
       Section 5.12  Maintenance of Subscriber Levels   . . . . . . . . . .   49
       Section 5.13  Certain Interference Consents  . . . . . . . . . . . .   49
       Section 5.14  Updating of Exhibits   . . . . . . . . . . . . . . . .   49

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

       Section 6.01  Conditions Precedent to Each Party's Obligation.   . .   50
       Section 6.02  Conditions Precedent to Obligations of ATI
                     and the Companies  . . . . . . . . . . . . . . . . . .   51
       Section 6.03  Conditions Precedent to Obligations of BellSouth
                     and BellSouth Sub  . . . . . . . . . . . . . . . . . .   52

                                   ARTICLE VII

                      INDEMNITIES AND ADDITIONAL COVENANTS

       Section 7.01  Indemnification by ATI   . . . . . . . . . . . . . . .   55
       Section 7.02  Indemnification by BellSouth   . . . . . . . . . . . .   56
       Section 7.03  Equitable Relief   . . . . . . . . . . . . . . . . . .   57
       Section 7.04  Bulk Sales Compliance  . . . . . . . . . . . . . . . .   58
       Section 7.05  Tax Matters; Allocation of Consideration   . . . . . .   58
       Section 7.06  Employment Matters   . . . . . . . . . . . . . . . . .   58
       Section 7.07  Employee Benefits Plans  . . . . . . . . . . . . . . .   60
       Section 7.08  Transfer Taxes and Fees  . . . . . . . . . . . . . . .   60
       Section 7.09  Additional Instruments   . . . . . . . . . . . . . . .   60
       Section 7.10  Certain Analog Equipment   . . . . . . . . . . . . . .   60
       Section 7.11  Sacramento BTA and Yuba City, California Options   . .   60
       Section 7.12  Compliance with Indenture  . . . . . . . . . . . . . .   61

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

       Section 8.01  Termination  . . . . . . . . . . . . . . . . . . . . .   61
       Section 8.02  Effect of Termination  . . . . . . . . . . . . . . . .   62
       Section 8.03  Amendment  . . . . . . . . . . . . . . . . . . . . . .   62
       Section 8.04  Waiver   . . . . . . . . . . . . . . . . . . . . . . .   62
       Section 8.05  Expenses   . . . . . . . . . . . . . . . . . . . . . .   63

                                   ARTICLE IX

                               GENERAL PROVISIONS

       Section 9.01  Survival of Representations and Warranties
                     and Covenants  . . . . . . . . . . . . . . . . . . . .   63
       Section 9.02  Notices  . . . . . . . . . . . . . . . . . . . . . . .   63
       Section 9.03  Headings   . . . . . . . . . . . . . . . . . . . . . .   64

       Section 9.04  Severability   . . . . . . . . . . . . . . . . . . . .   64
       Section 9.05  Entire Agreement   . . . . . . . . . . . . . . . . . .   64
       Section 9.06  Assignment   . . . . . . . . . . . . . . . . . . . . .   65
       Section 9.07  Parties in Interest  . . . . . . . . . . . . . . . . .   65
       Section 9.08  Failure or Indulgence Not Waiver;
                     Remedies Cumulative  . . . . . . . . . . . . . . . . .   65
       Section 9.09  Governing Law  . . . . . . . . . . . . . . . . . . . .   65
       Section 9.10  Counterparts   . . . . . . . . . . . . . . . . . . . .   65

                                 EXHIBIT INDEX

1.03               Additional Purchase Price
1.08               Assignment and Assumption Agreement
1.15               Bill of Sale
1.34               Company FCC Licenses
1.40               Company Statement of Assets and Assumed Liabilities
1.48(B)            ITFS Airtime Availability
1.48(C)            Interference Agreements
1.49               Equipment
1.64               Group 2 Markets Call Purchase Price
1.77               Group 2 Markets Put Purchase Price
1.80               Inventory
1.94               Lakeland/Bradenton Purchase Price
1.98               LOS Households
1.99(a)            Market Delivery Requirement (Closing Date)
1.99(b)            Market Delivery Requirement (Execution Date)
1.100              Market Delivery Requirement - Post-Closing Date
1.101              Market Facilities
1.108              Permitted Liens
1.111              Purchase Price
1.112              Real Property
2.04               Escrow Agreement
3.01               Subsidiaries of the Companies
3.03               Consents
3.04               Conflicts
3.06               Company Permits
3.08               Taxes
3.09               Litigation
3.10               Changes
3.14               Contracts
3.17               Certain Labor Matters
3.18               Employee Benefit Plans
3.23(a)            FCC Licenses
3.23(b)            Company BTAs and BTA Authorizations
3.23(c)            Operational Exceptions
3.23(d)            Pending Applications
3.23(e)            Exceptions to Filing of Annual FCC Reports
3.24               Capacity Leases
3.25               Site Leases
3.27               Company Operating System Information
3.28(a)            Retransmission Consents
3.28(b)            Programming Agreements
3.29               Certain Copyright Issues

5.01(b)(xiii)      Consent and Estoppel
5.01(b)(xv)        Certain Actions to be Taken Prior to Closing
5.05               Third Party Consents
5.07(a)            Capacity Leases to be Amended or Renewed
5.07(b)            Prospective Capacity Lessors
6.01(c)            Reduction of Purchase Price for Company FCC Licenses Not
                   Assigned at Closing
6.02(f)            Opinions to be Delivered by Hunton & Williams and Walter H.
                   Alford, Esq.
6.03(h)            Covenant Not to Compete and Right of First Refusal
6.03(j)(i)         Opinions to be Delivered by McDermott, Will & Emery
6.03(j)(ii)        Form of Opinion of Gurman, Blask & Freedman, Chartered
6.03(k)            Channel Lease Agreement
6.03(p)            Lakeland/Bradenton Markets Closing Conditions
7.11               Option Agreement

                            ASSET PURCHASE AGREEMENT


              THIS ASSET PURCHASE AGREEMENT dated March 18, 1997 (as it may be amended from time to time, this "Agreement") is made by and among (i) BELLSOUTH CORPORATION, a Georgia corporation ("BellSouth"), (ii) BELLSOUTH WIRELESS CABLE, INC., a Delaware corporation ("BellSouth Sub"), (iii) AMERICAN TELECASTING, INC., a Delaware corporation ("ATI"), and (iv) AMERICAN TELECASTING OF CENTRAL FLORIDA, INC., a Delaware corporation, AMERICAN TELECASTING DEVELOPMENT, INC., a Delaware corporation, AMERICAN TELECASTING OF FORT MYERS, INC., a Delaware corporation, and AMERICAN TELECASTING OF JACKSONVILLE, INC., a Delaware corporation, AMERICAN TELECASTING OF LOUISVILLE, INC., a Delaware corporation, (collectively, the "Companies") and AMERICAN TELECASTING OF YUBA CITY, INC., a Delaware corporation ("Yuba City Sub").

                                    RECITALS

              WHEREAS, ATI and the Companies, wholly owned subsidiaries of ATI, own certain assets relating to the conduct of wireless cable television business in each of the Markets, and Yuba City Sub owns certain assets relating to the conduct of wireless cable television business in Yuba City, California; and

              WHEREAS, ATI and the Companies desire to sell and BellSouth Sub desires to purchase all of ATI's and the Companies' assets relating to the wireless cable television business in the Markets on the terms and conditions set forth herein; and

              WHEREAS, ATI and Yuba City Sub desire to grant an exclusive option to BellSouth and BellSouth Sub to purchase all of ATI's and Yuba City Sub's assets relating to the wireless cable television business in Yuba City, California and the BTA rights in Sacramento, California on the terms and conditions set forth herein; and

              WHEREAS, the Boards of Directors of the Companies, Yuba City Sub and ATI have determined that the acquisition and the option are consistent with and in furtherance of the long-term business strategy of the Companies, Yuba City Sub and ATI and is fair to and in the best interests of the Companies, Yuba City Sub and ATI and have approved and adopted this Agreement and the transactions contemplated hereby; and

              WHEREAS, the Boards of Directors of BellSouth and BellSouth Sub have approved and adopted this Agreement and the transactions contemplated hereby;

              NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the parties hereto agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

       For purposes of this Agreement, the following terms shall have the meanings assigned to them below:

       Section 1.01 Acceptable Authorization. "Acceptable Authorization" shall mean a Company Channel authorized by a license granted by a Final Order and covered by any required certification or notification of completion of construction timely filed with the FCC (or if untimely filed was subsequently accepted by the FCC) (a "Constructed Channel"), or if the construction deadline has not passed, a conditional license or similar authorization (and not a special temporary, experimental or developmental authorization) which is in full force and effect, validly issued, free of conditions (except for such conditions commonly associated with such authorizations), such authorization for facilities having the identical parameters for Market Facilities for the relevant Market set forth in Exhibit 1.101, except for the authorized frequencies or as disclosed in Exhibit 1.101 or Exhibit 3.23(a), not subject to: (a) a pending revocation proceeding; (b) a pending request for waiver of FCC Rule 21.303; or (c) forfeiture for any failure to meet a condition of any instrument of authorization imposed by the FCC; and each Constructed Channel is transmitting video programming to antennas capable of receiving such programming.

       Section 1.02 Accounts. "Accounts" shall mean all accounts receivable, notes receivable, accounts payable and associated rights owned by or obligations of ATI or the Companies, arising in the ordinary course of the business of the Wireless Cable Systems, and identified on the Closing Company Statement of Assets and Assumed Liabilities.

       Section 1.03 Additional Purchase Price. "Additional Purchase Price" shall mean the additional purchase price set forth in Exhibit 1.03, to be paid in immediately available funds pursuant to Section 2.07.

       Section 1.04 Adjusted Purchase Price. "Adjusted Purchase Price" shall mean an amount equal to the Purchase Price, reduced dollar for dollar by the amount of any negative Working Capital.

       Section 1.05 Affiliate. "Affiliate," with respect to any Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

       Section 1.06 Annual FCC Reports. "Annual FCC Reports" shall mean those reports, filings, notices and regulatory fees required to be filed annually with the FCC by licensees, permittees, applicants or operators, including but not limited to reports required by Sections 21.11(a), 21.911, 21.307(d) and
21.920 of FCC Rules.

       Section 1.07 Assets. "Assets" shall mean all of the assets relating to the Wireless Cable Systems of each of ATI and the Companies, including, without limitation, the Accounts, Contracts, Equipment, Inventory and Real Property, all books and records relating to the Wireless Cable Systems and all commercial and multiple dwelling unit wireless cable service and billing agreements (collectively, the "MDU Contracts") relating to the Wireless Cable Systems; provided that Assets shall not include cash or cash equivalents, any intracompany receivables or agreements, any trade names, trademarks or service marks, corporate accounting journals, stock in the Companies, any employee benefit plans, any records of any individual employees who are not hired by BellSouth Sub, corporate records of the Companies, refunds pertaining to tax obligations, or any assets of ATI not used solely for the benefit of the Wireless Cable Systems.

       Section 1.08 Assignment and Assumption Agreement. "Assignment and Assumption Agreement" shall mean the assignment and assumption agreement, substantially similar in form to Exhibit 1.08.

       Section 1.09 Assumed Liabilities. "Assumed Liabilities" shall mean as they relate to the Group 1 Markets the obligations under the Contracts which arise on or after the Closing Date, customer security deposits set forth on the Closing Company Statement of Assets and Assumed Liabilities, any unpaid personal leave pay obligations described in Section 7.06 and set forth on the Closing Company Statement of Assets and Assumed Liabilities, and Accounts set forth on the Closing Company Statement of Assets and Assumed Liabilities and excluding, without limitation, (i) any obligations, other than Accounts, as relate to performance or non-performance prior to the Closing Date, (ii) any liabilities, other than Accounts, under or related to any Contracts which, whether asserted or not and whether matured or not and whether known or not, relate to actions, performance or inaction prior to the Closing Date, (iii) any and all liabilities related to deferred payments or consideration payable by any of the Companies under (A) Section 2.1(a)(iii) of the Agreement and Plan of Merger by and among People's Cable, Inc., ATI and American Telecasting of Central Florida, Inc., dated June 17, 1994, (B) the Asset Purchase Agreement between WJCT, Inc. and American Telecasting, Inc., dated March 2, 1992, and (C) and any other contracts relating to the acquisition by ATI or any of the Companies of any of the Assets related to the Wireless Cable Systems, (iv) any liabilities for accounts payable which did not arise in the ordinary course of business, and (v) the Videotron Liabilities.

       Section 1.10 ATI. "ATI" shall mean American Telecasting, Inc., a Delaware corporation.

       Section 1.11 Basic Subscriber. "Basic Subscriber" means a current subscriber to a Wireless Cable System's regular monthly basic services who has paid for at least one full month of basic service in full without discount, whose service rates are not lower than the rates generally charged in its Market when that subscriber became a subscriber and whose account receivable for such service does not include any balance due for service provided more than 60 days before the date of determination. For bulk rate customers, an equivalent basic unit shall be a Basic Subscriber. The number of equivalent billing units in a Market shall be determined by dividing the total recurring monthly amount billed by the Company in such Market to bulk rate customers by the average monthly basic rate charged to residential customers for regular monthly basic service.

       Section 1.12 BellSouth. "BellSouth" shall mean BellSouth Corporation, a Georgia corporation.

       Section 1.13 BellSouth Material Adverse Effect. "BellSouth Material Adverse Effect" shall have the meaning set forth in Section 4.04.

       Section 1.14 BellSouth Sub. "BellSouth Sub" shall mean BellSouth Wireless Cable, Inc., a Delaware corporation.

       Section 1.15 Bill of Sale. "Bill of Sale" shall mean the bill of sale, substantially similar in form to Exhibit 1.15.

       Section 1.16 BTA. "BTA" shall have the meaning set forth in Section 3.23(b).

       Section 1.17 Business Day. "Business Day" shall mean any day other than (i) a day on which banks in the State of Georgia are authorized or obligated to be closed or (ii) a day the NYSE is closed.

       Section 1.18 Cable Systems. "Cable Systems" shall mean the hard-wire cable systems operating in the Cities of Lakeland and Mulberry and Polk County, Florida pursuant to authority granted by local Governmental Entities and all associated transmission, reception and related equipment and authorizations used or to be used to distribute television, video and other programming to residences and other receive points and any associated interactive or other services operated or proposed to be operated by ATI and the Companies in the Markets.

       Section 1.19 CARS. "CARS" shall mean Cable Television Relay Service as authorized under 47 C.F.R. Section 78.1 et. seq.

       Section 1.20 Capacity Lease. "Capacity Lease" shall have the meaning set forth in Section 3.24.

       Section 1.21 Channel. "Channel" shall mean a 6 MHz wide channel capable of carrying both audio and video signals.

       Section 1.22 Closing. "Closing" shall mean the conference held at the offices of Hunton & Williams in Atlanta, Georgia at 10:00 a.m. on such date determined by the parties in accordance with Section 2.05. The Closing shall be deemed to have occurred at 12:01 a.m. on the Closing Date. All transactions occurring at the Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are complete.

       Section 1.23 Closing Company Statement of Assets and Assumed Liabilities. "Closing Company Statement of Assets and Assumed Liabilities" shall mean the consolidated statement prepared by ATI with respect to the Assets and Assumed Liabilities for the Group 1 Markets in accordance with the principles followed in the Company Statement of Assets and Assumed Liabilities as of the Closing Date and delivered pursuant to Section 2.03; provided that such Closing Company Statement of Assets and Assumed Liabilities shall not include the Lakeland/Bradenton Assets and the Lakeland/Bradenton Assumed Liabilities if such assets and assumed liabilities are not transferred to BellSouth Sub at the Closing. The Closing Company Statement of Assets and Assumed Liabilities shall refer to the number of Basic Subscribers as of the Closing Date.

       Section 1.24 Closing Date. "Closing Date" shall mean the date determined by the parties in accordance with Section 2.05.

       Section 1.25 Commercially Reasonable Best Efforts. "Commercially Reasonable Best Efforts" shall mean those efforts that are commercially reasonable under the circumstances and not inconsistent with a party's legal obligations, but shall not entail (a) any payments (other than payments of such fees as are expressly required to be paid in accordance with the terms of this Agreement or any Contract) to third Persons not affiliated with a party, or (b) the payment of fines or premiums (other than fines or premiums imposed by any Governmental Entity).

       Section 1.26 Communications Act. "Communications Act" shall mean the federal Communications Act of 1934, as amended.

       Section 1.27 Companies. "Companies" shall mean American Telecasting of Central Florida, Inc., American Telecasting Development, Inc., American Telecasting of Fort Myers, Inc., American Telecasting of Jacksonville, Inc., and American Telecasting of Louisville, Inc. and their Subsidiaries, if any.

       Section 1.28 Company Benefit Plans. "Company Benefit Plans" shall have the meaning set forth in Section 3.18.

       Section 1.29 Company BTA Authorizations. "Company BTA Authorizations" shall have the meaning set forth in Section 3.23(b).

       Section 1.30 Company Channel. "Company Channel" shall mean an ITFS or MDS Channel in one of the Markets which,

       (A) if a MDS Channel, either (i) is authorized by the FCC to ATI, the Companies or Patrick D. McConnell and not subject to any lease to or rights inuring in any other entity, or (ii) is leased to ATI or the Companies by a Capacity Lease which is in full force and effect and is enforceable in accordance with its terms, which is not subject to termination at the option of the lessor prior to or at the Closing, the Second Closing, or the Group 2 Markets Closing, as the case may be, and which is not in default or, except as a result of consummation of the transactions contemplated by this Agreement, threatened to be in default; and

       (B) if an ITFS Channel, is leased to ATI or the Companies by a Capacity Lease which shall be in full force and effect and is enforceable in accordance with its terms, which shall not be subject to termination at the option of lessor prior to or at the Closing, the Second Closing, or the Group 2 Markets Closing, as the case may be, and which is not in default or, except as a result of consummation of the transactions contemplated by this Agreement, threatened to be in default.

       Section 1.31 Company Environmental Permits. "Company Environmental Permits" shall have the meaning set forth in Section 3.05.

       Section 1.32 Company ERISA Plan. "Company ERISA Plan" shall have the meaning set forth in Section 3.18.

       Section 1.33 Company FCC Authorizations. "Company FCC Authorizations" shall have the meaning set forth in Section 3.23(a).

       Section 1.34  Company FCC Licenses.  "Company FCC Licenses" shall mean
(a) the Company FCC Authorizations identified on Exhibit 1.34 which are licensed to or acquired by any of ATI, the Companies or Patrick D. McConnell and relating to the Wireless Cable Systems in a Market, and (b) any other such Company FCC Authorizations licensed to or acquired by ATI or the Companies and relating to the Wireless Cable Systems in a Market after the date hereof and before the Closing Date, the Lakeland/Bradenton Markets Closing Date, a Second Closing Date, or a Group 2 Markets Closing Date, as applicable.

       Section 1.35 Company Financial Statements. "Company Financial Statements" shall mean, collectively, the unaudited balance sheets of the Companies as of December 31, 1996 and 1995 and the related unaudited statements of operations for each of the two years in the periods ended December 31, 1996 and 1995, which have been prepared by ATI in accordance with GAAP and copies of which have been previously delivered to BellSouth.

       Section 1.36 Company Material Adverse Effect. "Company Material Adverse Effect" shall have the meaning set forth in Section 3.01.

       Section 1.37 Company Operating Systems. "Company Operating Systems" shall mean all Wireless Cable Systems currently in operation and serving subscribers.

       Section 1.38 Company Permits. "Company Permits" shall have the meaning set forth in Section 3.06(a).

       Section 1.39 Company Reports. "Company Reports" shall have the meaning set forth in Section 3.07.

       Section 1.40 Company Statement of Assets and Assumed Liabilities. "Company Statement of Assets and Assumed Liabilities" shall mean the consolidated statement prepared by ATI with respect to the Assets and the Assumed Liabilities as of December 31, 1996 and set forth on Exhibit 1.40. The Company Statement of Assets and Assumed Liabilities shall refer to the number of Basic Subscribers as of December 31, 1996.

       Section 1.41 Competing Transaction. "Competing Transaction" shall have the meaning set forth in Section 5.02.

       Section 1.42 Confidentiality Agreement. "Confidentiality Agreement" shall mean the Nondisclosure Agreement between BellSouth Sub and ATI dated August 19, 1996.

       Section 1.43 Constructed Channel. "Constructed Channel" shall have the meaning set forth in Section 1.01.

       Section 1.44 Contracts. "Contracts" shall mean all contracts, including MDU Contracts, agreements, leases (including, without limitation, the Capacity Leases and the Site Leases), licenses (including, without limitation, the Company FCC Authorizations and the FCC authorizations required for BellSouth to operate the Wireless Cable Systems), written or oral, relating to the Wireless Cable Systems, to which ATI or any of the Companies is a party or by which ATI or any of the Companies or any of their properties is bound; excluding those to which ATI is a party and which are not solely for the benefit of the Wireless Cable Systems, agreements relating to the loan dated February 26, 1996 by Banque Indosuez to ATI, [*].

       Section 1.45 Copyright Office. "Copyright Office" shall mean the Copyright Office, the Library of Congress, the Registrar of Copyrights, the Copyright Tribunal and any successor government agency performing functions similar to those performed by the foregoing on the date hereof.

       Section 1.46 Current Assets. "Current Assets" shall mean items of the type identified as current assets on the Company Statement of Assets and Assumed Liabilities, determined in accordance with GAAP. Current Assets shall not include any prepaid sales commissions.

       Section 1.47 Current Liabilities. "Current Liabilities" shall mean items of the type identified as current liabilities on the Company Statement of Assets and Assumed Liabilities, determined in accordance with GAAP, and shall also include annual personal leave pay obligations assumed by BellSouth pursuant to Section 7.06, customer security deposits and deferred revenues.

       Section 1.48 Delivered Digital-Ready Channel. "Delivered Digital-Ready Channel" shall mean a Wireless Cable Channel subject to an Acceptable Authorization that:

       (A) if an MDS Channel, transmission capacity thereon is available full-time to ATI or the Companies under a Capacity Lease which, in BellSouth's reasonable judgment, allocates the full capacity of the Channel at all times to ATI or the Companies on a non-common carrier basis (or an application to change status to non-common carrier is pending at the FCC), free of any rights in the lessor to recapture any use of the Channel, except as required by FCC Rules, or, if licensed to ATI, the Companies or Patrick D. McConnell, may be used by ATI or the Companies full-time, in each case without violating any contractual rights of third Persons;

       (B) if an ITFS Channel, transmission capacity thereon is available to ATI or the Companies under a Capacity Lease which allocates no more than that amount of the transmission capacity set forth on Exhibit 1.48(B) to the holder of the Company FCC Authorization therefor, and which, in BellSouth's reasonable judgment, allocates all remaining transmission capacity to ATI or the Company, free from any further contractual rights as it relates to the Capacity Lease for such licensee to recapture additional air time or transmission capacity, except as described in
       Exhibit 1.48(B) or as required by FCC Rules;

       (C) is not subject to any agreement, and was not authorized pursuant to any existing and expressed or implied undertaking, which requires or could require the Channel to operate with carrier offset, to time-share with any Person other than the licensee, to cease or curtail operations, or to accept less than a 45 dB desired-to-undesired signal ratio anywhere within a 35 mile radius of its transmitter site, except with regard to Company Channels between or among Group 1 Markets or as set forth on Exhibit 1.48(C);

       (D) is not required by its FCC authorization to use carrier offset; and

       (E) if the Channel is made available to ATI or the Companies by a Capacity Lease, such Capacity Lease, in BellSouth's reasonable judgment,
       (i) obligates the lessor to
       seek FCC authorization of the digital emission of the Channel or to seek any modification of its authorization necessary to improve or enhance the Company's business or is the subject of a Pending Application seeking digital authority or an authorization issued by the FCC that grants digital authority, and (ii) allows ATI or the Companies to operate the Channel for the duration of the Capacity Lease with a digital transmission system selected by ATI or the Companies without a material increase in the payment terms under such Capacity Lease.

       Notwithstanding the foregoing, Delivered Digital-Ready Channels also shall include any Wireless Cable Channel acquired or leased by BellSouth or any Affiliate thereof in a Market between the date of this Agreement and the Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as the case may be.

       Section 1.49 Equipment. "Equipment" shall mean the equipment, machinery, furniture, fixtures, vehicles, furnishings, parts, tools, engineering and other items of tangible personal property owned or leased by ATI or the Companies and relating to the Wireless Cable Systems, including the Equipment set forth on Exhibit 1.49, which Exhibit shall be adjusted to reflect changes in the ordinary course through the Closing Date, as permitted by
Article V.

       Section 1.50 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       Section 1.51 Escrow Agent. "Escrow Agent" shall mean Crestar Bank, a Virginia banking corporation.

       Section 1.52 Escrow Agreement. "Escrow Agreement" shall have the meaning set forth in Section 2.04(a).

       Section 1.53 Escrow Fund. "Escrow Fund" shall mean the cash in the amount of $9,000,000 (if the Lakeland/Bradenton Closing Conditions have been satisfied as of the Closing Date) or [*] (if the Lakeland/Bradenton Closing Conditions have not been satisfied as of the Closing Date), as the case may be, to be deposited by BellSouth with the Escrow Agent in accordance with Section 2.04, plus interest earned in accordance with the Escrow Agreement.

       Section 1.54 Exchange Act. "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations as promulgated thereunder.

       Section 1.55  Expenses.  "Expenses" shall have the meaning set forth in
Section 8.05(b).

       Section 1.56 FCC. "FCC" shall mean the Federal Communications Commission or any successor governmental entity that has jurisdiction over the matters which, as of the date hereof, are within the jurisdiction of the FCC.

       Section 1.57 FCC Rules. "FCC Rules" shall mean the rules, regulations and published policies and orders of the FCC.

       Section 1.58 Final Order. "Final Order" shall mean an order or action of the FCC which is effective, which is not subject to any timely-filed petition for reconsideration, petition to deny, application for review, notice of appeal, or petition for writ of certiorari, or other appeal or objection filed within the period allowed by Section 1.117 of the FCC Rules for the FCC's review on its own motion of the order or action and as to which such period has expired.

       Section 1.59 GAAP. "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

       Section 1.60 Governmental Entity. "Governmental Entity" shall have the meaning set forth in Section 3.03.

       Section 1.61 Group 1 Markets. "Group 1 Markets" shall mean the Bradenton, Daytona Beach, Fort Myers, Jacksonville, Lakeland, Miami and Orlando, Florida and Louisville, Kentucky wireless cable markets.

       Section 1.62 Group 2 Markets. "Group 2 Markets" shall mean the Naples and Sebring, Florida wireless cable markets.

       Section 1.63 Group 2 Markets Call. "Group 2 Markets Call" shall have the meaning set forth in Section 2.08(a)(i).

       Section 1.64 Group 2 Markets Call Purchase Price. "Group 2 Markets Call Purchase Price" shall mean the purchase price set forth on Exhibit 1.64, to be paid in immediately available funds pursuant to Section 2.08.

       Section 1.65 Group 2 Markets Closing. "Group 2 Markets Closing" shall mean a conference held at the offices of Hunton & Williams in Atlanta, Georgia at 10:00 a.m. on such date or dates determined by the parties in accordance with Section 2.08. All transactions occurring at a Group 2 Markets Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are complete.

       Section 1.66 Group 2 Markets Closing Assets. "Group 2 Markets Closing Assets" shall mean all Assets relating to the Wireless Cable Systems in the Markets as to which a particular Group 2 Markets Closing relate.

       Section 1.67 Group 2 Markets Closing Assumed Liabilities. "Group 2 Markets Closing Assumed Liabilities" shall mean the obligations under the Contracts to be assumed by BellSouth Sub relating to the applicable Group 2 Closing Assets which arise on or after the applicable Group 2 Markets Closing Date and excluding, without limitation, (i) any obligations as relate to performance or non-performance prior to the applicable Group 2 Markets Closing Date, (ii) any liabilities under or related to any Contracts which, whether asserted or not and whether matured or not and whether known or not, relate to actions, performance or inaction prior to the applicable Group 2 Markets Closing Date, (iii) the Videotron Liabilities, and (iv) any liabilities for the construction of such facilities necessary to serve South Florida Community College's receive site at the DeSoto Center in Arcadia, Florida as required by the terms of the Capacity Lease with South Florida Community College for the Sebring B-Group Channels.

       Section 1.68 Group 2 Markets Closing Conditions. "Group 2 Markets Closing Conditions" shall mean the following conditions as they are applicable to the transactions contemplated by the applicable Group 2 Markets Closing
Date: with respect to the obligation of each party to consummate the transactions contemplated to occur on the applicable Group 2 Markets Closing Date, the conditions set forth in Section 6.01; with respect to the obligations of ATI and the Companies to consummate the transactions contemplated on the applicable Group 2 Markets Closing Date, the conditions set forth in Section 6.02; and with respect to the obligations of BellSouth to consummate the transactions contemplated on the applicable Group 2 Markets Closing Date, the conditions set forth in Section 6.03 (other than Sections 6.03(b), (h), (l) and
(n)).

       Section 1.69 Group 2 Markets Closing Date. "Group 2 Markets Closing Date" shall mean a date or dates for consummation of a transaction contemplated by Section 2.08 determined in accordance with Section 2.08.

       Section 1.70 Group 2 Markets Covenants. "Group 2 Markets Covenants" shall have the meaning set forth in the initial sentence of Article V.

       Section 1.71  [Intentionally Omitted].

       Section 1.72  [Intentionally Omitted].

       Section 1.73 Group 2 Markets Escrow Fund. "Group 2 Markets Escrow Fund" shall mean cash in the amount of 10% of the applicable Group 2 Markets Call Purchase Price, Group 2 Markets Minimum Purchase Price or Group 2 Markets Put Purchase Price to be deposited by BellSouth with the Escrow Agent in accordance with Section 2.08, plus interest earned in accordance with the Escrow Agreement.

       Section 1.74 Group 2 Markets Minimum Purchase Price. "Group 2 Markets Minimum Purchase Price" shall mean [*] with respect to the Naples Market and

[*] with respect to the Sebring Market, to be paid in immediately available funds pursuant to Section 2.08.

       Section 1.75  [Intentionally Omitted].

       Section 1.76 Group 2 Markets Put. "Group 2 Markets Put" shall have the meaning set forth in Section 2.08(a)(ii).

       Section 1.77 Group 2 Markets Put Purchase Price. "Group 2 Markets Put Purchase Price" shall have the meaning set forth in Exhibit 1.77, to be paid in immediately available funds pursuant to Section 2.08.

       Section 1.78 Group 2 Markets Termination Date. "Group 2 Markets Termination Date" shall mean the earlier of the date this Agreement is terminated in accordance with Section 8.01 or the 30th day after the second anniversary date of the Closing Date.

       Section 1.79 HSR Act. "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

       Section 1.80 Inventory. "Inventory" shall mean all inventories of goods and supplies owned by ATI or the Companies and relating to the Wireless Cable Systems as set forth on Exhibit 1.80 which Exhibit shall be adjusted to reflect changes in the ordinary course through the Closing Date, as permitted by Article V.

       Section 1.81 ITFS. "ITFS" shall mean the Instructional Television Fixed Service as regulated pursuant to 47 C.F.R. Section 74.901 et. seq.

       Section 1.82 Knowledge of ATI. "Knowledge of ATI" shall mean the actual knowledge, after due and reasonable inquiry, of any officer of ATI or the Companies, including Ned A'Bell and Jon D. Brown.

       Section 1.83  Lakeland/Bradenton Adjusted Purchase Price.
"Lakeland/Bradenton Adjusted Purchase Price" shall mean an amount equal to the Lakeland/Bradenton Purchase Price, reduced dollar for dollar by the amount of any negative Lakeland/Bradenton Working Capital.

       Section 1.84 Lakeland/Bradenton Assets. "Lakeland/Bradenton Assets" shall mean all Assets relating to the Wireless Cable Systems in both the Bradenton Market and the Lakeland Market.

       Section 1.85  Lakeland/Bradenton Assumed Liabilities.
"Lakeland/Bradenton Assumed Liabilities" shall mean the obligations under the Contracts to be assumed by BellSouth Sub relating to the Lakeland/Bradenton Assets which arise on or after the Lakeland/Bradenton Markets Closing Date, customer security deposits set forth on the

Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities, any unpaid personal leave pay obligations relating to the Bradenton and Lakeland Markets described in Section 7.06 and set forth on the Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities, and Accounts set forth on the Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities, and excluding, without limitation, (i) any obligations, other than Accounts, as relate to performance or non-performance prior to the Lakeland/Bradenton Markets Closing Date, (ii) any liabilities, other than Accounts, under or related to any Contracts which, whether asserted or not and whether matured or not and whether known or not, relate to actions, performance or inaction prior to the Lakeland/Bradenton Markets Closing Date,
(iii) any and all liabilities related to deferred payments or consideration payable by any of the Companies under (A) Section 2.1(a)(iii) of the Agreement and Plan of Merger by and among People's Cable, Inc., ATI and American Telecasting of Central Florida, Inc., dated June 17, 1994, (B) the Asset Purchase Agreement between WJCT, Inc. and American Telecasting, Inc., dated March 2, 1992, and (C) and any other contracts relating to the acquisition by ATI or any of the Companies of any of the Assets related to the Wireless Cable Systems, (iv) any liabilities for accounts payable which did not arise in the ordinary course of business, and (v) the Videotron Liabilities.

       Section 1.86 Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities. "Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities" shall mean the consolidated statement prepared by ATI with respect to the Lakeland/Bradenton Assets and Lakeland/Bradenton Assumed Liabilities in accordance with the principles followed in the Company Statement of Assets and Assumed Liabilities as of the Lakeland/Bradenton Markets Closing Date and delivered pursuant to Section 2.06. The Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities shall refer to the number of Basic Subscribers as of the Lakeland/Bradenton Markets Closing Date.

       Section 1.87  Lakeland/Bradenton Closing Conditions.
"Lakeland/Bradenton Closing Conditions" shall mean the conditions set forth in
Section 6.03(p).

       Section 1.88  [Intentionally Omitted].

       Section 1.89  [Intentionally Omitted].

       Section 1.90 Lakeland/Bradenton Markets Closing. "Lakeland/Bradenton Markets Closing" shall mean a conference held at the offices of Hunton & Williams in Atlanta, Georgia at 10:00 a.m. on such date or dates determined by the parties in accordance with Section 2.06. All transactions occurring at the Lakeland/Bradenton Markets Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are complete.

       Section 1.91  Lakeland/Bradenton Markets Closing Date.
"Lakeland/Bradenton Markets Closing Date" shall mean the date determined by the parties in accordance with Section 2.06.

       Section 1.92  Lakeland/Bradenton Markets Escrow Fund.
"Lakeland/Bradenton Markets Escrow Fund" shall mean cash in the amount of [*] to be deposited by BellSouth with the Escrow Agent in accordance with Section 2.06, plus interest earned in accordance with the Escrow Agreement.

       Section 1.93 Lakeland/Bradenton Preliminary Closing Company Statement of Assets and Assumed Liabilities. "Lakeland/Bradenton Preliminary Closing Company Statement of Assets and Assumed Liabilities" shall mean the statement prepared by ATI with respect to the Lakeland/Bradenton Assets and the Lakeland/Bradenton Assumed Liabilities in accordance with the principles followed in the Company Statement of Assets and Assumed Liabilities as of the last day of the month preceding the Lakeland/Bradenton Markets Closing Date and delivered pursuant to Section 2.06. The Lakeland/Bradenton Preliminary Closing Company Statement of Assets and Assumed Liabilities shall refer to the number of Basic Subscribers as of such date.

       Section 1.94 Lakeland/Bradenton Purchase Price. "Lakeland/Bradenton Purchase Price" shall mean the purchase price for the Bradenton and Lakeland Markets set forth in Exhibit 1.94, subject to adjustment as provided in Section 2.06(c), to be paid in immediately available funds pursuant to Section 2.06.

       Section 1.95 Lakeland/Bradenton Working Capital. "Lakeland/Bradenton Working Capital" shall mean Current Assets that are Lakeland/Bradenton Assets less Current Liabilities that are Lakeland/Bradenton Assumed Liabilities.

       Section 1.96  Law.  "Law" shall have the meaning set forth in Section
3.04.

       Section 1.97 Lien. "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset and, for the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or any other form of title retention agreement relating to such asset.

       Section 1.98 LOS Households. "LOS Households" shall mean line-of-sight households for certain of the Markets, as set forth on Exhibit 1.98.

       Section 1.99 Market Delivery Requirement. "Market Delivery Requirement" shall mean, with respect to each Market identified on Exhibit 1.99(a), the existence of such number of Delivered Digital-Ready Channels in such Market identified in such Exhibit 1.99(a), as of the Closing Date. The parties hereby acknowledge and agree that, as of the date of this Agreement, and absent a material change to a Channel as of the Closing Date, the authorizations and number of Channels that would constitute Delivered Digital-Ready Channels for purposes of the Market Delivery Requirement in each such Market are as set forth in Exhibit 1.99(b).

       Section 1.100 Market Delivery Requirement--Post-Closing Date. "Market Delivery Requirement--Post-Closing Date" shall mean, with respect to the Daytona Beach, Fort Myers, Jacksonville, Lakeland and Louisville Markets, the existence of such number of Delivered Digital-Ready Channels, inclusive of the Channels delivered pursuant to the Market Delivery Requirement in such Markets, as set forth in Exhibit 1.100, as of a date prior to one year following the Closing Date.

       Section 1.101 Market Facilities. "Market Facilities" shall mean, for an indicated Market, those technical and operational characteristics authorized by the FCC set forth for such Market in Exhibit 1.101.

       Section 1.102 Markets. "Markets" shall mean the Group 1 Markets and the Group 2 Markets.

       Section 1.103 MDS. "MDS" shall mean the Multipoint Distribution Service, including Multichannel Multipoint Distribution Service Channels, consisting of the E-Group Channels, F-group Channels, H-group Channels, Channel 1, Channel 2 and Channel 2A as set forth in 47 C.F.R. Section 21.901.

       Section 1.104 MDU Contracts. "MDU Contracts" shall have the meaning set forth in Section 1.07.

       Section 1.105 NYSE.  "NYSE" shall mean the New York Stock Exchange.

       Section 1.106 OFS. "OFS" shall mean the Private Operational Fixed Microwave Service as set forth in 47 C.F.R. Section 94.1 et. seq.

       Section 1.107 Pending Application. "Pending Application" shall have the meaning set forth in Section 3.23(d).

       Section 1.108 Permitted Liens. "Permitted Liens" shall mean those Liens and other matters affecting the Assets, the Second Closing Assets or the Group 2 Markets Closing Assets that are specifically listed on Exhibit 1.108, and liens for taxes not yet due.

       Section 1.109 Person. "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as determined under Section 13(d) of the Exchange Act).

       Section 1.110 Preliminary Closing Company Statement of Assets and Assumed Liabilities. "Preliminary Closing Company Statement of Assets and Assumed Liabilities" shall mean the statement prepared by ATI with respect to the Assets and the Assumed Liabilities for the Group 1 Markets in accordance with the principles followed in the Company Statement of Assets and Assumed Liabilities as of the last day of the month preceding the Closing Date and delivered pursuant to Section 2.03; provided that such Preliminary Closing Company Statement of Assets and Assumed Liabilities shall not include the Lakeland/Bradenton Assets and the Lakeland/Bradenton Assumed Liabilities if such assets and assumed liabilities are not transferred to BellSouth Sub at the Closing. The Preliminary Closing Company Statement of Assets and Assumed Liabilities shall refer to the number of Basic Subscribers as of such date.

       Section 1.111 Purchase Price. "Purchase Price" shall mean the purchase price set forth in Exhibit 1.111, subject to adjustment as provided in Section 6.01(c), to be paid in immediately available funds pursuant to Article II.

       Section 1.112 Real Property. "Real Property" shall mean the real property relating to the Wireless Cable Systems owned or leased by ATI or the Companies as of the Closing Date, together with the improvements located thereon, including all appurtenant rights, claims and interests, all of such Real Property being listed on Exhibit 1.112, which Exhibit shall be adjusted to reflect changes in the ordinary course through the Closing Date, as permitted by Article V.

       Section 1.113 Second Closing. "Second Closing" shall mean a conference held at the offices of Hunton & Williams in Atlanta, Georgia at 10:00 a.m. on such date or dates determined by the parties in accordance with Section 2.07. All transactions occurring at a Second Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are complete.

       Section 1.114 Second Closing Assets. "Second Closing Assets" shall mean, with respect to any one or more of the Group 1 Markets identified in
Exhibit 1.100, the Assets which satisfy the additional Delivered Digital-Ready Channels required by the Market Delivery Requirement--Post-Closing Date for the applicable Group 1 Market or Group 1 Markets.

       Section 1.115 Second Closing Assumed Liabilities. "Second Closing Assumed Liabilities" shall mean the obligations under the Contracts relating to the applicable Second Closing Assets which arise on or after the applicable Second Closing Date and excluding (i) any obligations as relate to performance or non-performance prior to the applicable Second Closing Date and (ii) any liabilities under or related to any Contracts which, whether asserted or not and whether matured or not and whether known or not, relate to actions, performance or inaction prior to the applicable Second Closing Date.

       Section 1.116 Second Closing Date. "Second Closing Date" shall mean a date or dates determined by the parties in accordance with Section 2.07.

       Section 1.117 Site Lease. "Site Lease" shall have the meaning set forth in Section 3.25(a).

       Section 1.118 Subsidiary or Subsidiaries. "Subsidiary" or "Subsidiaries" of ATI, the Companies, BellSouth, BellSouth Sub, or any other Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the Companies, BellSouth, BellSouth Sub or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests.

       Section 1.119 Tax or Taxes. "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies or assessments payable to any federal, state, local or foreign taxing authority or agency including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind and (iii) interest, penalties and additions to tax imposed with respect thereto.

       Section 1.120 Videotron. "Videotron" shall mean Videotron (Bay Area), Inc. and its successors and assigns under the Videotron Agreement.

       Section 1.121 Videotron Agreement. "Videotron Agreement" shall mean the agreement between Videotron (Bay Area), Inc. and ATI, dated July 21, 1995, as originally executed and delivered.

       Section 1.122 Videotron Liabilities. "Videotron Liabilities" shall mean any liabilities relating to the Videotron Agreement arising prior to an assignment of the Videotron Agreement in accordance with Exhibit 6.03(p), except that Videotron Liabilities shall not include those obligations to perform under such agreement after the Closing or the Lakeland/Bradenton Markets Closing, as applicable.

       Section 1.123 Videotron Litigation. "Videotron Litigation" shall mean any and all litigation against or affecting any of ATI or the Companies or any properties or rights of ATI or the Companies and relating to the Videotron Agreement.

       Section 1.124 Wireless Cable Channels. "Wireless Cable Channels" shall mean ITFS Channels and MDS Channels.

       Section 1.125 Wireless Cable Systems. "Wireless Cable Systems" shall mean ITFS Channels, MDS Channels and associated transmission, reception and related equipment and authorizations used or to be used to distribute television, video and other programming to residences and other receive points and any associated interactive or other services operated or proposed to be operated by ATI and the Companies in the Markets.

       Section 1.126 Working Capital. "Working Capital" for the Group 1 Markets shall mean Current Assets less Current Liabilities that are Assumed Liabilities; provided, that Working Capital shall not include Current Assets and Current Liabilities that are Lakeland/Bradenton Assets or Lakeland/Bradenton Assumed Liabilities if such assets and assumed liabilities are not transferred to BellSouth Sub at the Closing.

       Section 1.127 Yuba City Sub. "Yuba City Sub" shall mean American Telecasting of Yuba City, Inc. and its subsidiaries, if any.


                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS

       Section 2.01  Purchase and Sale of Assets.

              (a) Subject to the terms and conditions of this Agreement, on the Closing Date, ATI and the Companies shall sell, convey, transfer, assign and deliver to BellSouth Sub, by deed, bill of sale, assignment or other appropriate instrument, free and clear of all Liens, except for the Permitted Liens, the Assets (except those MDU Contracts that are not assignable because a necessary consent to such assignment has not been obtained) relating to the Group 1 Markets. Subject to the terms and conditions of this Agreement, on the Closing Date, ATI and the Companies shall assign to BellSouth Sub all of their rights under the Contracts (except those MDU Contracts that are not assignable because a necessary consent to such assignment has not been obtained) and the Company FCC Licenses relating to the Group 1 Markets.

              (b) Subject to the terms and conditions of this Agreement, on the Closing Date, BellSouth shall deliver to ATI the Purchase Price, less the amount of the Escrow Fund, in full payment for the Assets relating to the Group 1 Markets.

       Section 2.02  Assumed Liabilities.   Subject to the terms and conditions
of this Agreement, on the Closing Date, BellSouth Sub shall assume the Assumed Liabilities. Except for the Assumed Liabilities, BellSouth and BellSouth Sub do not and will not assume any liability or obligation of any kind of ATI or the Companies, or any obligation relating to the Wireless Cable Systems or the use of the Assets prior to the Closing, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise. ATI agrees to indemnify against and holds BellSouth and BellSouth Sub harmless as provided in Section 7.01 hereof from any such liability or obligation of ATI or Companies not specifically transferred to and assumed by BellSouth Sub. BellSouth shall not be a successor or alter ego of or joint employer or venturer with ATI or the Companies.

       Section 2.03  Adjustments to Purchase Price.

              (a) On the Closing Date, ATI shall deliver to BellSouth and BellSouth Sub the Preliminary Closing Company Statement of Assets and Assumed Liabilities. Such Preliminary Closing Company Statement of Assets and Assumed Liabilities shall (i) include the amount of Working Capital and (ii) identify the Assumed Liabilities. Within 45 days following the Closing Date, ATI shall deliver to BellSouth and BellSouth Sub a draft Closing Company Statement of Assets and Assumed Liabilities. Such draft Closing Company Statement of Assets and Assumed Liabilities shall (i) include the amount of Working Capital and
(ii) identify the Assumed Liabilities, as of the Closing Date. If BellSouth shall have any objections to the draft Closing Company Statement of Assets and Assumed Liabilities, it will deliver a notice describing in detail its objections to ATI within 10 Business Days after receiving the draft Closing Company Statement of Assets and Assumed Liabilities. BellSouth and ATI will use their Commercially Reasonable Best Efforts to resolve any such objections. If a final resolution is not obtained within 10 Business Days after ATI has received the notice of objections, BellSouth and ATI will select an accounting firm mutually acceptable to them to resolve any remaining objections. ATI will revise the draft Closing Company Statement of Assets and Assumed Liabilities as appropriate to reflect the resolution of BellSouth's objections (as agreed upon by the parties or as directed by such accounting firm) and deliver it to BellSouth within five Business Days after the resolution of such objections. Such revised Closing Company Statement of Assets and Assumed Liabilities prepared by ATI shall constitute the Closing Company Statement of Assets and Assumed Liabilities. To the extent that the Adjusted Purchase Price is less than the Purchase Price, the parties agree to jointly notify the Escrow Agent that the portion of the Escrow Fund attributable to a reduction in the Purchase Price shall be released to BellSouth in accordance with the terms of the Escrow Agreement.

              (b) During the preparation of the Closing Company Statement of Assets and Assumed Liabilities, BellSouth Sub shall provide ATI full access to the books, records, facilities and employees of BellSouth Sub and shall cooperate fully in the preparation of the Closing Company Statement of Assets and Assumed Liabilities.

       Section 2.04  Escrow.

              (a) Subject to the terms and conditions of this Agreement, on the Closing Date BellSouth will deposit the Escrow Fund with the Escrow Agent in accordance with the terms of this Agreement and the escrow agreement, substantially in the form attached as Exhibit 2.04 hereto (the "Escrow Agreement").

              (b) To the extent that any indemnity amounts are to be paid pursuant to Section 7.01 hereof, such amounts shall be payable to BellSouth initially from the Escrow Fund, and thereafter by ATI as provided in Section
7.01. Within 12 months after the Closing Date, the Escrow Agent shall release amounts of the Escrow Fund remaining with the Escrow Agent to ATI or BellSouth as provided in the Escrow Agreement.

       Section 2.05 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated hereby will take place as promptly as practicable on a date mutually agreed to by ATI and by BellSouth (and in any event within 10 Business Days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Hunton & Williams, NationsBank Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, but not later than September 19, 1997 or December 19, 1997 as provided in Article VIII unless otherwise mutually agreed by the parties.

       Section 2.06  Lakeland/Bradenton Markets Closing.

              (a)    If the Lakeland/Bradenton Closing Conditions set forth in
Exhibit 6.03(p) have not been satisfied as of the Closing Date, ATI and the Companies shall transfer the Assets and Assumed Liabilities relating to the Daytona Beach, Fort Myers, Jacksonville, Miami, Orlando and Louisville Markets, but shall not transfer the Lakeland/Bradenton Assets and the Lakeland/Bradenton Assumed Liabilities, to BellSouth Sub in accordance with Section 2.01 and
Section 2.02. In no event shall ATI and the Companies transfer any Assets or Assumed Liabilities of the Bradenton Market or the Lakeland Market to BellSouth Sub without transferring the Lakeland/Bradenton Assets and Lakeland/Bradenton Assumed Liabilities for both the Bradenton Market and the Lakeland Market to BellSouth Sub. To the extent that the Lakeland/Bradenton Closing Conditions have been satisfied as of a date prior to 24 months following the Closing Date, BellSouth shall pay the Lakeland/Bradenton Purchase Price. To the extent that the Lakeland/Bradenton Closing Conditions have not been satisfied within 24 months from the Closing Date, no closing shall occur with respect to the Bradenton Market or the Lakeland Market.

              (b) Subject to the terms and conditions of this Agreement, on the Lakeland/Bradenton Markets Closing Date, ATI and the Companies shall sell, convey, transfer, assign and deliver to BellSouth Sub, by deed, bill of sale, assignment or other appropriate instrument, free and clear of all Liens, except for the Permitted Liens, the Lakeland/Bradenton Assets (except those MDU Contracts that are not assignable because a necessary consent to such assignment has not been obtained). Subject to the terms and conditions of this Agreement, on the Lakeland/Bradenton Markets Closing Date, ATI and the Companies shall assign to BellSouth Sub all of their rights under the Contracts (except those MDU Contracts that are not assignable because a necessary consent to such assignment has not been obtained) and the Company FCC Licenses relating to the Lakeland/Bradenton Assets.

              (c) Subject to the terms and conditions of this Agreement, on the Lakeland/Bradenton Markets Closing Date, BellSouth shall deliver to ATI the Lakeland/Bradenton Purchase Price in full payment for the Lakeland/Bradenton Assets. On the Lakeland/Bradenton Markets Closing Date, ATI shall deliver to BellSouth and BellSouth Sub the Lakeland/Bradenton Preliminary Closing Company Statement of Assets and Assumed Liabilities. Such Lakeland/Bradenton Preliminary Closing Company Statement of Assets and Assumed Liabilities shall
(i) include the amount of Lakeland/Bradenton Working Capital and (ii) identify the Lakeland/Bradenton Assumed Liabilities. Within 45 days following the Lakeland/Bradenton Markets Closing Date, ATI shall deliver to BellSouth and BellSouth Sub a draft Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities. Such draft Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities shall (i) include the amount of Lakeland/Bradenton Working Capital and (ii) identify the Lakeland/Bradenton Assumed Liabilities, as of the Lakeland/Bradenton Markets Closing Date. If BellSouth shall have any objections to the draft Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities, it will deliver a notice describing in detail its objections to ATI within 10 Business Days after receiving the draft Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities. BellSouth and ATI will use their Commercially Reasonable Best Efforts to resolve any such objections. If a final resolution is not obtained within 10 Business Days after ATI has received the notice of objections, BellSouth and ATI will select an accounting firm mutually acceptable to them to resolve any remaining objections. ATI will revise the draft Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities as appropriate to reflect the resolution of BellSouth's objections (as agreed upon by the parties or as directed by such accounting firm) and deliver it to BellSouth within five Business Days after the resolution of such objections. Such revised Lakeland/Bradenton Closing Company Statement of Assets and Assumed Liabilities prepared by ATI shall constitute the Closing Company Statement of Assets and Assumed Liabilities with respect to the Lakeland/Bradenton Assets and Lakeland/Bradenton Assumed Liabilities. To the extent that the Lakeland/Bradenton Adjusted Purchase Price is less than the Lakeland/Bradenton Purchase Price, the parties agree to jointly notify the Escrow Agent that the portion of the Lakeland/Bradenton Markets Escrow Fund attributable to a reduction in the Lakeland/Bradenton Purchase Price shall be released to BellSouth in accordance with the terms of the Escrow Agreement.

              (d) On the Lakeland/Bradenton Markets Closing Date, BellSouth Sub shall assume the applicable Lakeland/Bradenton Assumed Liabilities. Except for the Assumed Liabilities, the Lakeland/Bradenton Assumed Liabilities, the applicable Second Closing Assumed Liabilities and any Group 2 Market Assumed Liabilities, BellSouth and BellSouth Sub do not and will not assume any liability or obligation of any kind of ATI or the Companies, or any obligation relating to the Lakeland/Bradenton Assets, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise. ATI agrees to indemnify against and holds BellSouth and BellSouth Sub harmless as provided in Section 7.01 hereof from any such liability or obligation of ATI or the Companies not specifically transferred to and assumed by BellSouth Sub.

              (e) Subject to the satisfaction or waiver of the conditions set forth in Article VI with respect to the Bradenton and Lakeland Markets, the consummation of the transactions contemplated by this Section 2.06 for the Bradenton and Lakeland Markets will take place as promptly as practicable on a date mutually agreed to by ATI and by BellSouth (and in any event within 10 Business Days) after satisfaction or waiver of the conditions set forth in
Article VI with respect to the Bradenton and Lakeland Markets, at the offices of Hunton & Williams, NationsBank Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, but not later than 24 months after the Closing Date unless otherwise mutually agreed by the parties.

              (f) Subject to the terms and conditions of this Agreement, on the Lakeland/Bradenton Markets Closing Date BellSouth will deposit the Lakeland/Bradenton Markets Escrow Fund with the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement. To the extent that any indemnity amounts are to be paid pursuant to Section 7.01 hereof, such amounts shall be payable to BellSouth initially from the Lakeland/Bradenton Markets Escrow Fund, and thereafter by ATI as provided in Section 7.01. Within 12 months after the Lakeland/Bradenton Markets Closing Date, the Escrow Agent shall release amounts of the Lakeland/Bradenton Markets Escrow Fund remaining with the Escrow Agent to ATI or BellSouth as provided in the Escrow Agreement.

       Section 2.07  Second Closing.

              (a) If the Market Delivery Requirement--Post-Closing Date in any one or more of the Group 1 Markets identified in Exhibit 1.100 is satisfied as of a date prior to one year following the Closing Date (or with respect to the Lakeland Market, if a Lakeland/Bradenton Markets Closing occurs, 24 months following the Closing Date), BellSouth shall pay the Additional Purchase Price with respect to the applicable Group 1 Market or Group 1 Markets; provided, that with respect to the Bradenton and Lakeland Markets the Market Delivery Requirement--Post-Closing Date shall not be deemed to have been satisfied if no closing has occurred on the Lakeland/Bradenton Assets. To the extent that the Market Delivery Requirement--Post-Closing Date with respect to a particular Group 1 Market is not satisfied within one year from the Closing Date (or with respect to the Lakeland Market, if a Lakeland/Bradenton Markets Closing occurs, 24 months following the Closing Date), no Additional Purchase Price shall be paid with respect to that Group 1 Market.

              (b) Subject to the terms and conditions of this Agreement, on a Second Closing Date, ATI and the Companies shall sell, convey, transfer, assign and deliver to BellSouth Sub, by deed, bill of sale, assignment or other appropriate instrument, free and clear of all Liens, except for the Permitted Liens, the Second Closing Assets with respect to the particular Group 1 Market as to which the Market Delivery Requirement--Post-Closing Date has been satisfied. Subject to the terms and conditions of this Agreement, on the applicable Second Closing Date, ATI and the Companies shall assign to BellSouth Sub all of their rights under the Contracts and the Company FCC Licenses relating to the applicable Second Closing Assets.

              (c) Subject to the terms and conditions of this Agreement, on the applicable Second Closing Date, BellSouth shall deliver to ATI the Additional Purchase Price related to the applicable Group 1 Market in full payment for the applicable Second Closing Assets being acquired on such Second Closing Date.

              (d) On the applicable Second Closing Date, BellSouth Sub shall assume the applicable Second Closing Assumed Liabilities. Except for the Assumed Liabilities, any Lakeland/Bradenton Assumed Liabilities, the applicable Second Closing Assumed Liabilities and any Group 2 Market Assumed Liabilities, BellSouth and BellSouth Sub do not and will not assume any liability or obligation of any kind of ATI or the Companies, or any obligation relating to the applicable Second Closing Assets, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise. ATI agrees to indemnify against and holds BellSouth and BellSouth Sub harmless as provided in Section 7.01 hereof from any such liability or obligation of ATI or the Companies not specifically transferred to and assumed by BellSouth Sub.

              (e) Subject to the satisfaction or waiver of the conditions set forth in Article VI with respect to a particular Group 1 Market identified on Exhibit 1.100 as to which the Market Delivery Requirement--Post-Closing Date has been satisfied, the consummation of the transactions contemplated by this
Section 2.07 for such Group 1 Market will take place as promptly as practicable on a date mutually agreed to by ATI and by BellSouth (and in any event within 10 Business Days) after satisfaction or waiver of the conditions set forth in
Article VI with respect to such Group 1 Market, at the offices of Hunton & Williams, NationsBank Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, but not later than one year after the Closing Date (or with respect to the Lakeland Market, if a Lakeland/Bradenton Markets Closing occurs, 24 months following the Closing Date) unless otherwise mutually agreed by the parties.

       Section 2.08  Group 2 Markets Closing.

              (a)    (i)    At any time prior to the date that is 24 months
       following the Closing Date, BellSouth shall have the right (the "Group 2 Markets Call") to acquire the Assets relating to any Group 2 Market in exchange for payment of the Group 2 Markets Call Purchase Price with respect to such Group 2 Market or Group 2 Markets.

                     (ii) At any time prior to the date that is 24 months following the Closing Date, ATI shall have the right (the "Group 2 Markets Put") to require BellSouth to acquire the Assets relating to any Group 2 Market in exchange for payment of the Group 2 Markets Put Purchase Price with respect to such Group 2 Market or Group 2 Markets.

A Group 2 Markets Closing shall not occur prior to the Closing. At least 30 days prior to a closing under Section 2.08(e), ATI will confirm the representations and warranties with respect to the applicable Group 2 Market with respect to which such Group 2 Markets Closing is intended to be held, and provide all related exhibits.

              (b) Subject to the terms and conditions of this Agreement, on a Group 2 Markets Closing Date, ATI and the Companies shall sell, convey, transfer, assign and deliver to BellSouth Sub, by deed, bill of sale, assignment or other appropriate instrument, free and clear of all Liens, except for the Permitted Liens, the Group 2 Markets Closing Assets (except those MDU Contracts that are not assignable because a necessary consent to such assignment has not been obtained) with respect to a particular Group 2 Market as to which such Group 2 Markets Closing is being held. Subject to the terms and conditions of this Agreement, on the applicable Group 2 Markets Closing Date, ATI and the Companies shall assign to BellSouth Sub all of their rights under the Contracts (except those MDU Contracts that are not assignable because a necessary consent to such assignment has not been obtained) and the Company FCC Licenses relating to the applicable Group 2 Markets Closing Assets.

              (c) Subject to the terms and conditions of this Agreement, on the applicable Group 2 Markets Closing Date, BellSouth shall deliver to ATI the applicable Group 2 Markets Call Purchase Price, the Group 2 Markets Minimum Purchase Price or the Group 2 Markets Put Purchase Price, as applicable, in full payment for the applicable Group 2 Markets Closing Assets being acquired on such Group 2 Markets Closing Date.

              (d) On the applicable Group 2 Markets Closing Date, BellSouth Sub shall assume the applicable Group 2 Closing Assumed Liabilities. Except for the applicable Group 2 Markets Closing Assumed Liabilities, the Assumed Liabilities, any Lakeland/Bradenton Assumed Liabilities and any Second Closing Assumed Liabilities, BellSouth and BellSouth Sub do not and will not assume any liability or obligation of any kind of ATI or the Companies, or any obligation relating to the applicable Group 2 Markets Closing Assets, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise. ATI agrees to indemnify against and holds BellSouth and BellSouth Sub harmless as provided in Section 7.01 hereof from any such liability or obligation of ATI or the Companies not specifically transferred to and assumed by BellSouth Sub.

              (e) Subject to the satisfaction or waiver of the Group 2 Markets Closing Conditions, the consummation of the transactions contemplated by this Section 2.08 for such Group 2 Market will take place on: (i) with respect to a closing pursuant to Section 2.08(a)(i), the date 90 days following BellSouth's exercise of the Group 2 Markets Call, or a date or dates, if applicable, mutually agreed to by ATI and by BellSouth (and in any event within 10 Business Days) after satisfaction or waiver of the Group 2 Markets Closing Conditions with respect to such Group 2 Market; or (ii) with respect to a closing pursuant to Section 2.08(a)(ii), the date 90 days following ATI's exercise of the Group 2 Markets Put or a date or dates, if applicable, mutually agreed to by ATI and by BellSouth (and in any event within 10 Business Days) after satisfaction or waiver of the Group 2 Markets Closing Conditions with respect to such Group 2 Market. The consummation of the transactions contemplated by this Section 2.08 for such Group 2 Market will take place on the applicable Group 2 Markets Closing Date, at the offices of Hunton & Williams, NationsBank Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308.

              (f) Subject to the terms and conditions of this Agreement, on the applicable Group 2 Markets Closing Date BellSouth will deposit the applicable Group 2 Markets Escrow Fund with the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement. To the extent that any indemnity amounts are to be paid pursuant to Section 7.01 hereof, such amounts shall be payable to BellSouth initially from the Group 2 Markets Escrow Fund, and thereafter by ATI as provided in Section 7.01. Within six months of the last Group 2 Markets Closing Date, the Escrow Agent shall release amounts of the Group 2 Markets Escrow Fund remaining with the Escrow Agent to ATI or BellSouth as provided in the Escrow Agreement.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ATI AND THE COMPANIES

       Each of ATI and the Companies jointly represents and warrants to BellSouth and BellSouth Sub (such representations and warranties being made (a) with respect to a Group 1 Market as of the date hereof and (b) with respect to a Group 2 Market as of a date 30 days prior to the Group 2 Markets Closing Date with respect to such Group 2 Market) that:

       Section 3.01 Organization and Qualification; Subsidiaries. Each of ATI and the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Companies is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the assets, financial condition, business or operations of the Wireless Cable Systems. Exhibit 3.01 constitutes a true, correct and complete list of all of the Subsidiaries of the Companies.

       Section 3.02 Authorization; Enforceability. Each of ATI and the Companies has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated to be consummated by it. The execution and delivery of this Agreement by each of ATI and the Companies and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of ATI or the Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and all of the other documents and instruments required hereby have been duly executed and delivered by each of ATI and the Companies and, assuming the due authorization, execution and delivery hereof by BellSouth and BellSouth Sub, constitute the legal, valid and binding obligations of each of ATI and the Companies enforceable in accordance with their respective terms.

       Section 3.03 Required Filings and Consents. Neither the execution and delivery of this Agreement by ATI and the Companies, nor the performance of this Agreement by ATI and the Companies does or will require any of ATI or the Companies to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to any federal, state, local or foreign government, authority, agency, department, bureau, court, commission or other body, office or instrumentality (individually a "Governmental Entity" and collectively, "Governmental Entities"), except for applicable requirements, if any, of (i) the Communications Act and FCC Rules, (ii) the HSR Act, and (iii) state securities, "Blue Sky" or takeover laws. Except as set forth on Exhibit
3.03 or with respect to MDU Contracts, there is no requirement that any party to any Contract consent to the execution and delivery of, or the consummation of the transactions contemplated by this Agreement. The consummation of the transactions contemplated hereby will not result in a material change in any rights or obligations of the parties to any Contract.

       Section 3.04 No Conflict. Neither the execution and delivery of this Agreement by ATI and the Companies nor the performance of this Agreement by ATI and the Companies does or will (a) conflict with or violate any of the articles of incorporation or bylaws, partnership or organizational documents, in each case as amended or restated, of any of ATI or the Companies, (b) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, treaty, published policy or guideline, regulation, order, judgment or decree (individually a "Law" and collectively, "Laws") applicable to any of ATI or the Companies, or by which any of the properties of any of ATI or the Companies are bound or to which any of its properties are subject, except for those consents and approvals set forth on Exhibit 5.05, (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of any of ATI or the Companies pursuant to any Contract or, any other note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of ATI or the Companies is a party or by which any of ATI, the Companies or any of their respective properties are bound or to which any of their respective properties are subject, except as set forth in Exhibit 3.04 and for such violations, conflicts, defaults or breaches which would not, singly or in the aggregate, have a Company Material Adverse Effect.

       Section 3.05 Environmental Matters. Each of ATI and the Companies possesses all environmental permits, licenses, approvals and authorizations ("Company Environmental Permits") which are required under applicable Environmental Law with respect to the conduct of the business of the Wireless Cable Systems. Each of ATI and the Companies has conducted the business of the Wireless Cable Systems in compliance with such Company Environmental Permits and applicable Environmental Law. No claim has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by (a) any Governmental Entity with respect to the handling, treatment, use, storage, recycling, transportation, disposal or Release of any Hazardous Materials at any location in connection with the conduct of the business of the Wireless Cable Systems by ATI and the Companies or (b) any third party relating to personal injuries resulting from the Release of any Hazardous Materials by ATI or the Companies in connection with the conduct of the Wireless Cable Systems. Except as permitted by Environmental Law, neither ATI nor any of the Companies has used, treated, transported, generated or handled any Hazardous Materials in connection with the conduct of the business of the Wireless Cable Systems. For purposes of this Agreement,
(i) "Environmental Law" means all applicable current federal, state, and local, civil and criminal laws, statutes, ordinances, codes, permits, permit conditions, rules and regulations and common law rights of action relating to the protection of the environment and human health and safety including, without limitation, laws governing the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials including, without limitation, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, as each of the foregoing may be amended, (ii) "Hazardous Materials" means petroleum and petroleum products, radioactive materials, ionizing and non-ionizing radiation including without limitation electro-magnetic fields, pesticides, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and products containing lead and any materials or substances defined as or included in the definition of "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "toxic pollutants," "pollutants," "contaminants," "solid wastes" or "regulated substances" under any applicable Environmental Law and (iii) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the environment.

       Section 3.06  Permits; Compliance.

              (a) Except [*] as set forth on Exhibit 3.06, each of ATI and the Companies is in possession of all grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, leases, rights and orders necessary to own, lease and operate the Wireless Cable Systems and to carry on its business as it is now being conducted (collectively, the "Company Permits") and all of the Company Permits are in full force and effect and enforceable in accordance with their terms, except for such terminations, revocations, limitations or impairments which would not, singly or in the aggregate, have a Company Material Adverse Effect. Except [*] the terms of such Company Permits are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the Wireless Cable Systems as presently conducted or proposed to be conducted, other than restrictions or conditions generally applicable to Company Permits of that type. Except as set forth on Exhibit 3.06 [*] there is no action, proceeding or investigation pending or, to the Knowledge of ATI, threatened, regarding suspension, termination, revocation or cancellation of any of the Company Permits. None of the Company Permits will terminate or lapse by reason of the transactions contemplated by this Agreement. Neither ATI nor any of the Companies has reason to believe that any Company Permit in effect on the date hereof will not be renewed in the ordinary course.

              (b) Exhibit 3.06 hereto sets forth a list of all material Company Permits, except for the Capacity Leases listed in Exhibit 3.24, the Company FCC Authorizations listed in Exhibit 3.23(a), the Site Leases listed in
Exhibit 3.25, the interference and related agreements listed in Exhibit 1.48(C) and the MDU Contracts.

              (c) Except [*] as set forth on Exhibit 3.06, neither ATI nor any of the Companies: (i) is in material conflict with, default or violation of the Communications Act, FCC Rules, any Company Permit or any other Laws applicable to the Wireless Cable Systems, and there exist no conditions or circumstances which could result in such a material conflict, default or violation; or (ii) has received from any Governmental Entity any notification with respect to such possible conflicts, defaults or violations of Laws.

       Section 3.07  Company Reports; Financial Statements.

              (a) Each of ATI and the Companies has filed in a timely manner all forms, reports, statements and other documents required to be filed with any Governmental Entities [*] relating to the Wireless Cable Systems (all such forms, reports, statements and other documents being referred to herein, collectively, the "Company Reports"), except where the failure to file such Company Reports would not have a Company Material Adverse Effect. The Company Reports, including all Company Reports filed after the date of this Agreement and prior to the Closing Date, were or will be prepared in substantial accordance with the requirements of applicable Law and did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (b) The Company Financial Statements including, without limitation, such financial statements previously delivered to BellSouth (including, in each case, any related notes thereto) are or will be in accordance with and have been or will be derived from the books and records of the Companies, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, for normal recurring year-end audit adjustments), and fairly present or will fairly present in accordance with GAAP throughout the periods involved (except to the extent required by changes in GAAP) the financial position of the Companies as of the respective dates thereof and the results of operations and cash flows for the periods set forth therein.

       Section 3.08  Taxes.  Except as set forth on Exhibit 3.08 hereto:

              (a) each of ATI and the Companies has timely filed or caused to be filed all Tax returns required to have been filed by or for it on or before the Closing Date (including, without limitation, information returns and reports) that relate to the Wireless Cable Systems, except for such returns and reports for which the failure to so file would not singly or in the aggregate have a Company Material Adverse Effect, and all information set forth in such Tax returns is true, correct and complete in all material respects;

              (b) each of ATI and the Companies has paid or made adequate provision on its books and records in accordance with GAAP for (or with respect to returns or reports not yet filed but due to be filed prior to the Closing Date, before the Closing Date the Companies or ATI will pay or the Companies will make adequate provision for) all Taxes covered by such Tax returns;

              (c) each of ATI and the Companies is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign laws;

              (d) there is not a material amount of unpaid Taxes due and payable by ATI or the Companies or by any other person that is or could become a lien on any asset of, or otherwise have a Company Material Adverse Effect on, the Wireless Cable Systems or that otherwise could materially adversely affect the ownership or use of the Assets or that could cause BellSouth to incur any liability, and no such unpaid tax deficiency has been asserted against or with respect to ATI or the Companies by any taxing authority;

              (e) none of the Assets are subject to a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code as in effect before amendment by the Tax Reform Act of 1984 and the regulations thereunder; and

              (f) none of ATI and the Companies is a "foreign person" for purposes of Section 1445 of the Code.

       Section 3.09  Litigation.

              (a) Except as set forth in Exhibit 3.09 hereto, there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including, without limitation, actions or proceedings seeking injunctive relief and any other action or proceeding of any nature before any Governmental Entity), pending or, to the Knowledge of ATI, threatened against or affecting any of ATI or the Companies and relating to any of the Wireless Cable Systems, or any properties or rights of any of ATI or the Companies and relating to any of the Wireless Cable Systems. Neither ATI nor any of the Companies is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the Knowledge of ATI, investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator relating to the Wireless Cable Systems including, without limitation, cease-and-desist or other orders.

              (b) Neither ATI nor any of the Companies has admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law of any jurisdiction.

       Section 3.10  Absence of Changes.  Except as specifically disclosed in
Exhibit 3.10 hereto, since December 31, 1995, neither ATI nor any of the Companies has suffered any change in its business, financial condition or results of operations that has had or will have a Company Material Adverse Effect. Except as disclosed in Exhibit 3.10, there has not been since December 31, 1995 any damage, destruction or loss, whether covered by insurance or not, which has had or will have a Company Material Adverse Effect.

       Section 3.11 Title to and Condition of Assets. Except as stated in either of the two disclosure letters from ATI to BellSouth dated the date hereof, the Assets constitute all material assets necessary for each of ATI and the Companies to own, lease and operate its properties and to carry on the business of the Wireless Cable Systems. As of the date hereof, each of ATI and the Companies own, and as of the Closing Date, the Lakeland/Bradenton Markets Closing Date, the Second Closing Date or Group 2 Markets Closing Date, as applicable, each of ATI and the Companies will own, good, valid and marketable title to all of the Assets, the Lakeland/Bradenton Assets, the Second Closing Assets and the Group 2 Markets Assets, as applicable (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all Liens or other restrictions, except the Permitted Liens or as required by Capacity Leases or FCC Rules or as contemplated by the loan dated February 26, 1996 by Banque Indosuez to ATI. [*] the Assets, together with all assets held by the Companies under leases, include all tangible and intangible assets, Contracts and rights necessary or required for the operation of each of the Wireless Cable Systems. Except as stated in Exhibit 1.112, neither ATI nor any of the Companies owns any right, title or interest in any real property relating to the Wireless Cable Systems. Upon delivery of the Assets and payment therefor pursuant hereto, good, valid and marketable title to the Assets, free and clear of any and all Liens or other restrictions except the Permitted Liens or as required by Capacity Leases or FCC Rules, will pass to BellSouth Sub.

       Section 3.12 Inventory. The Inventory is useable in the ordinary course of business of ATI and the Companies as heretofore conducted. The Inventory shall be of substantially the same quality at the Closing Date as at November 30, 1996.

       Section 3.13 Books and Records. The books and records of each of the Wireless Cable Systems are true, correct and complete in all material respects and each of ATI and the Companies have made available to BellSouth and BellSouth Sub for examination the originals or true, correct and complete copies of all documents material to the business of the Wireless Cable Systems and all other documents that BellSouth and BellSouth Sub have requested in connection with the transactions contemplated by this Agreement.

       Section 3.14 Contracts. Exhibit 3.14 hereto lists all of the material Contracts other than the MDU Contracts and Contracts identified in other exhibits hereto. True, correct and complete copies of each of such Contracts have been delivered to BellSouth. Each of the Contracts is in full force and effect, is enforceable in accordance with its terms and is a valid, legal and binding obligation of ATI or the Companies, as the case may be, and, to the Knowledge of ATI, the other parties thereto. Each of ATI and the Companies has performed in a timely manner each material term, covenant and condition of each Contract that is to be performed by it and as of the Closing Date each of ATI and the Companies will be current in payment of all liabilities incurred under such Contracts, except for such breaches, violations or defaults which would not, singly or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of ATI, no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default under any of such Contracts. To the Knowledge of ATI, no party to any material Contract intends to cancel, terminate or exercise any option under any of such Contracts. To the Knowledge of ATI, there is no matter that adversely affects, or would adversely affect, any Contract that, individually or in the aggregate, has had or would have a Company Material Adverse Effect.
       Section 3.15 Accounts. The Accounts all have arisen from bona fide transactions in the ordinary course of business, and there are no offsets or credits that should have been applied against the Accounts that have not been applied. To the Knowledge of ATI, none of the accounts receivable are in dispute or subject to any reduction or counterclaim, except as may be required under FCC rate re-regulations.

       Section 3.16 Real Property. Exhibit 1.112 is a true, correct and complete list of all Real Property.

       Section 3.17 Labor Matters. Except as described in Exhibit 3.17, with respect to employees of the Companies (i) to the Knowledge of ATI, no senior executive, key employee or group of employees has any plans to terminate employment with any of the Companies, (ii) there is no unfair labor practice charge or complaint against any of the Companies pending or, to the Knowledge of ATI, threatened before the National Labor Relations Board or any other comparable authority, (iii) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of ATI, no claims therefor exist or have been threatened, and (iv) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of ATI, proposed or threatened against any of the Companies relating to employment, employment practices, terms and conditions of employment or wages and hours.

       None of the Companies has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and none of the Companies has recognized any Labor Organization as the collective bargaining representative of any of its employees. No union representation petition is pending before the National Labor Relations Board and, to the Knowledge of ATI, there is no union organizing activity involving the employees of any of the Companies.

       Section 3.18 Employee Benefit Plans. For purposes of this Section, the term "Company Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, stock bonus, stock purchase, restricted stock, stock appreciation rights, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise and whether oral or written, all medical, vision, dental and other health plans, all disability benefits and plans, all life insurance and death benefit plans, and all other employee benefit plans or fringe benefit plans, whether oral or written, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by any of ATI or the Companies or affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan."

       No Company Benefit Plan is or has been a multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. As to each Company ERISA Plan which is intended to be qualified (within the meaning of Sections 401(a) and 501(a) of the Code), ATI and the Companies have either received or timely applied for a favorable determination letter from the Internal Revenue Service confirming the tax-qualified status of each such Plan for each year each such Plan has been in existence, and no circumstances exist which would adversely affect such qualification. All Company Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which could have a Company Material Adverse Effect. No Company ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) involving any Company ERISA Plan has occurred that would subject the Company to any penalty or tax under Section 502(i) of ERISA or Section 4975 of the Code. ATI and the Companies will not be obligated to make any "excess parachute payments" within the meaning of Section 280G of the Code or, except as contemplated by Section 7.06, any severance payments as a result of the transactions provided for in this Agreement. ATI and the Companies have never represented, promised, or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided with life insurance or employee welfare benefit plan benefits (within the meaning of Section 3(1) of ERISA) upon retirement or termination of employment, other than continuation coverage as required by Section 601 of ERISA, and neither ATI or the Companies nor any Company Benefit Plans have any liability with respect to any such benefits.

       Exhibit 3.18 is a true, correct and complete list of all Company Benefit Plans and each trust related thereto. ATI and the Companies have provided BellSouth with access to true, correct and complete copies of each governing document (including, if applicable, any related trust document), agreement or, if the plan is not written, the terms of the Plan, for each Company Benefit Plan, together with the most recent summary plan description, annual report and audited financial statement for each such plan and the actuarial report for any Company Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan.

       Section 3.19 Fees and Expenses of Brokers and Others. Neither ATI nor the Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that ATI has engaged Gerard Klauer Mattison & Co., LLC to represent it in connection with such transactions, and ATI shall pay all of Gerard Klauer Mattison & Co., LLC's fees and expenses when due, in connection with such engagement.

       Section 3.20 Accuracy of Information. Neither this Agreement nor any other document provided by any of ATI or the Companies or their employees or agents to BellSouth in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

       Section 3.21 Indebtedness. None of the Wireless Cable Systems shall have any short or long-term debt or other obligation for money borrowed as of the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date and shall not have any liabilities, contingent or otherwise, except as set forth on the Closing Company Statement of Assets and Assumed Liabilities.

       Section 3.22 Transactions With Affiliates. The Contracts do not include any obligation or commitment between any of the Companies or ATI and any Affiliate; the Assets do not include any receivable or other obligation or commitment from an Affiliate to any of the Companies or ATI; and the liabilities reflected on the Closing Company Statement of Assets and Assumed Liabilities do not include any obligation or commitment to any Affiliate.

       Section 3.23  FCC Licenses.

              (a) Set forth in Exhibit 3.23(a) hereto is a true, correct and complete list of certain information (set forth below) for each MDS Channel authorization, ITFS Channel authorization, CARS authorization, Company BTA Authorization, earth station authorization, OFS authorization and any other authorization (other than private business radio authorizations) used or useful with respect to the Wireless Cable Systems granted and issued by the FCC to any of ATI or the Companies or subject to a Capacity Lease (the "Company FCC Authorizations," which term shall include all such authorizations held by any of ATI or the Companies relating to each of the Wireless Cable Systems or which become subject to a Capacity Lease after the date hereof). For each such Company FCC Authorization, such exhibit sets forth the (i) name of the authorized licensee, (ii) FCC call sign, (iii) authorized channel(s), (iv) construction certification date (if such date has not passed), (v) date on which the most recent certification or notification of completion of construction, as appropriate, was filed with the FCC, (vi) license expiration date, and (vii) if subject to a Capacity Lease, the Company which is the lessee under such Capacity Lease. Except as set forth on Exhibit 1.101, each MDS Channel and ITFS Channel is authorized for facilities having identical parameters to the Market Facilities for its Markets set forth on Exhibit 1.101. Except [*] as set forth in Exhibit 3.23(a), the grant, renewal or assignment of each Company FCC Authorization to the existing licensee thereof was approved by the FCC by Final Order and, to the Knowledge of ATI, each such Company FCC Authorization is unimpaired by any act or omission of any such licensee or the Companies. Except as set forth in Exhibit 3.23(a) [*] with respect to the Company FCC Licenses, there is no complaint, inquiry, investigation or proceeding pending before the FCC or, to the Knowledge of ATI, threatened, which, if determined as requested by the moving party or as indicated in any document initiating any inquiry, investigation or proceeding, could result in the revocation, modification, restriction, cancellation, termination, non-renewal or other action which is adverse to ATI or the Companies, or the imposition of a monetary forfeiture. Except as set forth in Exhibit 3.23(a) [*] with respect to the Company FCC Authorizations subject to a Capacity Lease, to the Knowledge of ATI, there is no complaint, inquiry, investigation or proceeding pending before the FCC or threatened, which, if determined as requested by the moving party or as indicated in any document initiating any inquiry, investigation or proceeding, could result in the revocation, modification, restriction, cancellation, termination, non-renewal or other action which is adverse to ATI or the Companies, or the imposition of a monetary forfeiture. True, correct and complete copies of all Company FCC Authorizations, as modified, have been provided to BellSouth.

              (b) Exhibit 3.23(b) sets forth a true, correct and complete list of certain information (set forth below) for all MDS Basic Trading Areas ("BTAs") relating to the Markets for which any of ATI or the Companies have been granted by Final Order and issued an MDS authorization by the FCC (the "Company BTA Authorizations"). Exhibit 3.23(b) sets forth for each BTA Authorization (i) the name of the BTA, (ii) the build-out deadline, and (iii) the expiration date of such Company BTA Authorization. ATI or the Companies have made payment in full to Rand McNally & Company for use of the terms "Basic Trading Area" and "BTA." True, correct and complete copies of all Company BTA Authorizations have been provided to BellSouth.

              (c) Except [*] or as set forth in Exhibit 3.23(a): (i) the facilities subject to a Company FCC Authorization listed on Exhibit 3.23(a), if a Constructed Channel, are operating and at all times since ATI or the Companies first had use of the Channel under the Capacity Lease or held the FCC authorization therefor have operated consistent with the FCC authorization therefor, the Communications Act and FCC Rules, and (ii) to the Knowledge of ATI, such Constructed Channels so operated prior to such time. Except [*] or
Exhibit 3.23(c), ATI or the Companies is not transmitting from or otherwise operating any facility that is not the subject of a Company FCC Authorization. Except as stated on Exhibit 3.23(c), none of the facilities subject to a Company FCC Authorization, (i) is subject to any agreement which requires or could require the Channel to operate with technical facilities different than those authorized (unless such requirement is required by FCC Rules or is typical of such agreements), to cease operation, or, other than Channel use reserved by the lessors under the Capacity Leases, to limit the hours of operation or to accept interference, (ii) is authorized pursuant to authorization which is subject to challenge before the United States Court of Appeals, or (iii) is subject to any lease, sub-lease or any agreement to make it available to a third party. Except as stated on Exhibit 3.23(a), to the Knowledge of ATI, no Channel listed on such exhibit is subject to: (X) a revocation proceeding, or (Y) a pending request for waiver of Section
21.303 (if an MDS Channel). Each Constructed Channel is transmitting video programming to antennas capable of receiving such programming. No H-group Channel listed on such exhibit is regulated under Part 101 of the FCC Rules or is not regulated under Part 21 of the FCC Rules.

              (d) Exhibit 3.23(d) is a true, correct and complete list of certain information (set forth below) for all pending applications (the "Pending Applications") for new MDS and ITFS station authorizations, modification of MDS and ITFS station authorizations, extensions of time to construct MDS and ITFS stations and renewal of ITFS and MDS station authorizations in a Market filed by any of ATI or the Companies or subject to any Capacity Lease in a Market. Except as set forth on Exhibit 3.23(d), each Pending Application, if an MDS application, complies with Sections 21.5, 21.6,
21.7 and 21.11 of FCC Rules and if an ITFS application, complies with Sections 74.911(c)(1), 73.3500, 73.3511 and 73.3513 of FCC Rules, and if a modification application, to the Knowledge of ATI, such application represents that the proposal is consistent with the requirement to protect adjacent and co-channel stations and auction winners for adjacent BTAs from harmful interference as defined by FCC Rules. Except as set forth on Exhibit 3.23(d), no such application (i) is subject to any informal objection or petition to deny; (ii) proposes facilities that the FCC has advised ATI or the Companies or, to the Knowledge of ATI, the applicant, that are predicted to cause impermissible interference as determined by FCC Rule 74.903 or 21.902, as applicable; (iii) relies upon any consent or acceptance of the interference that would be created by such proposed facility, except with regard to Company Channels in the Group 1 Markets; or (iv) proposes carrier offset to limit either caused or received interference. Exhibit 3.23(d) is a true, correct and complete list for each Pending Application of (i) the name of the applicant, (ii) the FCC file number,
(iii) the proposed channel(s), and (iv) the general purposes of such applications. True, correct and complete copies of all Pending Applications, as amended or supplemented, have been provided to BellSouth.

              (e) Except as [*] since ATI or the Companies first had use of the Channel under a Capacity Lease or held an FCC authorization for the
Channel: (i) each of ATI and the Companies and, to the Knowledge of ATI, each lessor has timely filed all Annual FCC Reports relating to such Wireless Cable Systems, except as set forth in Exhibit 3.23(e) or to the extent that the failure to timely file such Annual FCC Reports will not have a Company Material Adverse Effect and (ii) each such Annual FCC Report filed by ATI or the Companies, and to the Knowledge of ATI each other Annual FCC Report, is true, correct and complete.

       Section 3.24 ITFS and MDS Lease Agreements. Exhibit 3.24 is a true, correct and complete list of all agreements currently in force with respect to the lease to or lease by any of ATI or the Companies of MDS or ITFS station transmission capacity or licenses, including any such agreement with respect to station capacity where the station has not yet been authorized, relating to any of the Wireless Cable Systems (the "Capacity Leases," which term shall include each such agreement acquired by any of ATI or the Companies, when acquired, after the date hereof). Each Capacity Lease is in full force and effect. To the Knowledge of ATI, except as set forth on
Exhibit 3.24, each Capacity Lease meets all requirements of law and regulation, and is enforceable in accordance with its terms except as such enforceability may be limited by receivership, insolvency and debtor relief laws. Exhibit
3.24 sets forth for each Capacity Lease a true, correct and complete description of: (i) the name of the lessor; (ii) the channels to which any of ATI or the Companies has the right to use transmission capacity; and (iii) any obligations continuing after the non-renewal, expiration or termination of such Capacity Lease. There has been no event or circumstances which will give any right to any party to increase, change or materially adversely modify any usage of any Channel under any Capacity Lease, except as specifically set forth in the terms of such Capacity Lease. Except for airtime described in the Capacity Leases, either ATI or one of the Companies has the sole right to use the Channels under each Capacity Lease required to conduct its business as currently conducted. To the Knowledge of ATI, (other than the terms of each Capacity Lease and FCC Rules limiting the duration of such Capacity Leases) there are no facts or circumstances that might (whether with or without notice, lapse of time or the occurrence of any other event) reasonably give rise to the issuance of any such notice or which might preclude the renewal of such Capacity Leases in the normal course in accordance with their terms. There is no default, and to the Knowledge of ATI, no party has threatened default, under any Capacity Lease and the consummation of the transactions contemplated by this Agreement, subject to the receipt of the consents of lessors which are listed on Exhibit 5.05, will not cause any default of any Capacity Lease. Except as set forth on Exhibit 3.24, no party to any Capacity Lease has claimed, and to the Knowledge of ATI, no party has threatened, in any written or oral statement to any of ATI or the Companies that such party has a right to terminate the Capacity Lease prior to or at the Closing, the Second Closing or the Group 2 Markets Closing, as the case may be, or to seek damages against any of ATI or the Companies for the violation by any of ATI or the Companies of such lease. No party to any Capacity Lease requires the consent of any third party (other than FCC) to make the lease binding and enforceable against such party in accordance with its terms or to deprive such party of the right to void the lease. True, correct and complete copies of all Capacity Leases, as amended, have been provided to BellSouth.

       Section 3.25  Site Leases and Lease Options.

              (a) Set forth on Exhibit 3.25 is a true, correct and complete list of the transmitter site leases held by each of ATI or the Companies relating to each of the Wireless Cable Systems (a "Site Lease," which term shall include each of ATI's and the Companies's transmitter Site Leases acquired by any of ATI or the Companies, when acquired, after the date hereof relating to each of the Wireless Cable Systems). Except as set forth on
Exhibit 3.25, each Site Lease is in full force and effect and is enforceable in accordance with its terms. There is no default of any Site Lease, and no party to any Site Lease has given the other party thereto any notice of default thereunder, except as identified on Exhibit 3.25. Except as stated on Exhibit 3.25, the consummation of the transactions contemplated by this

Agreement will not cause a default under any Site Lease. Exhibit 3.25 accurately sets forth, for each Site Lease, the parties, the location of the real property subject thereto, the rental and the term. True, correct and complete copies of all Site Leases, as amended, have been provided to BellSouth.

              (b) To the Knowledge of ATI, none of the real property subject to any Site Lease is subject to any condemnation proceeding; no lease or use of any such real property exists which would interfere with the use of such property as contemplated in any Site Lease for the property; there is no existing written notice covering future condemnation thereof; and, to the Knowledge of ATI, no such real property will be condemned or subject to condemnation proceedings.

              (c) To the Knowledge of ATI, the real property described in each Site Lease is of sufficient size so as to permit the erection of a guyed tower of the size contemplated in the FCC authorizations for ITFS and MDS stations authorized by the FCC to be built or that exist at that real property or contemplated in pending applications to the FCC for such authorizations. To the Knowledge of ATI, neither the erection of any such tower, nor the construction of a utility building adjacent thereto, nor the operation of ITFS or MDS radio stations at any such site will violate the provisions of any applicable building codes, fire regulations, building restrictions, land use regulations, safety regulations, environmental regulations, deed covenants, agreement, zoning, or other governmental ordinances, orders or regulations.

              (d) To the Knowledge of ATI, there are no leases, rental agreements, option agreements, employment contracts, or contracts for service or maintenance existing and relating to or connected with the occupancy or operation of any of the real property subject to a Site Lease other than as listed on Exhibit 3.25. True, correct and complete copies of all such
agreements have been provided to BellSouth.   Neither ATI nor any of the
Companies has any interest, present or future, in any of such real property except for the interest as shown in Exhibit 3.25.

              (e) All of the real property subject to Site Leases is freely accessible directly from public streets, or any use of adjoining private land to access the same is done in accordance with valid public or private easements which are included in the applicable Site Lease.

       Section 3.26 Interference Consents. Except with respect to Company Channels between or among Group 1 Markets or as described in Exhibit 1.48(C), as of the date of this Agreement, there are no agreements or, to the Knowledge of ATI, understandings (written or oral) between any of ATI or the Companies and any present or proposed wireless cable system operator or MDS or ITFS capacity lessor or applicant with respect to adjacent market interference affecting the Markets, the coordination of adjacent market channel use or other matters concerned with the operation of channels in adjacent markets or obtaining the assistance of a party's Channel capacity lessors or agreements for the partitioning of any

BTA listed in Exhibit 3.23(b). The Companies have delivered to BellSouth true, correct and complete copies of all such agreements and understandings.

       Section 3.27  Operating Markets.

              (a) Exhibit 3.27 sets forth true, correct and complete information concerning the number of subscribers to each of its Wireless Cable Systems, the subscriber rates, and the type of programming offered on each of the channels.

              (b) The Equipment used in each of the Company Operating Systems is in normal operating condition and repair (reasonable wear and tear excepted), does not require and is not reasonably expected to require any special or extraordinary expenditures to remain in such condition, and can be used for the purposes for which it is presently being used.

              (c) All transmitters used in the Wireless Cable Systems meet, in all material respects, applicable FCC type acceptance and frequency stability requirements.

              (d) Except as set forth in Exhibit 3.27, no Company Operating System has received any complaint which has not been resolved that it, or, to the Knowledge of ATI, any Channels used in such Company Operating System is causing interference to any reception, transmission or detection system.

              (e) Except as set forth on Exhibit 3.27 or in either of the two disclosure letters from ATI to BellSouth dated the date hereof, no Company Operating System requires any authorization from any Governmental Entity that has not been obtained for any Company Operating System to operate as currently operated.

       Section 3.28  Retransmission Consent; Programming Agreements.

              (a) Except as set forth on Exhibit 3.28(a), each of the Companies has the written consent to the retransmission of each Broadcast Station whose signal is "retransmitted" by a Company Operating System. As used in this Section, the term "Broadcast Station" means a television broadcast station, a television translator station, a low power television station, an educational television broadcasting station, and includes every category of broadcast station that may enjoy must-carry rights under FCC Rules, but does not include a "superstation" as defined by FCC Rule 76.64(c)(2) actually received by the Company Operating System by satellite downlink. The term "retransmitted" means the receipt and retransmission of a signal, but does not include the reception described in FCC Rule 76.64(e). A true, correct and complete list of each retransmission consent agreement, including the term and the payment terms of the agreement, is set forth as Exhibit 3.28(a). True, correct and complete copies of all such retransmission consent agreements have been provided to BellSouth.

              (b) Exhibit 3.28(b) is a true, correct and complete list of all agreements for programming relating to the Company Operating Systems, and for each such programming agreement: (i) the name of the programmer; and (ii) the programming service.

       Section 3.29 Copyright. Except as set forth in Exhibit 3.29 [*] each of ATI and the Companies have timely filed with the Copyright Office semi-annual statements of account for each Company Operating System for each use by any of ATI or the Companies of MDS or ITFS Channels which require a compulsory license for each period during which it has operated by serving subscribers. Except as set forth in Exhibit 3.29, each such statement of account accurately sets forth all information required to appear on such statement by the statement and by applicable rules of the Copyright Office, and accurately states the fees due with respect to such statement. Except as stated in either of the two disclosure letters from ATI to BellSouth dated the date hereof, all such fees have been timely paid or, if not timely paid in full, any such shortfalls have been subsequently paid in full to the satisfaction of the Copyright Office. Except as set forth in Exhibit 3.29, to the Knowledge of ATI, neither ATI nor any of the Companies is liable to any person for copyright infringement under the Copyright Act as a result of its business operations. Except as set forth in Exhibit 3.29, there have been no unresolved inquiries received from the Copyright Office or any other party which questioned such statements of account or any copyright royalty payments made by any of ATI or the Companies with respect to any Company Operating System, and no claim, action or demand for copyright infringement or for non-payment of royalties is pending or, to the Knowledge of ATI, threatened with respect to any Company Operating System. True, correct and complete copies of such copyright statements of account have been provided to BellSouth.

       Section 3.30 Cable Systems. Except for the Cable Systems, none of the Wireless Cable Systems, or any part thereof, is a "cable system" as that term is defined in 47 U.S.C. Section 522(7), or has a relationship with a "cable system" that is prohibited by FCC Rules.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BELLSOUTH
                               AND BELLSOUTH SUB

       Each of BellSouth and BellSouth Sub jointly represents and warrants to ATI and the Companies that:

       Section 4.01 Organization and Qualification. Each of BellSouth and BellSouth Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held.

       Section 4.02 Authorization; Enforceability. Each of BellSouth and BellSouth Sub has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated to be consummated by it. The execution and delivery of this Agreement by BellSouth and BellSouth Sub and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of BellSouth or BellSouth Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and all of the other documents and instruments required hereby have been duly executed and delivered by BellSouth and BellSouth Sub and, assuming the due authorization, execution and delivery hereof by ATI and the Companies, constitute the legal, valid and binding obligations of BellSouth and BellSouth Sub enforceable in accordance with their respective terms.

       Section 4.03 Required Filings and Consents. Neither the execution and delivery of this Agreement by BellSouth and BellSouth Sub, nor the performance of this Agreement by BellSouth and BellSouth Sub does or will require BellSouth or BellSouth Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to any Governmental Entity, except for applicable requirements, if any, of (i) the Communications Act and FCC Rules, and (ii) the HSR Act.

       Section 4.04 No Conflict. Neither the execution and delivery of this Agreement by BellSouth and BellSouth Sub nor the performance of this Agreement by BellSouth and BellSouth Sub does or will (a) conflict with or violate the articles of incorporation or bylaws, in each case as amended or restated, of BellSouth or BellSouth Sub, (b) conflict with or violate any Laws applicable to BellSouth or BellSouth Sub, or by which any of BellSouth's properties are bound or to which any of its properties are subject, except for those consents and approvals set forth on Exhibit 5.05 or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of BellSouth or BellSouth Sub pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which BellSouth or BellSouth Sub is a party or by which BellSouth, BellSouth Sub or any of their respective properties are bound or to which any of their respective properties are subject, such that the occurrence of any of the above events would have a BellSouth Material Adverse Effect. The term "BellSouth Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the assets, financial condition, business or operations of BellSouth on a consolidated basis.

       Section 4.05 Fees and Expenses of Brokers and Others. Neither BellSouth nor BellSouth Sub (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that to the extent BellSouth engages Bear, Stearns & Co., Inc. as a financial advisor in connection with such transaction, BellSouth shall pay all of Bear, Stearns & Co., Inc.'s fees and expenses in connection with such engagement.


                                   ARTICLE V

                                   COVENANTS

       From and after the date of this Agreement and until the Closing Date, the Lakeland/Bradenton Markets Closing Date or the final Second Closing Date, as the case may be, or with respect to Section 5.02, Section 5.03, Section 5.04, Section 5.05 and Section 5.06, as such sections relate to the Group 2 Markets (the "Group 2 Markets Covenants"), the Group 2 Markets Termination
Date:

       Section 5.01 Conduct of the Businesses of the Wireless Cable Systems. Except as otherwise expressly provided in this Agreement, with respect to the Wireless Cable Systems, each of ATI and the Companies will, and ATI will cause each of the Companies to, conduct its operations according to its ordinary and usual course of business and consistent with past practice, except as otherwise set forth herein or as reasonably requested by BellSouth, and will use its Commercially Reasonable Best Efforts to preserve intact its business organization, goodwill, properties and assets, to keep available the services of its and their officers and employees and to maintain satisfactory relationships with licensors, licensees, lessors, suppliers, contractors, subscribers and others having material business relationships with it or them; provided that ATI and the Companies will have no obligation with respect to maintenance of subscriber levels except as contemplated by Section 5.12.

       Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement,

              (a) neither ATI nor the Companies will, without the prior written consent of BellSouth, or as otherwise contemplated by this Agreement, take any of the following actions which would affect the Wireless Cable Systems, which consent shall not be unreasonably withheld, conditioned, or delayed:

                     (i) enter into any Contract, or alter, amend, modify or exercise any option under any existing Contract, other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement;

                     (ii) sell or dispose of any Asset with a value in excess of $1,000;

                     (iii) make any material change to its financial statements or take any action, other than in the ordinary course of business and in a manner consistent with past practice or to comply with GAAP, with respect to accounting policies or practices;

                     (iv) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

                     (v) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VI not being satisfied as of the Closing Date;

                     (vi) sell, assign, lease, waive or grant rights with respect to, sublease or otherwise transfer or dispose of (A) any Capacity Lease, (B) any Site Lease, or (C) any other asset or property of any of ATI or the Companies relating to the Wireless Cable Systems;

                     (vii) modify, amend, supplement or agree to a novation of any Capacity Lease or any Site Lease;

                     (viii) allow, suffer or permit any default of ATI or the Companies under any Site Lease or Capacity Lease; or

                     (ix) agree in writing or otherwise to take any of the foregoing actions;

              (b) each of ATI and the Companies will, and ATI will cause each of the Companies to:

                     (i) use its Commercially Reasonable Best Efforts (A) to cause to be maintained in full force and effect, and (B) to cause the holders to renew and to extend when required to prevent their lapse, all Company FCC Authorizations;

                     (ii) timely and completely perform each and every material obligation of it in each Capacity Lease, and under each Site Lease and Company FCC License, including but not limited to the filing of Annual FCC Reports;

                     (iii) (A) prosecute and defend diligently and in good faith each MDS and ITFS station application and authorization; (B) request and use its Commercially Reasonable Best Efforts to cause each of its lessors to prosecute and defend diligently and in good faith each MDS and ITFS application and authorization subject to a Capacity Lease and otherwise enforce all of its rights in this regard under each Capacity Lease; (C) use Commercially Reasonable Best Efforts to prevent any such lessor from entering into any agreement on or with respect to its proposed or authorized ITFS or MDS Channel capacity for the Market to which the Capacity Lease relates without the prior consultation with and the prior approval of BellSouth, such approval not to be unreasonably withheld; (D) not enter into any agreement on or with respect to its proposed or authorized MDS Channel capacity or its leased MDS or ITFS Channel capacity in the Market without the prior consultation with and the prior approval of BellSouth, such approval not to be unreasonably withheld; and (E) not enter into any agreements in the Market to accept harmful interference as prescribed by FCC Rules and to use its Commercially Reasonable Best Efforts prevent its lessors in the Market from entering into any such agreements without the prior consultation with and the prior approval of BellSouth, such approval not to be unreasonably withheld;

                     (iv) use its Commercially Reasonable Best Efforts (A) to prevent the modification of any Company FCC Authorization, except for such modifications as are required by this Agreement, specifically approved by BellSouth or are authorized on the date of this Agreement or which become authorized pursuant to applications pending on the date of this Agreement and listed in Exhibit 3.23(d); and (B) to prevent the new application, or amendment to any pending application, to the FCC for authorization related to any Capacity Lease except (1) as required to comply with this Agreement, including but not limited to Section 5.01(b)(iii)(E), (2) as specifically required by the terms of the Capacity Lease, (3) as required by the terms of an applicable FCC license, or (4) as may be reasonably required to operate the Wireless Cable System in accordance with the usual and ordinary course of business consistent with past practices;

                     (v) cause each of the Company Operating Systems (A) not to reduce materially the present subscriber service rates and installation rates, (B) to adhere to the current practice with respect to bad debt, collection of subscriber accounts and deactivation of delinquent account service; (C) to collect accounts receivable only in the ordinary course consistent with its past practices; and (D) to take no action designed to accelerate or likely to accelerate the collection of its accounts receivable;

                     (vi) except as otherwise set forth herein or as requested by BellSouth, cause each of the Wireless Cable Systems to be operated diligently in the ordinary course of business in accordance with past practices for such operation;

                     (vii) at least five days prior to the applicable closing, deliver to BellSouth a list of all material contracts entered into by the Companies between the date of this Agreement and such closing, together with copies of such contracts; provided, that a contract shall be considered material if (A) it is a Capacity Lease or an amendment of a Capacity Lease or (B) it has a term exceeding one year or obligates the Companies to provide services or materials with a cost, or to make purchases for total consideration, in excess of $50,000.00 individually and $250,000.00 in the aggregate for all Contracts;

                     (viii) (A) take all reasonable actions to maintain all of the Assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of such Assets in a reasonable manner; (B) maintain inventories of spare parts, subscriber reception equipment and expendable supplies at levels consistent with past practices, except that the Companies may transfer such inventories to other affiliates of ATI if such inventories are not reasonably necessary to support the operations of the Wireless Cable Systems in light of the level of Basic Subscribers; (C) if any loss, damage, impairment, confiscation, or condemnation of or to any of such Assets occurs, repair, replace or restore such Assets to their prior condition as soon thereafter as possible, and to use the proceeds of any claim under any insurance policy to replace such Assets that are lost, damaged, impaired or destroyed;

                     (ix) maintain insurance policies on each of the Wireless Cable Systems, its equipment, the interruption of its business, liability, workman's compensation, fire, libel and slander, and casualty consistent with current practices;

                     (x) ensure that there is no material change in the broadcast hours or in the current program lineup transmitted by the Company Operating Systems, and that there is not any other material change in any of the Company Operating Systems' programming policies, other than adding programming networks under agreements entered into in the usual and ordinary course of business and on terms and conditions typical in the wireless cable industry and fair to ATI and the Companies;

                     (xi) use its Commercially Reasonable Best Efforts to preserve the business and organization of the Wireless Cable Systems and use its Commercially Reasonable Best Efforts to keep available to the Wireless Cable Systems its present employees and to preserve its present relationships with suppliers, programmers, and others having business relations with them;

                     (xii) promptly notify BellSouth as personnel vacancies occur at the system manager or assistant system manager level in the Company Operating Systems and consider for employment all personnel recommended by BellSouth for such vacant positions;

                     (xiii) use its Commercially Reasonable Best Efforts to obtain estoppel certificates substantially in the form of Exhibit 5.01(b)(xiii) hereto from each lessor under each Capacity Lease and under each Site Lease;

                     (xiv) cooperate with BellSouth in its efforts to arrange meetings with, and to obtain information from, the lessors and other parties under the Capacity Leases, including without limitation causing BellSouth representatives to attend meetings with such lessors and other parties; provided that BellSouth representatives may not meet with or speak with such lessors, unless any ATI representative has been afforded the reasonable opportunity to participate in such meeting or conversation; and

                     (xv) on or prior to the Closing, take the actions set forth in Exhibit 5.01(b)(xv) [*] with respect to the Markets identified in such Exhibit or such letter.

       Section 5.02 No Solicitation. Each of ATI and the Companies agrees that it shall not, directly or indirectly, through any officer, director, employee, agent, stockholder, Affiliate, or any representative of such entity or otherwise, initiate, solicit, pursue, or continue any discussions, negotiations, or agreements (whether preliminary or definitive) with any Person or entity other than BellSouth contemplating or providing for any merger, share exchange, acquisition, purchase or sale of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, any of the Companies or any other change in control involving any of the Companies (each, a "Competing Transaction") or, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any Competing Transaction. ATI and the Companies shall promptly advise BellSouth if any such proposal or offer, or any inquiry or contact with any Person relating to any such proposal or offer with respect to any Competing Transaction, is made, shall promptly inform BellSouth of all the terms and conditions thereof, and shall furnish to BellSouth copies of any such written proposal or offer and the contents of any communications in response thereto. ATI and the Companies shall not waive any provisions of any "standstill" agreements between ATI or the Companies and any party relating to the Markets.

       Section 5.03  Access to Information; Confidentiality Agreement.

              (a) Each of ATI and the Companies will give BellSouth, BellSouth Sub and their authorized representatives reasonable access during normal business hours to all offices and other facilities and to all books and records of the Companies, will permit BellSouth and BellSouth Sub to make such inspections as each may reasonably request and will cause their officers and those of its Subsidiaries to furnish such financial and operating data and other information with respect to its businesses and properties and relating to each of the Wireless Cable Systems as may from time to time reasonably be requested. Subject to Section 5.06 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

              (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the last Group 2 Markets Closing Date, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 8.01 hereof.

       Section 5.04 Best Efforts. Subject to the terms and conditions herein provided each of the parties hereto agrees to use its Commercially Reasonable Best Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement, including cooperation with respect to the transactions contemplated by Lakeland/Bradenton Markets Closing, the Second Closing(s) and the Group 2 Markets Closing(s) and performing their obligations with respect to the Miami Market which are contemplated by paragraph A4 of Exhibit 1.111. BellSouth and BellSouth Sub agree not to take, or cause to be taken, any action that would hinder, delay or prevent ATI's efforts to satisfy the Market Delivery Requirement, or the Market Delivery Requirement--Post-Closing Date, and agree to cooperate with and assist ATI in satisfying such requirements. From and after the date hereof BellSouth and BellSouth Sub shall use their Commercially Reasonable Best Efforts to take all necessary actions to ensure that, at the Closing, the Lakeland/Bradenton Markets Closing, the Second Closing, and the Group 2 Markets Closing, as applicable, the consummation of the transactions contemplated hereunder at such closing will not violate the FCC's "cable/MDS-ITFS cross ownership" restrictions contained in Section 613(a)(2) of the Communications Act and/or Sections 21.912 and 74.931(h) of FCC Rules. In case at any time after the Closing Date, the Lakeland/Bradenton Markets Closing Date, a Second Closing Date or a Group 2 Markets Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. BellSouth, BellSouth Sub, ATI and the Companies will execute any additional instruments necessary to consummate the transactions contemplated hereby.

       Section 5.05 Consents. Each of ATI and the Companies will use its Commercially Reasonable Best Efforts to obtain any and all consents of all third parties (including, without limitation, the lessor under each Contract and Governmental Entities (including, without limitation, the FCC)) necessary to the consummation of the transactions contemplated by this Agreement. Such consents, except for consents required under the MDU Contracts, shall be identified on Exhibit 5.05. Within 10 Business Days of the date of this Agreement, ATI and the Companies shall tender to BellSouth the assignor's portion of one or more applications on the proper FCC forms requesting the FCC's consent to the assignment of each Company FCC License, such applications being executed, as appropriate, by ATI, the Companies and Patrick D. McConnell, and the assignor's portion thereof being fully completed. BellSouth shall be responsible for preparing the assignee's portion of such assignment applications and for filing the applications with the FCC within 10 Business Days of BellSouth's receipt of ATI's and the Companies's and assignor's portion of the applications. Each party shall cooperate with the other fully in prosecuting such applications, such cooperation including but not limited to responding in a timely fashion to all FCC inquiries concerning such applications, preparing suitable amendments to such applications, otherwise taking such reasonable actions and refraining from taking such actions as best conducive to the grant of such applications and joining in such appeals and requests for reconsideration of adverse FCC orders as BellSouth may wish to appeal or to request reconsideration.

       Section 5.06 Public Announcements. The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. Each of ATI and the Companies and BellSouth will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required, in the written opinion of such party's counsel, by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its Commercially Reasonable Best Efforts to consult in good faith with, and accommodate the reasonable comments of, the other party before issuing any such press release or making any such public announcements.

       Section 5.07 Negotiation of Capacity Leases. ATI and the Companies shall use their Commercially Reasonable Best Efforts to enter into negotiations for the amendment or renewal of the Capacity Leases identified on Exhibit 5.07(a) prior to the Closing Date, such amended and renewed Capacity Leases to have the terms set forth in Section 1.48(E) and be otherwise reasonably acceptable to BellSouth. ATI and the Companies shall use their Commercially Reasonable Best Efforts to enter into negotiations for the Capacity Leases with the parties identified on Exhibit 5.07(b) prior to the Closing Date, such leases to have the terms set forth in Section 1.48(E) and be otherwise reasonably acceptable to BellSouth.

       Section 5.08 Control of Wireless Cable Systems. Prior to Closing, and notwithstanding any other provision of this Agreement, BellSouth and BellSouth Sub shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, any activities associated with the Wireless Cable Systems. Such activities shall be the sole responsibility of and in the complete discretion of the holders of the Company FCC Authorizations.

       Section 5.09 HSR Filings. Within 30 days of the date of this Agreement, each of ATI and the Companies and BellSouth shall make any and all filings that the parties determine are required under the HSR Act. In the event a reviewing governmental agency seeks additional information, through a second request or otherwise, each of the parties shall comply with the request with reasonable promptness.

       Section 5.10 Lakeland. ATI shall use its Commercially Reasonable Best Efforts to cause Patrick D. McConnell to assign to BellSouth Sub as of the Closing Date or the Lakeland/Bradenton Markets Closing Date, as applicable, the Company FCC Licenses held by him relating to the Lakeland Market.

       Section 5.11 Programming and Billing Agreements. ATI shall use its Commercially Reasonable Best Efforts, to cause (a) each programmer under each agreement for programming relating to the Wireless Cable Systems to agree to provide programming to BellSouth and (b) each billing service provider under each agreement for billing services relating to the Wireless Cable Systems to agree to provide billing services to BellSouth, in each case for 90 days following the Closing Date under substantially similar terms and conditions as programming or billing services, as applicable, are provided to ATI or the Companies under such agreements.

       Section 5.12 Maintenance of Subscriber Levels. ATI and the Company shall use their best efforts to cause the number of Basic Subscribers in the Group 1 Markets as of February 28, 1997, which is 35,495, not to decline in excess of an average rate of 4% per each 30 day period between the date of this Agreement and the Closing Date.

       Section 5.13 Certain Interference Consents. ATI and the Companies and BellSouth agree to negotiate in good faith and to use their Commercially Reasonable Best Efforts to obtain mutually agreeable interference acceptance consents between or among the Markets.

       Section 5.14 Updating of Exhibits. Each party shall promptly notify the other of any material changes, additions or events which shall cause any change in or addition to any Exhibits delivered by it under this Agreement.
Ten Business Days prior to the Closing, the Lakeland/Bradenton Markets Closing or the Second Closing, as applicable, each party shall deliver information intended to update all such modified Exhibits. Except as permitted by the last sentence of this Section 5.14, no notification made pursuant to this Section
5.14 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or to modify any Exhibit unless the party giving such notification specifically agrees thereto in writing nor shall any such notification be considered to constitute or give rise to a waiver by a party of any condition set forth in this Agreement. If any warranty or representation made in this Agreement is determined to be incorrect prior to the Closing Date, the Lakeland/Bradenton Markets Closing Date, or the Second Closing Date, as applicable, or if any condition or event occurs which causes any warranty or representation to be incorrect as of the Closing Date, the Lakeland/Bradenton Markets Closing Date, or the Second Closing Date, as applicable, or if any provision in this Agreement is breached before the Closing Date, the Lakeland/Bradenton Markets Closing Date, or the Second Closing Date, as applicable, the party making such incorrect warranty or representation or committing such breach shall be entitled, up to the Closing Date, the Lakeland/Bradenton Markets Closing Date, or the Second Closing Date, as applicable, to cure such warranty or representation by doing such things as are necessary to cause such warranty or representation as made on the date of this Agreement to be correct or by causing the breach in any provision to be cured prior to the Closing Date, the Lakeland/Bradenton Markets Closing Date, or the Second Closing Date, as applicable, and in the event of such cure, if the failure to cure would have been a reason to prevent the Closing, the Lakeland/Bradenton Markets Closing or the Second Closing, as applicable, such incorrections or breach shall not be deemed the failure of a condition precedent to closing or a reason for the closing not to occur. Each party shall notify the other as soon as reasonably possible after it discovers such an incorrectness or breach. The right to cure granted herein shall not include any revision or addition to, or deletion from, any Exhibit without the consent of the party for whose benefit the Exhibit was provided. Notwithstanding anything to the contrary provided in this Section 5.14, a breach of this Agreement or of any representation or warranty herein shall not result from a party's adjusting an Exhibit to reflect changes in the ordinary course of business through the Closing Date, the Lakeland/Bradenton Markets Closing Date, a Second Closing Date, or a Group 2 Markets Closing Date, as the case may be, to the extent such changes are not the result of activities prohibited by this Article V and would not result in a failure to satisfy a condition to closing identified in Article VI.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

       Section 6.01 Conditions Precedent to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable, of the following conditions precedent:

              (a) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their Commercially Reasonable Best Efforts to have any such order, decree or injunction vacated or reversed;

              (b) any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have terminated or expired;

              (c) the transactions contemplated by this Agreement shall (i) be permitted by the applicable laws and regulations of each jurisdiction or Governmental Entity to which any of ATI or the Companies or any of their Affiliates are subject including, without limitation, the FCC and (ii) not violate any applicable Law; provided, however, that if with respect to any Company FCC License, the FCC has not granted by Final Order any assignment of a Company FCC License to BellSouth Sub prior to September 19, 1997 (or December 19, 1997, if the second proviso of Section 8.01(e) is applicable) (or with respect to the Lakeland/Bradenton Markets Closing, any Second Closing or any Group 2 Markets Closing, 90 days after satisfaction of all other conditions to such Lakeland/Bradenton Markets Closing, Second Closing or Group 2 Markets Closing, as applicable), the receipt of such consent shall not be a condition precedent to Closing, Lakeland/Bradenton Markets Closing, Second Closing or Group 2 Markets Closing, as applicable, in which event (i) each such Company FCC License shall be retained by its licensee pending the grant of FCC consent by Final Order, (ii) each of the parties shall continue to prosecute the pending application(s) for such consent diligently and in good faith, (iii) the Purchase Price, Lakeland/Bradenton Purchase Price, Additional Purchase Price, Group 2 Markets Call Purchase Price, Group 2 Markets Minimum Purchase Price, or Group 2 Markets Put Purchase Price, as applicable, shall be reduced as set forth on Exhibit 6.01(c), and (iv) at Closing, Lakeland/Bradenton Markets Closing, Second Closing or Group 2 Markets Closing, as applicable, such licensee and BellSouth Sub shall enter into the lease agreement(s) set forth in the form of Exhibit 6.03(k) and perform their respective obligations thereunder.

       Section 6.02 Conditions Precedent to Obligations of ATI and the Companies. The obligations of ATI and the Companies to consummate the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable, of the following conditions precedent:

              (a) the transactions contemplated in this Agreement shall have been approved and the Agreement adopted, by the affirmative vote of the Boards of Directors of BellSouth and BellSouth Sub by the requisite vote in accordance with the Georgia Business Corporation Code and the DGCL, respectively;

              (b) the representations and warranties of BellSouth and BellSouth Sub contained in Article IV shall be true and correct in all material respects when made and at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

              (c) BellSouth shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable;

              (d) ATI and the Companies shall have received a certificate of a senior officer of BellSouth, in form satisfactory to counsel for ATI and the Companies, certifying fulfillment of the matters referred to in paragraphs (a) through (c) of this Section 6.02;

              (e) all proceedings, corporate or other, to be taken by BellSouth in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to ATI and the Companies and their counsel, and BellSouth shall have made available to ATI and the Companies for examination the originals or true, correct and complete copies of all documents that the Companies may reasonably request in connection with the transactions contemplated by this Agreement;

              (f) ATI and the Companies shall have received the opinions of Hunton & Williams, counsel for BellSouth and BellSouth Sub, and Walter H. Alford, Esq., Executive Vice President and General Counsel of BellSouth, dated the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable, in substantially the form attached as Exhibit 6.02(f) hereto;

              (g) at or prior to the Closing Date, BellSouth shall have delivered the Escrow Agreement executed by the Escrow Agent;

              (h) ATI and the Companies shall have received an Assignment and Assumption Agreement executed by BellSouth Sub.

       Section 6.03 Conditions Precedent to Obligations of BellSouth and BellSouth Sub. The obligations of BellSouth and BellSouth Sub to consummate the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable, of the following conditions precedent:

              (a) the transactions contemplated in this Agreement shall have been approved, and the Agreement adopted, by the affirmative vote of the Boards of Directors of ATI and the Companies by the requisite vote in accordance with the DGCL;

              (b) there shall have occurred no Company Material Adverse Effect from the date hereof to the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable;

              (c) the representations and warranties of ATI and the Companies contained in Article III shall be true and correct in all material respects when made and at and as of the Closing Date (or with respect to representations and warranties relating to the Lakeland/Bradenton Assets and the Lakeland/Bradenton Assumed Liabilities, as of the Lakeland/Bradenton Markets Closing Date, or with respect to representations and warranties relating to the Second Closing Assets and the Second Closing Assumed Liabilities, as of the applicable Second Closing Date, or with respect to representations and warranties relating to the Group 2 Markets Closing Assets and the Group 2 Markets Closing Assumed Liabilities, as of the applicable Group 2 Markets Closing Date) with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

              (d) ATI and the Companies shall have received all necessary and material third party consents, licenses or approvals, except for consents under the MDU Contracts;

              (e) ATI and the Companies shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by each of them on or before the Closing Date, Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable;

              (f) BellSouth shall have received a certificate of the Chairman, President or Senior Vice President of ATI and the Companies, in form satisfactory to counsel for BellSouth, certifying fulfillment of the matters referred to in paragraphs (a) through (e) of this Section 6.03;

              (g) BellSouth shall have received a Bill of Sale and an Assignment and Assumption Agreement;

              (h) at or prior to the Closing Date, BellSouth shall have received a non-competition agreement in the form attached as Exhibit 6.03(h) hereto from ATI;

              (i) all proceedings, corporate or other, to be taken by ATI or the Companies in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to BellSouth and BellSouth's counsel, and ATI and the Companies shall have made available to BellSouth for examination the originals or true, correct and complete copies of all documents that BellSouth may reasonably request in connection with the transactions contemplated by this Agreement;

              (j) BellSouth and BellSouth Sub shall have received (i) the opinion of McDermott, Will & Emery, counsel for ATI and the Companies, dated the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable, in substantially the form attached as Exhibit 6.03(j)(i) hereto and
(ii) the opinion of Gurman, Blask & Freedman, Chartered, FCC counsel for ATI and the Companies, dated the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as applicable, in substantially the form attached as
Exhibit 6.03(j)(ii) hereto;

              (k) the FCC shall have granted its consents by Final Order to the assignment of the Company FCC Licenses listed on Exhibit 1.34 to BellSouth Sub for the applicable closing, which consents shall contain only such conditions as are ordinary for the classes of such consents or such other conditions as BellSouth may agree to accept in its sole discretion or, as required by Section 6.01(c), such licensees shall have entered into the lease agreements in the form of Exhibit 6.03(k); and BellSouth shall have received the opinion of Gurman, Blask & Freedman, Chartered, in form and substance reasonably satisfactory to BellSouth, to the effect that FCC approval is not required to enter into and receive the benefits provided for under such agreements other than FCC approval for the assignment of the FCC License pursuant to Section 14 of each such agreement;

              (l) the Market Delivery Requirement or the Market Delivery Requirement--Post-Closing Date with respect to any of the Group 1 Markets, as the case may be, shall be satisfied at the Closing Date, the Lakeland/Bradenton Markets Closing Date, or the applicable Second Closing Date, as applicable;

              (m) ATI and the Companies shall have delivered to BellSouth each estoppel certificate in substantially the form of Exhibit 5.01(b)(xiii) (which may be modified to reflect disclosures from the lessors consistent with the Exhibits to this Agreement [*]) which is required in order to provide BellSouth with the benefits of all material Assets, Lakeland/Bradenton Assets, Second Closing Assets or Group 2 Markets Closing Assets, as the case may be, conveyed hereunder; provided that if, in connection with the Closing, ATI establishes to BellSouth's reasonable satisfaction that the failure by ATI and the Companies to deliver an estoppel certificate with respect to a Capacity Lease or a Site Lease is not due to the existence of a material non-compliance by ATI or the Companies with the terms of such Capacity Lease or Site Lease, then BellSouth shall waive the requirement to obtain such an estoppel certificate; provided further that ATI shall indemnify BellSouth in accordance with Section 7.01 with respect to ATI's failure to deliver an estoppel certificate; [*];

              (n) for a 45-day period following the date of this Agreement, BellSouth shall have been afforded the opportunity to hold the meetings with lessors referenced in Section 5.01(b)(xiv) and by the conclusion of such period shall have reasonably determined based upon such meetings that it is likely to receive the benefits of leasing the Company Channels held by such lessors;

              (o) the loan by Banque Indosuez to the Company shall have been repaid and Banque Indosuez shall have released its lien on the Assets; and

              (p) with respect to the Bradenton and Lakeland Markets, the conditions set forth on Exhibit 6.03(p) shall have been satisfied; provided, that if such conditions have not been satisfied as of the Closing Date and all other conditions precedent to the Closing have been satisfied by the parties, ATI and the Companies shall transfer the Assets and Assumed Liabilities relating to the Daytona Beach, Fort Myers, Jacksonville, Miami, Orlando and Louisville Markets but no closing shall occur on the Closing Date with respect to the Bradenton Market and the Lakeland Market, in accordance with Section 2.06.

                                  ARTICLE VII

                      INDEMNITIES AND ADDITIONAL COVENANTS

       Section 7.01 Indemnification by ATI. ATI hereby indemnifies and holds BellSouth and BellSouth Sub, and their successors and assigns, harmless from and against, and agrees to defend promptly BellSouth and BellSouth Sub from and reimburse BellSouth and BellSouth Sub for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, (hereinafter referred to collectively as "Losses"), that BellSouth and BellSouth Sub may at any time suffer or incur, or become subject to, as a result of or in connection with (a) any breach or inaccuracy of the representations, warranties or covenants made by ATI or the Companies in this Agreement (including the Exhibits hereto), (b) the operation and ownership of the Assets, the Lakeland/Bradenton Assets, the Second Closing Assets or the Group 2 Markets Closing Assets by ATI and the Companies prior to the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as the case may be, excluding any Assumed Liabilities, Lakeland/Bradenton Assumed Liabilities, Second Closing Assumed Liabilities and Group 2 Markets Closing Assumed Liabilities, (c) any liability of ATI or any of the Companies that is not an Assumed Liability, a Lakeland/Bradenton Assumed Liability, a Second Closing Assumed Liability or a Group 2 Markets Closing Assumed Liability, (d) any increase in excess of 10% in rents, fees or other costs associated with the B Group Channel Lease in the Orlando Market through the expiration of such Lease on October 2, 2001, or (e) any losses incurred by BellSouth arising from the failure by the Companies to deliver estoppel certificates under Section 6.03(m), or (f) Videotron Liabilities or the FTI Litigation (as defined in
Exhibit 3.09); provided, that ATI shall not be required to indemnify and hold BellSouth and BellSouth Sub harmless pursuant to this Section 7.01 unless such right is asserted (whether or not the Losses have actually been incurred) by written notice to ATI within 18 months of the Closing Date (or 18 months of the Lakeland/Bradenton Markets Closing Date with respect to the Lakeland/Bradenton Assets and the Lakeland/Bradenton Assumed Liabilities, or 18 months of the applicable Second Closing Date or the applicable Group 2 Markets Closing Date with respect to the applicable Second Closing Assets and the applicable Second Closing Assumed Liabilities or the applicable Group 2 Markets Closing Assets and the applicable Group 2 Markets Closing Assumed Liabilities, as the case may
be) describing with specificity the facts giving rise to the asserted right (unless such right is asserted pursuant to the representations, warranties or covenants made by ATI or the Companies in Section 3.08 by written notice prior to expiration of the applicable statute of limitations or pursuant to subsection (d), (e) or (f) above, in which event there shall be no time limitation on when such right is asserted); and provided further that ATI shall not be required to indemnify BellSouth and BellSouth Sub pursuant to this
Section 7.01 unless and until the amount of all Losses for which indemnification is sought (i) with respect to the Assets, the Second Closing Assets, the Assumed Liabilities or the Second Closing Assumed Liabilities first exceeds $225,000 after which event BellSouth and BellSouth Sub may seek indemnification for all such Losses relating back to the first dollar and all additional Losses up to $9,000,000 (or $7,000,000 if the Lakeland/Bradenton Closing Conditions have not been satisfied as of the Closing Date) (except for any Losses incurred by BellSouth or BellSouth Sub as a result of the breach of the representations, warranties or covenants made by ATI or the Companies in Section 3.08 or pursuant to subsection (d), (e) or (f) above, which Losses shall be payable without regard to the $225,000 and $9,000,000 (or $7,000,000 if the
Lakeland/Bradenton Closing Conditions have not been satisfied as of the Closing
Date) limitations), (ii) with respect to the Lakeland/Bradenton Assets and Lakeland/Bradenton Assumed Liabilities, first exceeds $50,000 after which event BellSouth and BellSouth Sub may seek indemnification for all Losses relating back to the first dollar and all additional Losses up to $2,000,000 (except for any Losses incurred by BellSouth or BellSouth Sub as a result of the breach of the representations, warranties or covenants made by ATI or the Companies in
Section 3.08 or pursuant to subsection (d), (e) or (f) above, which Losses shall be payable without regard to the $50,000 and $2,000,000 limitations) and
(iii) with respect to the Group 2 Markets Closing Assets and Group 2 Markets Closing Assumed Liabilities, first exceeds $25,000 after which event BellSouth and BellSouth Sub may seek indemnification for all Losses relating back to the first dollar and all additional Losses up to the amount of the Group 2 Markets Escrow Fund (except for any Losses incurred by BellSouth or BellSouth Sub as a result of the breach of the representations, warranties or covenants made by ATI or the Companies in Section 3.08 or pursuant to subsection (d), (e) or (f) above, which Losses shall be payable without regard to the $25,000 and the amount of the Group 2 Markets Escrow Fund limitations).

       In the event a claim is asserted against BellSouth or BellSouth Sub, notice stating the provision or provisions of this Agreement under which the liability or obligation is asserted shall be promptly given by BellSouth or BellSouth Sub to ATI and ATI shall have the right to control all settlements (unless BellSouth and BellSouth Sub agree to assume the cost of settlement and to forego such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of ATI; provided, however, that ATI may not effect any settlement that could result in any cost, expense or liability to BellSouth or BellSouth Sub unless BellSouth and BellSouth Sub consent in writing to such settlement and ATI agrees to indemnify BellSouth and BellSouth Sub therefore. BellSouth and BellSouth Sub may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of BellSouth and BellSouth Sub. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

       Section 7.02 Indemnification by BellSouth. BellSouth hereby indemnifies and holds ATI and the Companies, and their successors and assigns, harmless from and against, and agrees to defend promptly ATI and the Companies from and reimburse ATI and the Companies for, any and all Losses, that ATI and the Companies may at any time suffer or incur, or become subject to, as a result of or in connection with (a) any breach or inaccuracy of the representations, warranties or covenants made by BellSouth in this Agreement,
(b) the operation and ownership of the Assets, the Lakeland/Bradenton Assets, the Second Closing Assets or the Group 2 Markets Closing Assets by BellSouth and BellSouth Sub on and following the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Closing Date, as the case may be, and (c) any Assumed Liability, Lakeland/Bradenton Assumed Liability, Second Closing Assumed Liability and Group 2 Markets Closing Assumed Liability; provided, that BellSouth shall not be required to indemnify and hold ATI and the Companies harmless pursuant to this Section 7.02 unless such right is asserted (whether or not the Losses have actually been incurred) by written notice to BellSouth within 18 months of the Closing Date (or 18 months of the Lakeland/Bradenton Markets Closing Date with respect to the Lakeland/Bradenton Assets and the Lakeland/Bradenton Assumed Liabilities, or 18 months of the applicable Second Closing Date or the applicable Group 2 Markets Closing Date with respect to the applicable Second Closing Assets and the applicable Second Closing Assumed Liabilities or the applicable Group 2 Markets Closing Assets and the applicable Group 2 Markets Closing Assumed Liabilities, as the case may
be) describing with specificity the facts giving rise to the asserted right; and provided further that BellSouth shall not be required to indemnify ATI and the Companies pursuant to this Section 7.02 unless and until the amount of all Losses for which indemnification is sought (i) with respect to the Assets, the Second Closing Assets, the Assumed Liabilities and the Second Closing Assumed Liabilities first exceeds $225,000 after which event ATI may seek indemnification for all such Losses relating back to the first dollar and all additional Losses up to $9,000,000 ([*] if the Lakeland/Bradenton Closing Conditions have not been satisfied as of the Closing Date), (ii) with respect to the Lakeland/Bradenton Assets and Lakeland/Bradenton Assumed Liabilities, first exceeds $50,000 after which event ATI may seek indemnification for all Losses relating back to the first dollar and all additional Losses up to [*] and (iii) with respect to the Group 2 Markets Closing Assets and Group 2 Markets Closing Assumed Liabilities, first exceeds $25,000 after which ATI may seek indemnification for all Losses relating back to the first dollar and all additional Losses up to the amount of the Group 2 Markets Escrow Fund.

       In the event a claim is asserted against ATI or any of the Companies, notice stating the provision or provisions of this Agreement under which the liability or obligation is asserted shall be promptly given by ATI or any of the Companies to BellSouth and BellSouth shall have the right to control all settlements (unless ATI or any of the Companies agree to assume the cost of settlement and to forego such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of BellSouth; provided, however, that BellSouth may not effect any settlement that could result in any cost, expense or liability to ATI or any of the Companies unless ATI or any of the Companies consent in writing to such settlement and BellSouth agrees to indemnify ATI or any of the Companies therefore. ATI or any of the Companies may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of ATI or any of the Companies. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

       Section 7.03 Equitable Relief. BellSouth, ATI and the Companies each agrees that each party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the even of such a breach.

       Section 7.04 Bulk Sales Compliance. BellSouth hereby waives compliance by ATI and the Companies with any applicable bulk sales law on the condition that (a) ATI and the Companies shall indemnify BellSouth and BellSouth Sub as set forth in this Section 7.04 and (b) ATI and the Companies shall waive any rights that ATI or the Companies may have under applicable bulk sales law in connection with this Agreement and the transactions contemplated hereby. Each of ATI and the Companies covenants and agrees to pay and discharge when due all claims of any Governmental Entities and creditors that could be asserted against BellSouth or BellSouth by reason of non-compliance with the provisions of the bulk sales and similar laws of any such jurisdiction. Each of ATI and the Companies agrees to indemnify and hold BellSouth and BellSouth Sub harmless from and against and shall on demand reimburse BellSouth and BellSouth Sub for any and all Losses suffered by BellSouth or BellSouth Sub by reason of ATI or the Companies's failure to pay and discharge any such claims.

       Section 7.05 Tax Matters; Allocation of Consideration. The parties acknowledge that the transactions contemplated by this Agreement will be treated for federal income tax purposes as a taxable sale of assets by ATI and the Companies to BellSouth Sub and agree to report the transaction as such on all applicable tax returns. The amounts paid by BellSouth pursuant to Section
2.01 (as adjusted by Section 2.03), Section 2.06, Section 2.07 and Section 2.08 shall be allocated among the Assets, the Lakeland/Bradenton Assets, the Second Closing Assets and the Group 2 Markets Closing Assets purchased, in the manner to be set forth in a tax allocation schedule (as supplemented by BellSouth after any Lakeland/Bradenton Markets Closing Date, Second Closing Date or Group 2 Markets Closing Date). Such tax allocation schedule shall be completed by BellSouth and delivered to the Companies within 90 days following the Closing Date, the Lakeland/Bradenton Markets Closing Date, the applicable Second Closing Date or the applicable Group 2 Markets Closing Date, as the case may be, and shall be subject to the reasonable approval of ATI. This allocation is intended to comply with the allocation method required by Section 1060 of the Code. The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 and the regulations thereunder, and the allocation shall be adjusted only if and to the extent necessary to comply with the requirements of Section 1060. Neither BellSouth nor the Companies or ATI will take or permit any affiliated person to take, for income tax purposes, any position inconsistent with the allocation set forth on such tax allocation schedule or, if applicable, such adjusted allocation.

       Section 7.06  Employment Matters.

              (a) ATI and the Companies shall remain responsible for all liabilities or obligations of any kind arising before the Closing with respect to employees of ATI and the

Companies. Without limiting the generality of the foregoing sentence, ATI and the Companies shall be responsible for any required compliance before or after Closing with the Worker Adjustment, Retraining and Notification Act of 1988 ("WARN"), any required compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and all obligations arising from or relating to any employment agreement, collective bargaining agreement or employee benefit plans. BellSouth and BellSouth Sub shall not be obligated under and hereby specifically disclaim any assumption or liability with respect to any collective bargaining agreement, employment contract or employee benefit plan to which any of ATI or the Companies is a party or under which any of ATI's or the Companies's employees are covered.

              (b) Within 30 days following the date of this Agreement, BellSouth will identify the employees of the Companies to whom it wishes to make an offer of employment. Ten days prior to the Closing, BellSouth Sub shall make an offer of employment to such employees of the Companies contingent upon the Closing occurring and subject to the satisfaction of such other conditions that BellSouth imposes in the ordinary course in the hiring of new employees. Upon their employment by BellSouth Sub, the initial annual base salary levels of the Transferred Employees shall not be less than their present salary levels. Following the date of this Agreement, each of ATI and the Companies shall not increase in any manner the base salary level of any Transferred Employee except where, as to timing and amount, such increase is in the ordinary course of business and is made consistent with past practice. Any such employee who accepts such offer of employment shall be deemed a Transferred Employee hereunder. Subject to Section 7.07, following the Closing, and their commencement of employment with BellSouth Sub, the Transferred Employees shall become employees of BellSouth Sub and BellSouth Sub shall be solely responsible for any and all payments of wages, salaries, commissions and other employee benefit items with respect to such employment after the Closing, and ATI and the Companies shall be solely responsible for such liabilities and obligations with respect to employment prior to the Closing. The employment of the Transferred Employees by BellSouth Sub following the Closing shall be on terms and conditions determined by BellSouth Sub except as provided in this Section 7.06(b). Following the Closing, BellSouth Sub shall be under no obligation to continue the employment of any such Transferred Employee. As of the Closing, BellSouth Sub shall assume the liabilities of ATI and the Companies to pay to the Transferred Employees any accumulated but unpaid personal leave pay of such employees as of the Closing and BellSouth Sub shall credit each Transferred Employee with his or her accrued but unused personal leave allowance as of the Closing. The Purchase Price shall be reduced to reflect the amount of BellSouth Sub's assumption of such unpaid personal leave pay liability hereunder.

              (c) Concurrently with the Closing, ATI and the Companies shall terminate all employees who have accepted BellSouth Sub's offer of employment prior to the Closing, and shall pay each such employee any amounts owing for the period up to the Closing.

              (d) ATI and the Companies shall satisfy any severance pay and other legal obligations with respect to their employees except as set forth herein, including any obligation of ATI or the Companies to bargain with any union representing its employees with respect to the transaction contemplated by this Agreement, the decision to enter into this Agreement, and the effects thereof.

              (e) No person or entity other than BellSouth, BellSouth Sub, ATI or the Companies shall have any rights under this Section 7.06, and there shall be no third-party beneficiaries under this Agreement.

       Section 7.07 Employee Benefits Plans. ATI shall retain liability for and continue to pay all hospital, medical, life insurance, disability and other welfare plan benefits for each present employee of ATI or any of the Companies and each former employee of ATI or any of the Companies entitled to benefits under such plans with respect to claims incurred on or prior to the Closing.

       Section 7.08 Transfer Taxes and Fees. ATI shall pay all transfer, sales, recording and filing taxes and fees (not including brokerage fees) resulting from the transfer of the Assets, the Lakeland/Bradenton Assets, the Second Closing Assets and the Group 2 Markets Closing Assets to BellSouth Sub.

       Section 7.09 Additional Instruments. At any time and from time to time after the Closing, at BellSouth's request and without further consideration, ATI and the Companies shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as BellSouth may reasonable deem necessary or desirable in order to more effectively transfer, convey and assign to BellSouth, and to confirm BellSouth Sub's title to and interest in, the Assets.

       Section 7.10 Certain Analog Equipment. Following the Closing Date, BellSouth Sub shall accumulate (a) analog set-top boxes in inventory in the event of subscriber disconnects or conversion to digital transmission in the Group 1 Markets and (b) analog head-end or subscriber down-converter equipment not useable by BellSouth after such conversion. BellSouth Sub will transfer to ATI for no charge such analog set-top boxes in excess of the amount of inventory that is appropriate for BellSouth to maintain in light of subscriber levels, and BellSouth will transfer to ATI for no charge such analog head-end or subscriber down-converter equipment (after accumulating a commercially reasonable number of such excess analog set-top boxes and amount of such equipment). Associated shipping costs will be paid by ATI (with risk of loss during transportation to be borne by ATI).

       Section 7.11  Sacramento BTA and Yuba City, California Options.
American Telecasting Development, Inc. and Yuba City Sub hereby grant to BellSouth an exclusive option to acquire the BTA authorization (and MDS Channels thereunder (excluding channels held or leased by ATI or any of its Affiliates in the Sacramento Market as of the date hereof)) for the Sacramento, California BTA and the wireless cable system owned and BTA authorization (and MDS Channels thereunder) held by Yuba City Sub for the Yuba City, California wireless cable market, as set forth in Exhibit 7.11, respectively.

       Section 7.12 Compliance with Indenture. ATI shall comply with Section 1016 of the Indenture, dated as of June 23, 1994, between ATI and First Trust National Association, as Trustee, with respect to application of the proceeds from the Purchase Price, the Lakeland/Bradenton Purchase Price, the Additional Purchase Price, the Group 2 Markets Call Purchase Price, the Group 2 Markets Minimum Purchase Price, and the Group 2 Markets Put Purchase Price.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

       Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:

              (a)    by mutual written consent of ATI and BellSouth;

              (b) by BellSouth, upon a material breach of any representation, warranty, covenant and agreement on the part of ATI or the Companies set forth in this Agreement, or if any representation or warranty of ATI or the Companies shall have become materially untrue, in either case such that the conditions set forth in Section 6.03(c), Section 6.03(d) or Section 6.03(e) would be incapable of being satisfied by September 19, 1997 (or December 19, 1997, if the second proviso of Section 8.01(e) is applicable);

              (c) by ATI, upon a material breach of any representation, warranty, covenant or agreement on the part of BellSouth or BellSouth Sub set forth in this Agreement, or if any representation or warranty of BellSouth or BellSouth Sub shall have become materially untrue, in either case such that the conditions set forth in Section 6.02(b) or Section 6.02(c) would be incapable of being satisfied by September 19, 1997 (or December 19, 1997, if the second proviso of Section 8.01(e) is applicable);

              (d) by either BellSouth or ATI, if any Governmental Entity or any court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making, or any such Governmental Entity shall have commenced, or threatened to commence, any proceeding (other than the consideration of applications for approvals under the Communications Act) which, if adversely determined, would have the effect of making the transactions contemplated hereby illegal or otherwise materially restricting or prohibiting consummation of the transactions contemplated hereby;

              (e) by either BellSouth or ATI, if the Closing shall not have occurred before September 19, 1997; provided, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the transactions contemplated hereby to be consummated on or before such date; and further, provided, that the right to terminate this Agreement shall not be available to any party if (i) the failure to consummate the transactions contemplated by this Agreement is the result of the lack of satisfaction of the conditions set forth in Section 6.03(k) prior to September 19, 1997, (ii) the FCC has published a public notice accepting for filing the assignment applications contemplated by this Agreement, and (iii) there does not exist a pending petition for reconsideration, petition to deny or informal objection, application for review, notice of appeal, request for stay, petition for writ of certiorari, or other appeal, in which event the parties agree to extend such date to December 19, 1997;

              (f) by BellSouth on or before the 45th day following the date of this Agreement based upon meetings with lessors pursuant to Section 5.01(b)(xiv), if BellSouth reasonably determines based upon such meetings that it is unlikely to receive the benefits of leasing the Company Channels controlled by such lessors.

       Section 8.02 Effect of Termination. Except as provided in Section 8.05 and Section 5.03(b), in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of BellSouth, ATI, the Companies or any of their respective officers, directors or stockholders to the other parties hereto and all rights and obligations of any party hereto shall cease; provided that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach of any other party of any covenant or willful misrepresentation contained in this Agreement.

       Section 8.03 Amendment. This Agreement may be amended by the mutual consent of the parties hereto at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

       Section 8.04 Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any party hereto, (b) waive any inaccuracies in the representations and warranties of any party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all of the parties hereto.





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
       Section 8.05  Expenses.

              (a) All Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that BellSouth shall pay 100% of any filing fees paid under the Communications Act and the HSR Act.

              (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the transactions contemplated herein.


                                   ARTICLE IX

                               GENERAL PROVISIONS

       Section 9.01 Survival of Representations and Warranties and Covenants. The representations and warranties and covenants made herein shall survive until termination of the indemnity provided in Section 7.01 and Section 7.02 with respect to any such representation, warranty or covenant.

       Section 9.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date when delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), transmitted by facsimile with a confirmation copy simultaneously mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by a nationally recognized overnight courier to the recipient at the following addresses, or at such other address as the recipient party shall have specified by prior written notice to the sending party:

              (a)    If to BellSouth:

                            BellSouth Corporation
                            1155 Peachtree Street
                            Suite 1800
                            Atlanta, Georgia 30309-3610
                            Attention: John A. Harwood
                            Telephone: (404) 249-4433
                            Telecopier: (404) 249-5901
                     with a copy to:

                            Hunton & Williams
                            Riverfront Plaza, East Tower
                            951 East Byrd Street
                            Richmond, Virginia  23219-4074
                            Attention: David M. Carter
                            Telephone: (804) 788-8200
                            Telecopier: (804) 788-8218

              (b)    If to ATI or the Companies:

                            American Telecasting, Inc.
                            5575 Tech Center Drive, Suite 300
                            Colorado Springs, Colorado 80919
                            Attention:  Robert D. Hostetler
                            Telephone: (719) 260-5533
                            Telecopier: (719) 260-5010

                     with a copy to:

                            McDermott, Will & Emery
                            1850 K Street, N.W., Suite 500
                            Washington, D.C.  20006
                            Attention:  Robert N. Jensen
                            Telephone: (202) 778-8023
                            Telecopier: (202) 778-8087

       Section 9.03 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

       Section 9.05 Entire Agreement. This Agreement (together with the exhibits and the two disclosure letters from ATI to BellSouth dated the date hereof) and the Confidentiality

Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

       Section 9.06 Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided that BellSouth shall have the right to designate another Subsidiary of BellSouth to hold certain Assets, Lakeland/Bradenton Assets, Second Closing Assets or Group 2 Markets Closing Assets.

       Section 9.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

       Section 9.08 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

       Section 9.09 Governing Law. This Agreement and the relationship between the parties shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

              IN WITNESS WHEREOF, the undersigned or have caused this Agreement to be duly executed on their behalf, on the day and year first hereinabove written.


                                           AMERICAN TELECASTING, INC.


                                           /s/ ROBERT D. HOSTETLER
                                           -------------------------------------
                                           Name:  Robert D. Hostetler
                                           Title: Chief Executive Officer and
                                                  President


                                           AMERICAN TELECASTING OF CENTRAL
                                           FLORIDA, INC.


                                           /s/ ROBERT D. HOSTETLER
                                           -------------------------------------
                                           Name:  Robert D. Hostetler
                                           Title: President


                                           AMERICAN TELECASTING DEVELOPMENT,
                                           INC.


                                           /s/ ROBERT D. HOSTETLER
                                           -------------------------------------
                                           Name:  Robert D. Hostetler
                                           Title: President


                                           AMERICAN TELECASTING OF FORT MYERS,
                                           INC.


                                           /s/ ROBERT D. HOSTETLER
                                           -------------------------------------
                                           Name:  Robert D. Hostetler
                                           Title: President


                                           AMERICAN TELECASTING OF JACKSONVILLE,
                                           INC.

                                           /s/ ROBERT D. HOSTETLER
                                           -------------------------------------
                                           Name:  Robert D. Hostetler
                                           Title: President

                                           AMERICAN TELECASTING, OF LOUISVILLE,
                                           INC.


                                           /s/ ROBERT D. HOSTETLER
                                           -------------------------------------
                                           Name:  Robert D. Hostetler
                                           Title: President


                                           AMERICAN TELECASTING OF YUBA CITY,
                                           INC.


                                           /s/ ROBERT D. HOSTETLER
                                           -------------------------------------
                                           Name:  Robert D. Hostetler
                                           Title: President


                                           BELLSOUTH CORPORATION


                                           /s/ JAMES W. MCCLINTOCK, IV
                                           -------------------------------------
                                           Name:  James W. McClintock, IV
                                           Title: Executive Director


                                           BELLSOUTH WIRELESS CABLE, INC.


                                           /s/ JAMES W. MCCLINTOCK, IV
                                           -------------------------------------
                                           Name:  James W. McClintock, IV
                                           Title: Vice President

                                                                    EXHIBIT 1.03

The Additional Purchase Price shall be equal to the sum of the following:

       [*]

                                                                    EXHIBIT 1.64


                      GROUP 2 MARKETS CALL PURCHASE PRICE


       The Group 2 Markets Call Purchase Price shall mean:

[*]





       (1) An Owned MDS Channel is a Company Channel that is authorized by the FCC to ATI or one of the Companies and not subject to any lease to or rights inuring to any other entity and the assignment of which Company Channel to BellSouth has been approved by FCC Final Order.

                                                                    EXHIBIT 1.77


                       GROUP 2 MARKETS PUT PURCHASE PRICE



[*]





       (1) An Owned MDS Channel is a Company Channel that is authorized by the FCC to ATI or one of the Companies and not subject to any lease to or rights inuring to any other entity and the assignment of which Company Channel to BellSouth has been approved by FCC Final Order.

                                                                    EXHIBIT 1.94

                       LAKELAND/BRADENTON PURCHASE PRICE

[*]





       (1) An Owned MDS Channel is a Company Channel that is authorized by the FCC to ATI or one of the Companies and not subject to any lease to or rights inuring to any other entity and the assignment of which Company Channel to BellSouth has been approved by FCC Final Order.

                                                                 EXHIBIT 1.99(a)



                          MARKET DELIVERY REQUIREMENT
    (CLOSING DATE OR LAKELAND/BRADENTON MARKETS CLOSING DATE, AS APPLICABLE)

MARKET                      MINIMUM NUMBER OF DELIVERED
------
                                   DIGITAL-READY CHANNELS
                                   ----------------------
Orlando                                    [*]
Jacksonville                               [*]
Lakeland                                   [*]
Fort Myers                                 [*]
Daytona Beach                              [*]
Miami                                      [*]
Louisville                                 [*]
Bradenton                                  [*]

                                                                 EXHIBIT 1.99(B)



                          MARKET DELIVERY REQUIREMENT
                                (EXECUTION DATE)

                                                                       NO. OF DELIVERED
FORT MYERS                                                              DIGITAL-READY
CHANNEL(S)   LICENSEE                                      CALL SIGN       CHANNELS
-----------------------------------------------------------------------------------
C1-C4        University of South Florida                     WLX273          [*]
E1-E4        Columbia Wireless Corporation                   WHK973         [*](1)
F1-F4        MDS Signal Group                                WHK974          [*]
G1-G4        No. Amer. Catholic Educ. Programming Found.     WLX354          [*]
H1           American Telecasting of Fort Myers, Inc.        WMX373          [*]
H3           American Telecasting of Fort Myers, Inc.        WMX338          [*]
                                                                             ---
TOTAL                                                                        [*]


                                                                       NO. OF DELIVERED
LAKELAND                                                                DIGITAL-READY
CHANNEL(S)   LICENSEE                                      CALL SIGN       CHANNELS
-----------------------------------------------------------------------------------
A1-A4        Polk Community College                          WLX275         [*](2)
B1-B4        Radio Training Network, Inc.                    WLX385         [*](2)
C1-C4        Diocese of Orlando                              WLX272         [*](2)
D1-D4        SE College of the Assemblies of God             WLX270         [*](2)
F1-F4        Delta-Band Services, Ltd.                       WHK958          [*]
G1-G4        University of South Florida                     WHR943         [*](2)
H1           Patrick D. McConnell                            WMI397          [*]
H3           Patrick D. McConnell                            WMI401          [*]
                                                                             ---
TOTAL                                                                        [*]





__________________________________

     (1)  [*]

     (2)  [*]

                                                                       NO. OF DELIVERED
ORLANDO                                                                 DIGITAL-READY
CHANNEL(S)   LICENSEE                                      CALL SIGN       CHANNELS
-----------------------------------------------------------------------------------
B1-B4        Hispanic Info. & Telecom. Network, Inc.         WLX362          [*]
C1-C4        University of Central Florida                   WHR493        [*] (3)
D1-D4        University of Central Florida                   WLX309          [*]
E1-E4        Line of Site, Inc.                              WHT731          [*]
F1-F4        Orlando BDC-MMDS Co.                            WHT732          [*]
G1-G4        Northern Arizona University Foundation          WLX773          [*]
H1           American Telecasting of Central Florida, Inc.  WNEY682          [*]
H2           American Telecasting of Central Florida, Inc.  WNEY591          [*]
H3           American Telecasting of Central Florida, Inc.  WNEZ716          [*]
                                                                             ----
TOTAL                                                                        [*]

                                                                       NO. OF DELIVERED
JACKSONVILLE                                                            DIGITAL-READY
CHANNEL(S)   LICENSEE                                      CALL SIGN       CHANNELS
-----------------------------------------------------------------------------------
E1-E4        American Telecasting of Jacksonville, Inc.      WHT675          [*]
F1-F4        Sunbelt Entertainment Corp.                     WHT676          [*]
G1-G2        Jacksonville University                         WHR858          [*]
H1           Lynn Twedt                                     WNTJ809          [*]
H2           American Telecasting of Jacksonville, Inc.      WMX382         [*](4)
H3           American Telecasting of Jacksonville, Inc.      WMX383         [*](4)
                                                                            ---
TOTAL                                                                        [*]

                                                                       NO. OF DELIVERED
DAYTONA BEACH                                                           DIGITAL-READY
CHANNEL(S)   LICENSEE                                      CALL SIGN       CHANNELS
-----------------------------------------------------------------------------------
E1-E4        Line of Site, Inc.                              WHT761          [*]
F1-F4        American Telecasting of Central Florida, Inc.   WHT762          [*]
H1           American Telecasting of Central Florida, Inc.   WMX941          [*]
H2           American Telecasting of Central Florida, Inc.  WNEY905         [*](5)
H3           American Telecasting of Central Florida, Inc.  WNEZ718          [*]
MDS-1        American Telecasting of Central Florida, Inc.   WLX243          [*]
                                                                             ----
TOTAL                                                                        [*]





__________________________________

     (3)  [*]

     (4)  [*]

     (5)  [*]

                                                                       NO. OF DELIVERED
LOUISVILLE                                                              DIGITAL-READY
CHANNEL(S)   LICENSEE                                      CALL SIGN       CHANNELS
-----------------------------------------------------------------------------------
A1-A4        Fifteen Telecommunications, Inc.                WHR769          [*]
C1-C4        Kentucky Authority for Educational Television   WLX337          [*]
E1-E4        American Telecasting of Louisville, Inc.        WHT725          [*]
H1           American Telecasting of Louisville, Inc.       WNEZ577          [*]
H2           American Telecasting of Louisville, Inc.       WNEZ666          [*]
MDS-1        American Telecasting of Louisville, Inc.        KOA86           [*]
                                                                             ----
TOTAL                                                                        [*]


                                                                       NO. OF DELIVERED
MIAMI                                                                   DIGITAL-READY
CHANNEL(S)   LICENSEE                                      CALL SIGN       CHANNELS
-----------------------------------------------------------------------------------
E1-E4        Affiliated MDS Corp.                            WHT638          [*]
                                                                             ----
TOTAL                                                                        [*]


                                                                       NO. OF DELIVERED
BRADENTON                                                               DIGITAL-READY
CHANNEL(S)   LICENSEE                                      CALL SIGN       CHANNELS
-----------------------------------------------------------------------------------
D1-D4        No. Amer. Catholic Educ. Programming Found.     WLX724          [*]
E1-E4        Fortuna Systems Corp.                           WMH513          [*]
F1-F4        MWTV, Inc.                                      WLW830          [*]
H3           Senvista General Partnership                   WNTK634          [*]
                                                                             ----
TOTAL                                                                        [*]

                                                                   EXHIBIT 1.100


                 MARKET DELIVERY REQUIREMENT--POST-CLOSING DATE


                           NUMBER OF DELIVERED           ADDITIONAL PURCHASE
  MARKET                 DIGITAL-READY CHANNELS           PRICE TO BE PAID
  ---------------------------------------------------------------------------
  Daytona Beach                   [*]                            (1)
                                  [*]                            (1)


  Jacksonville                    [*]                            (2)
                                  [*]                            (2)


  Fort Myers                      [*]                            (3)
                                  [*]                            (3)


  Lakeland                        [*]                            (4)


  Louisville                      [*]                            (5)
                                  [*]                            (5)





__________________________________

     (1)  See Exhibit 1.03, items I and VI.

     (2)  See Exhibit 1.03, items II and VI.

     (3)  See Exhibit 1.03, items III and VI.

     (4)  See Exhibit 1.03, items IV and VI.

     (5)  See Exhibit 1.03, items V and VI.

                                                                   EXHIBIT 1.111

                                 PURCHASE PRICE

[*]

[*]

                                                             EXHIBIT 5.01(b)(xv)

                  CERTAIN ACTIONS TO BE TAKEN PRIOR TO CLOSING

[*]

[*]

[*]

[*]

[*]

                                                                 EXHIBIT 6.01(c)


                    REDUCTION OF PURCHASE PRICE FOR COMPANY
                      FCC LICENSES NOT ASSIGNED AT CLOSING


[*]

                                                                 EXHIBIT 6.03(h)


               COVENANT NOT TO COMPETE AND RIGHT OF FIRST REFUSAL

       1.     Covenant Not to Compete.

              (a) Subject to Paragraph 1(b) below, for the five-year period beginning on the Closing Date, American Telecasting, Inc. ("ATI") and its Subsidiaries, directly or indirectly, through its officers, directors and employees shall not sell or otherwise provide a video distribution service, nor directly or indirectly compete with BellSouth Wireless Cable, Inc. (or its successors) (the "Company") in the video distribution business (regardless of whether the method of transmission is wireless or hardwire), in the state of Florida and in the geographic area of the Louisville Basic Trading Area (Market No. B263) as defined by Rand McNally & Co. in the 1992 Commercial Atlas and Marketing Guide, as adopted by the FCC ("Business").

              (b) For purposes of Section 1(a) above, the term "video distribution service" and "video distribution business" shall not include (i) the hardwire cable business in the Lakeland Market as it is operated by ATI and its affiliates as of the date hereof, or (ii) the provision of video distribution services through the Wireless Cable Systems in the Lakeland Market and the Bradenton Market (if the Lakeland/Bradenton Assets are not transferred to the Company at the Closing) and any Group 2 Market to the extent and until the Bradenton Market and the Lakeland Market or such Group 2 Market is sold to BellSouth or the Company under the Agreement or (iii) ATI's efforts to obtain additional Delivered Digital-Ready Channels in the Group 1 Markets, in accordance with the Agreement, for one year following the Closing.

              (c) Definition of "Compete". For the purposes of this Exhibit, the term "compete" shall mean with respect to the Business: (i) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer (in each case in connection with an offer to sell or provide services or products substantially similar to those offered or sold by BellSouth and the Company on or prior to the date hereof) any individual, partnership, corporation or association that was a client or customer of the Business as conducted by BellSouth and the Company during the twelve (12) calendar month period immediately preceding any such act; (ii) soliciting, taking away or attempting to solicit or take away any employee of the Business previously employed by ATI or any of its Subsidiaries who has been offered employment with BellSouth or the Company prior to the Closing Date or who has accepted an offer of employment from BellSouth or the Company (other than any person whose employment was terminated), on ATI's behalf; or (iii) for the period of this Agreement, entering into or attempting to enter into any business substantially similar to or competing in any way with the Business, either alone or with any individual, partnership, corporation or association.

              (d) Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise which is competing (as defined in Section 1(c) hereof) with the Business; (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market); and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of BellSouth and the Company with respect to the Business or any entity having title to the goodwill of BellSouth and the Company with respect to the Business.

       2.     Right of First Refusal

              (a) For the three-year period beginning on the Closing Date, ATI hereby grants, and it shall cause its Subsidiaries to grant, BellSouth a right of first refusal to acquire any rights it may have to MDS Channels, ITFS Channels or any other wireless cable assets that it owns or subsequently develops or acquires in the states of Florida, Georgia, Alabama, Mississippi, Louisiana, Kentucky, Tennessee, North Carolina or South Carolina (the "Other Assets").

              (b) If ATI shall have obtained a bona fide offer for the purchase of any Other Assets that ATI desires to accept, then ATI shall give notice to BellSouth of such proposed disposition (the "Option Notice"). The Option Notice shall describe the proposed transferee, the Other Assets proposed to be transferred (the "Offered Assets"), the purchase price, the proposed sale date and all other material terms and conditions of the proposed disposition, and also shall be accompanied by a copy of the bona fide offer.

              (c) For a period of 30 consecutive days following its receipt of such Option Notice, BellSouth shall have the irrevocable option to purchase, at the price and on the terms set forth in the Option Notice, by written notice to ATI, all, but not less than all, of the Offered Assets.

              (d) In the event that BellSouth exercises its option to purchase all, but not less than all, of the Offered Assets, then a closing shall be held with respect to such purchase within 30 days after the expiration of the option period described in subsection (c) of this Section 2, or on such other date as ATI and BellSouth shall mutually agree. Upon such closing, ATI shall deliver to BellSouth all of its rights, title and interest in the Offered Assets, as described in the Option Notice, being acquired by BellSouth, against receipt of payment, in accordance with the terms contained in the Option Notice.

              (e) In the event that BellSouth has not exercised its option to purchase, in the aggregate, all of the Offered Assets pursuant to subsection
(c) of this Section 2, ATI shall have the right, for a period of 180 days after the expiration of the option period, to sell up to all of the Offered Assets not purchased by BellSouth in accordance with the terms of the bona fide offer at the price specified in the Option Notice or a greater price, and the purchaser thereof shall not be bound by the terms of this Agreement.

                                                                 EXHIBIT 6.03(p)

                 LAKELAND/BRADENTON MARKETS CLOSING CONDITIONS


[*]

3. The Closing shall have occurred prior to, or contemporaneously with, the Lakeland/Bradenton Markets Closing.

                                                                [Execution Copy]





                                OPTION AGREEMENT

                                     among

                             BELLSOUTH CORPORATION,

                        BELLSOUTH WIRELESS CABLE, INC.,

                          AMERICAN TELECASTING, INC.,

                    AMERICAN TELECASTING DEVELOPMENT, INC.,

                                      and

                    AMERICAN TELECASTING OF YUBA CITY, INC.





                                 March 18, 1997

                               TABLE OF CONTENTS


                                    ARTICLE I

                               CERTAIN DEFINITIONS

       Section 1.01  Accounts   . . . . . . . . . . . . . . . . . . . . . .    2
       Section 1.02  ATI  . . . . . . . . . . . . . . . . . . . . . . . . .    2
       Section 1.03  BellSouth  . . . . . . . . . . . . . . . . . . . . . .    2
       Section 1.04  BellSouth Sub  . . . . . . . . . . . . . . . . . . . .    2
       Section 1.05  Company Material Adverse Effect  . . . . . . . . . . .    2
       Section 1.06  Contracts  . . . . . . . . . . . . . . . . . . . . . .    2
       Section 1.07  Equipment  . . . . . . . . . . . . . . . . . . . . . .    2
       Section 1.08  Inventory  . . . . . . . . . . . . . . . . . . . . . .    3
       Section 1.09  Option Assets  . . . . . . . . . . . . . . . . . . . .    3
       Section 1.10  Option Assumed Liabilities   . . . . . . . . . . . . .    3
       Section 1.11  Option Closing   . . . . . . . . . . . . . . . . . . .    3
       Section 1.12  Option Closing Company Statement of Assets and
                     Assumed Liabilities  . . . . . . . . . . . . . . . . .    3
       Section 1.13  Option Closing Date  . . . . . . . . . . . . . . . . .    3
       Section 1.14  Option Company Statement of Assets and
                     Assumed Liabilities  . . . . . . . . . . . . . . . . .    3
       Section 1.15  Option Purchase Price  . . . . . . . . . . . . . . . .    4
       Section 1.16  Option Wireless Cable Systems  . . . . . . . . . . . .    4
       Section 1.17  Real Property  . . . . . . . . . . . . . . . . . . . .    4
       Section 1.18  Yuba City-Sacramento Interference Agreement  . . . . .    4
       Section 1.19  Yuba City Sub  . . . . . . . . . . . . . . . . . . . .    4

                                   ARTICLE II

               OPTION; PURCHASE AND SALE OF ASSETS; PURCHASE PRICE

       Section 2.01  Option   . . . . . . . . . . . . . . . . . . . . . . .    4
       Section 2.02  Purchase and Sale; Purchase Price  . . . . . . . . . .    5
       Section 2.03  Option Assumed Liabilities   . . . . . . . . . . . . .    5
       Section 2.04  Adjustments to Option Purchase Price   . . . . . . . .    5
       Section 2.05  Option Closing   . . . . . . . . . . . . . . . . . . .    6

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF ATI AND YUBA CITY

       Section 3.01  Authorization; Enforceability  . . . . . . . . . . . .    6

       Section 3.02  No Conflict  . . . . . . . . . . . . . . . . . . . . .    6
       Section 3.03  Yuba City-Sacramento Interference Agreement  . . . . .    7
       Section 3.04  Representations and Warranties in Asset
                     Purchase Agreement   . . . . . . . . . . . . . . . . .    7

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                           BELLSOUTH AND BELLSOUTH SUB

       Section 4.01  Authorization; Enforceability  . . . . . . . . . . . .    8
       Section 4.02  No Conflict  . . . . . . . . . . . . . . . . . . . . .    8

                                    ARTICLE V

                                    COVENANTS

       Section 5.01  Conduct of the Businesses of the Option Wireless
                     Cable Systems  . . . . . . . . . . . . . . . . . . . .    8
       Section 5.02  No Solicitation  . . . . . . . . . . . . . . . . . . .   10
       Section 5.03  Access to Information; Confidentiality Agreement   . .   10
       Section 5.04  Best Efforts   . . . . . . . . . . . . . . . . . . . .   11
       Section 5.05  Public Announcements   . . . . . . . . . . . . . . . .   11
       Section 5.06  Consents   . . . . . . . . . . . . . . . . . . . . . .   11
       Section 5.07  Yuba City-Sacramento Interference Agreement  . . . . .   12

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

       Section 6.01  Conditions Precedent to Each Party's Obligation.   . .   12
       Section 6.02  Conditions Precedent to Obligations of ATI, Yuba
                     City Sub and Development   . . . . . . . . . . . . . .   12
       Section 6.03  Conditions Precedent to Obligations of BellSouth
                     and BellSouth Sub  . . . . . . . . . . . . . . . . . .   13

                                   ARTICLE VII

                      INDEMNITIES AND ADDITIONAL COVENANTS

       Section 7.01  Indemnification by ATI   . . . . . . . . . . . . . . .   14
       Section 7.02  Indemnification by BellSouth   . . . . . . . . . . . .   15
       Section 7.03  Equitable Relief   . . . . . . . . . . . . . . . . . .   16
       Section 7.04  Bulk Sales Compliance  . . . . . . . . . . . . . . . .   16
       Section 7.05  Tax Matters; Allocation of Consideration   . . . . . .   16

       Section 7.06  Transfer Taxes and Fees  . . . . . . . . . . . . . . .   17
       Section 7.07  Additional Instruments   . . . . . . . . . . . . . . .   17

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

       Section 8.01  Termination  . . . . . . . . . . . . . . . . . . . . .   17
       Section 8.02  Effect of Termination  . . . . . . . . . . . . . . . .   18
       Section 8.03  Amendment  . . . . . . . . . . . . . . . . . . . . . .   18
       Section 8.04  Waiver   . . . . . . . . . . . . . . . . . . . . . . .   18
       Section 8.05  Expenses   . . . . . . . . . . . . . . . . . . . . . .   19

                                   ARTICLE IX



                               GENERAL PROVISIONS

       Section 9.01  Survival of Representations and Warranties
                     and Covenants  . . . . . . . . . . . . . . . . . . . .   19
       Section 9.02  Notices  . . . . . . . . . . . . . . . . . . . . . . .   19
       Section 9.03  Headings   . . . . . . . . . . . . . . . . . . . . . .   20
       Section 9.04  Severability   . . . . . . . . . . . . . . . . . . . .   20
       Section 9.05  Entire Agreement   . . . . . . . . . . . . . . . . . .   20
       Section 9.06  Assignment   . . . . . . . . . . . . . . . . . . . . .   21
       Section 9.07  Parties in Interest  . . . . . . . . . . . . . . . . .   21
       Section 9.08  Failure or Indulgence Not Waiver;
                     Remedies Cumulative  . . . . . . . . . . . . . . . . .   21
       Section 9.09  Governing Law  . . . . . . . . . . . . . . . . . . . .   21
       Section 9.10  Counterparts   . . . . . . . . . . . . . . . . . . . .   21

                                OPTION AGREEMENT

       THIS OPTION AGREEMENT (this "Agreement"), dated as of March 18, 1997, is made by and among (i) BellSouth Corporation, a Georgia corporation ("BellSouth"), (ii) BellSouth Wireless Cable, Inc., a Delaware corporation ("BellSouth Sub"), (iii) American Telecasting, Inc., a Delaware corporation ("ATI"), (iv) American Telecasting Development, Inc., a Delaware corporation ("Development"), and (v) American Telecasting of Yuba City, Inc., a Delaware corporation ("Yuba City Sub"), recites and provides:


                                    RECITALS

              WHEREAS, BellSouth, BellSouth Sub, ATI, Yuba City Sub, Development and certain other subsidiaries of ATI have entered into an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") relating to the purchase by BellSouth of certain assets of ATI and its subsidiaries in Florida and Kentucky; and

              WHEREAS, Development holds an authorization issued by the FCC for the MDS Channel rights in the Sacramento, California BTA; and

              WHEREAS, Yuba City Sub holds an authorization issued by the FCC for the MDS Channel rights in the Yuba City, California BTA and owns certain assets relating to the conduct of wireless cable television business in Yuba City, California; and

              WHEREAS, in connection with the Asset Purchase Agreement ATI, Yuba City Sub and Development desire to grant an exclusive option (the "Option") to BellSouth and BellSouth Sub to purchase all of ATI's and Yuba City Sub's assets relating to the wireless cable television business in Yuba City, California and the BTA authorizations and rights to any MDS Channels thereunder in the Sacramento and Yuba City, California BTAs held by Development and Yuba City Sub, respectively, excluding channels held or leased by ATI or an Affiliate in the Sacramento Market as of the date hereof, on the terms and conditions set forth herein; and

              WHEREAS, the Boards of Directors of ATI, Yuba City Sub and Development have determined that the Option is consistent with and in furtherance of the long-term business strategy of ATI and is fair to and in the best interests of ATI and have approved and adopted this Agreement and the transactions contemplated hereby; and

              WHEREAS, the Boards of Directors of BellSouth and BellSouth Sub have approved and adopted this Agreement and the transactions contemplated hereby;

              NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

              For purposes of this Agreement, the following terms shall have the meanings assigned to them below. All other capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

       Section 1.01 Accounts. "Accounts" shall mean all accounts receivable, notes receivable and associated rights owned by ATI, Yuba City Sub or Development, arising in the ordinary course of the business of the Option Wireless Cable Systems, and identified on the Option Closing Company Statement of Assets and Assumed Liabilities as applicable to the Option Assets, the Option Assumed Liabilities and the Option Wireless Cable Systems.

       Section 1.02 ATI. "ATI" shall mean American Telecasting, Inc., a Delaware corporation.

       Section 1.03 BellSouth. "BellSouth" shall mean BellSouth Corporation, a Georgia corporation.

       Section 1.04 BellSouth Sub. "BellSouth Sub" shall mean BellSouth Wireless Cable, Inc., a Delaware corporation.

       Section 1.05 Company Material Adverse Effect. "Company Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the assets, financial condition, business or operations of the Option Wireless Cable Systems.

       Section 1.06 Contracts. "Contracts" shall mean all contracts, agreements, leases (including, without limitation, the Capacity Leases and the Site Leases), licenses (including, without limitation, the Company FCC Authorizations and the FCC authorizations required for BellSouth to operate the Option Wireless Cable Systems), written or oral, relating to the Option Wireless Cable Systems, to which ATI, Yuba City Sub or Development is a party or by which ATI, Yuba City Sub or Development or any of their properties is bound; excluding those to which ATI is a party and which are not solely for the benefit of the Option Wireless Cable Systems.

       Section 1.07 Equipment. "Equipment" shall mean the equipment, machinery, furniture, fixtures, vehicles, furnishings, parts, tools, engineering and other items of tangible personal property owned or leased by ATI, Yuba City Sub or Development and relating to the Option Wireless Cable Systems.

       Section 1.08 Inventory. "Inventory" shall mean all inventories of goods and supplies owned by ATI, Yuba City Sub or Development and relating to the Option Wireless Cable Systems.

       Section 1.09 Option Assets. "Option Assets" shall mean all of the assets relating to the Option Wireless Cable Systems, including, without limitation, the Accounts, Contracts, Equipment, Inventory and Real Property, all books and records relating to the Option Wireless Cable Systems; provided that Option Assets shall not include cash or cash equivalents, any intracompany receivables or agreements, any trade names, trademarks or service marks, corporate accounting journals, stock in ATI, Yuba City Sub or Development, any employee benefit plans, any records of any individual employees who are not hired by BellSouth Sub, corporate records of ATI, Yuba City Sub or Development, refunds pertaining to tax obligations, or any assets of ATI not used solely for the benefit of the Option Wireless Cable Systems.

       Section 1.10 Option Assumed Liabilities. "Option Assumed Liabilities" shall mean obligations under the Contracts which arise on or after the Option Closing Date, customer deposits, and Accounts identified by ATI to BellSouth at Closing, and excluding, without limitation, (i) any obligations, other than Accounts, as relate to performance or non-performance prior to the Option Closing Date, and (ii) any liabilities under or related to any Contracts which, whether asserted or not and whether matured or not and whether known or not, relate to actions, performance or inaction prior to the Option Closing Date.

       Section 1.11 Option Closing. "Closing" shall mean the conference held at the offices of Hunton & Williams in Atlanta, Georgia at 10:00 a.m. on such date determined by the parties in accordance with Section 2.05. The Option Closing shall be deemed to have occurred at 12:01 a.m. on the Option Closing Date. All transactions occurring at the Option Closing shall be deemed to have occurred simultaneously, and no one transaction shall be deemed to be complete until all transactions are complete.

       Section 1.12 Option Closing Company Statement of Assets and Assumed Liabilities. "Option Closing Company Statement of Assets and Assumed Liabilities" shall mean the consolidated statement prepared by ATI with respect to the Option Assets and Option Assumed Liabilities in accordance with the principles followed in the Option Company Statement of Assets and Assumed Liabilities as of the Option Closing Date and delivered pursuant to Section 2.03.

       Section 1.13 Option Closing Date. "Option Closing Date" shall mean the date determined by the parties in accordance with Section 2.05.

       Section 1.14 Option Company Statement of Assets and Assumed Liabilities. "Option Company Statement of Assets and Assumed Liabilities" shall mean the consolidated statement prepared by ATI with respect to the Option Assets and the Option Assumed Liabilities as of the Exercise Date. The Option Company Statement of Assets and Assumed

Liabilities shall be delivered by ATI to BellSouth within 10 days following the Option Exercise Date.

       Section 1.15 Option Purchase Price. "Option Purchase Price" shall mean $9,000,000 if the Option is exercised prior to March 18, 1998, or $10,000,000 if the Option is exercised on or after March 18, 1998 and prior to September 18, 1998, to be paid in immediately available funds pursuant to Article II.

       Section 1.16 Option Wireless Cable Systems. "Option Wireless Cable Systems" shall mean ITFS Channels, MDS Channels and associated transmission, reception and related equipment and authorizations used or to be used to distribute television, video and other programming to residences and other receive points and any associated interactive or other services operated or proposed to be operated by ATI, Yuba City Sub and Development in the Yuba City and Sacramento, California markets, but excluding ITFS Channels and MDS Channels held or leased by ATI or an Affiliate in the Sacramento Market as of the date hereof.

       Section 1.17 Real Property. "Real Property" shall mean the real property relating to the Option Wireless Cable Systems owned or leased by ATI, Yuba City Sub and Development as of the Option Closing Date, together with the improvements located thereon, including all appurtenant rights, claims and interests.

       Section 1.18 Yuba City-Sacramento Interference Agreement. "Yuba City-Sacramento Interference Agreement" shall mean the Agreement among Pacific West Cable Company, People's Choice TV of Sacramento, Inc., Pacific West Cable Television, Sutter Butte Cablevision, and Cardiff Partners II, dated March 18, 1994, and the Cooperation Agreement among ATI, Centimeter Wave Television, Inc. and Cardiff Broadcasting Group, dated April 24, 1995.

       Section 1.19 Yuba City Sub. "Yuba City Sub" shall mean American Telecasting of Yuba City, Inc. and its subsidiaries, if any.


                                   ARTICLE II

              OPTION; PURCHASE AND SALE OF ASSETS; PURCHASE PRICE

       Section 2.01 Option. ATI, Yuba City Sub and Development hereby grant to BellSouth Sub the exclusive right and Option to purchase the Option Assets from the date hereof, until September 18, 1998 (the "Option Period"), for the Option Purchase Price, upon the terms and conditions hereinafter set forth. BellSouth Sub may exercise the Option at any time during the Option Period by giving ATI, Yuba City Sub and Development written notice thereof, at which time this Agreement shall become a binding agreement of purchase and sale.

       Section 2.02  Purchase and Sale; Purchase Price.

              (a) Upon the date (the "Exercise Date") ATI receives notice of exercise of the Option (the "Exercise Notice"), ATI, Yuba City Sub and Development agree that, subject to the terms and conditions of this Agreement, on the Option Closing Date, ATI, Yuba City Sub and Development shall sell, convey, transfer, assign and deliver to BellSouth Sub, by deed, bill of sale, assignment or other appropriate instrument, free and clear of all Liens, except for the Permitted Liens, the Option Assets. Subject to the terms and conditions of this Agreement, on the Option Closing Date, ATI, Yuba City Sub and Development shall assign to BellSouth Sub all of their rights under the Contracts and the Company FCC Licenses.

              (b) Subject to the terms and conditions of this Agreement, on the Option Closing Date, BellSouth shall deliver to ATI the Option Purchase Price in full payment for the Option Assets.

       Section 2.03 Option Assumed Liabilities. On the Option Closing Date, BellSouth Sub shall assume the Option Assumed Liabilities. Except for the Option Assumed Liabilities, BellSouth and BellSouth Sub do not and will not assume any liability or obligation of any kind of ATI, Yuba City Sub or Development, or any obligation relating to the Option Wireless Cable Systems or the use of the Option Assets prior to the Option Closing, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise. ATI agrees to indemnify against and holds BellSouth and BellSouth Sub harmless as provided in Section 7.01 hereof from any such liability or obligation of ATI, Yuba City Sub or Development not specifically transferred to and assumed by BellSouth Sub. BellSouth shall not be a successor or alter ego of or joint employer or venturer with ATI or Yuba City Sub.

       Section 2.04  Adjustments to Option Purchase Price.

              (a) Within 30 days following the Option Closing Date, ATI shall deliver to BellSouth and BellSouth Sub a draft Closing Company Statement of Assets and Assumed Liabilities. Such draft Option Closing Company Statement of Assets and Assumed Liabilities shall identify the Option Assumed Liabilities as of the Option Closing Date. If BellSouth shall have any objections to the draft Option Closing Company Statement of Assets and Assumed Liabilities, it will deliver a notice describing in detail its objections to ATI within 10 Business Days after receiving the draft Option Closing Company Statement of Assets and Assumed Liabilities. BellSouth and ATI will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within 10 Business Days after ATI has received the notice of objections, BellSouth and ATI will select an accounting firm mutually acceptable to them to resolve any remaining objections. ATI will revise the draft Option Closing Company Statement of Assets and Assumed Liabilities as appropriate to reflect the resolution of BellSouth's objections (as agreed upon by the parties or as directed by such accounting firm) and deliver it to BellSouth within five Business Days after the resolution of such objections. Such revised Option Closing Company Statement of Assets and Assumed Liabilities prepared by ATI shall constitute the Option Closing Company Statement of Assets and Assumed Liabilities.

              (b) During the preparation of the Option Closing Company Statement of Assets and Assumed Liabilities, BellSouth Sub shall provide ATI full access to the books, records, facilities and employees of BellSouth Sub and shall cooperate fully in the preparation of the Option Closing Company Statement of Assets and Assumed Liabilities.

       Section 2.05 Option Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01, or the Option shall have expired unexercised, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated hereby will take place as promptly as practicable on a date mutually agreed to by ATI and by BellSouth (and in any event within 10 Business Days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Hunton & Williams, NationsBank Plaza, 600 Peachtree Street, N.E., Atlanta, Georgia 30308.


                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ATI AND YUBA CITY

       Each of ATI, Yuba City Sub and Development jointly represents and warrants to BellSouth and BellSouth Sub that (the representations and warranties set forth in Section 3.01, Section 3.02 and Section 3.03 being made as of the date hereof and the representations and warranties in Section 3.04 being made as of the Option Closing Date):

       Section 3.01 Authorization; Enforceability. Each of ATI, Yuba City Sub and Development has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated to be consummated by it. The execution and delivery of this Agreement by each of ATI, Yuba City Sub and Development and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of ATI, Yuba City Sub or Development are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and all of the other documents and instruments required hereby have been duly executed and delivered by each of ATI, Yuba City Sub and Development and, assuming the due authorization, execution and delivery hereof by BellSouth and BellSouth Sub, constitute the legal, valid and binding obligations of each of ATI, Yuba City Sub and Development enforceable in accordance with their respective terms.

       Section 3.02 No Conflict. Neither the execution and delivery of this Agreement by ATI, Yuba City Sub and Development nor the performance of this Agreement by ATI, Yuba City Sub and Development does or will (a) conflict with or violate any of the articles of incorporation or bylaws, partnership or organizational documents, in each case as amended or restated, of any of ATI, Yuba City Sub or Development, (b) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, treaty, published policy or guideline, regulation, order, judgment or decree (individually a "Law" and collectively, "Laws") applicable to any of ATI, Yuba City Sub or Development, or by which any of the properties of any of ATI, Yuba City Sub or Development are bound or to which any of its properties are subject, (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of any of ATI, Yuba City Sub or Development pursuant to any Contract or, any other note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of ATI, Yuba City Sub or Development is a party or by which any of ATI, Yuba City Sub or Development or any of their respective properties are bound or to which any of their respective properties are subject, except as set forth in Exhibit 3.02 and for such violations, conflicts, defaults or breaches which would not, singly or in the aggregate, have a Company Material Adverse Effect.

       Section 3.03 Yuba City-Sacramento Interference Agreement. The Yuba City-Sacramento Interference Agreement and all of the other documents and instruments required thereby have been duly executed by ATI and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligations of ATI enforceable in accordance with their respective terms.

       Section 3.04 Representations and Warranties in Asset Purchase Agreement. To the Knowledge of ATI, each of the representations and warranties made by ATI and the Companies in the Asset Purchase Agreement, as applicable to ATI, Yuba City Sub and Development, the Option Assets, the Option Assumed Liabilities and the Option Wireless Cable Systems and the transactions contemplated hereby will be true and correct in all material respects as of the Option Closing Date as if made by ATI, Yuba City Sub and Development as of such date. ATI shall deliver appropriate Exhibits relating to the transactions contemplated by this Agreement and of the type contemplated by the Asset Purchase Agreement within 30 days after the Option Exercise Date.


                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                          BELLSOUTH AND BELLSOUTH SUB

       Each of BellSouth and BellSouth Sub jointly represents and warrants to ATI, Yuba City Sub and Development that:

       Section 4.01 Authorization; Enforceability. Each of BellSouth and BellSouth Sub has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated to be consummated by it. The execution and delivery of this Agreement by BellSouth and BellSouth Sub and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of BellSouth or BellSouth Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and all of the other documents and instruments required hereby have been duly executed and delivered by BellSouth and BellSouth Sub and, assuming the due authorization, execution and delivery hereof by ATI, Yuba City Sub and Development, constitute the legal, valid and binding obligations of BellSouth and BellSouth Sub enforceable in accordance with their respective terms.

       Section 4.02 No Conflict. Neither the execution and delivery of this Agreement by BellSouth and BellSouth Sub nor the performance of this Agreement by BellSouth and BellSouth Sub does or will (a) conflict with or violate the articles of incorporation or bylaws, in each case as amended or restated, of BellSouth or BellSouth Sub, (b) conflict with or violate any Laws applicable to BellSouth or BellSouth Sub, or by which any of BellSouth's properties are bound or to which any of its properties are subject, or (c) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a Lien on any of the properties or assets of BellSouth or BellSouth Sub pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which BellSouth or BellSouth Sub is a party or by which BellSouth, BellSouth Sub or any of their respective properties are bound or to which any of their respective properties are subject, such that the occurrence of any of the above events would have a BellSouth Material Adverse Effect. The term "BellSouth Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the assets, financial condition, business or operations of BellSouth on a consolidated basis.


                                   ARTICLE V

                                   COVENANTS

       Section 5.01  Conduct of the Businesses of the Option Wireless Cable
Systems.      From and after the date of this Agreement, except as otherwise expressly provided in this Agreement, with respect to the Option Wireless Cable Systems, each of ATI, Yuba City Sub and Development will, and ATI will cause Yuba City Sub and Development to, will use its Commercially Reasonable Best Efforts to preserve intact its business organization, goodwill, and the material Option Assets, to maintain satisfactory relationships with licensors, licensees, lessors, suppliers, contractors, subscribers and others having material business relationships with it or them; provided that ATI, Yuba City Sub and Development will have no obligation with respect to maintenance of subscriber levels.

       Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Option Closing Date, each of ATI, Yuba City Sub and Development will use its Commercially Reasonable Best Efforts as follows:

              (a) neither ATI, Yuba City Sub nor Development will, without the prior written consent of BellSouth, or as otherwise contemplated by this Agreement, take any of the following actions which would affect the Option Wireless Cable Systems, which consent shall not be unreasonably withheld, conditioned, or delayed;

                     (i) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VI not being satisfied as of the Option Closing Date;

                     (ii) sell, assign, lease, waive or grant rights with respect to, sublease or otherwise transfer or dispose of (A) any Capacity Lease, or (B) any Site Lease;

                     (iii) allow, suffer or permit any default of ATI, Yuba City Sub or Development that results in the termination of any Site Lease, Capacity Lease or Company FCC Authorization; or

                     (iv) agree in writing or otherwise to take any of the foregoing actions;

              (b) each of ATI, Yuba City Sub and Development will, and ATI will cause Yuba City Sub and Development to:

                     (i) use its Commercially Reasonable Best Efforts (A) to cause to be maintained in full force and effect, and (B) to cause the holders to renew and to extend when required to prevent their lapse, all Company FCC Authorizations;

                     (ii) not consent to or enter into any agreements in the Market to accept or receive objectionable interference as prescribed by FCC Rules, or otherwise waive interference protection rights, and use its Commercially Reasonable Best Efforts to prevent its lessors in the Market from consenting to or entering into any such agreements or waiving such interference protection rights without the prior consultation with and the prior approval of BellSouth, which approval shall not be unreasonably withheld; and

                     (iii) without the prior consultation with and prior approval of BellSouth, which approval shall not be unreasonably withheld, use its Commercially Reasonable Best Efforts (A) to prevent the modification of any Company FCC Authorization, except for such modifications as are required by this Agreement, specifically approved by BellSouth or are authorized on the date of this Agreement or which become authorized pursuant to applications pending on the date of this Agreement; and (B) to prevent the new application, or amendment to any pending application, to the FCC for authorization related to any Capacity Lease except (1) as required to comply with this Agreement, (2) as specifically required by the terms of the Capacity Lease, (3) as required by the terms of an applicable FCC license, (4) applications for MDS Channels available under the Yuba City BTA Authorization, or (5) as may be reasonably required to operate the Option Wireless Cable Systems in accordance with the usual and ordinary course of business consistent with past practices.

       Section 5.02  No Solicitation.   From and after the date of this
Agreement, ATI shall promptly advise BellSouth if any written proposal or offer received after the date hereof contemplating or providing for any merger, share exchange, acquisition, purchase or sale of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, Yuba City Sub or Development or any other change in control involving Yuba City Sub or Development or the Option Wireless Cable Systems (each, a "Competing Transaction") is made, shall promptly inform BellSouth of all the terms and conditions thereof, and shall furnish to BellSouth copies of any such written proposal or offer and the contents of any communications in response thereto.

       Section 5.03 Access to Information; Confidentiality Agreement. From and after the date of this Agreement:

              (a) Each of ATI, Yuba City Sub and Development will give BellSouth, BellSouth Sub and their authorized representatives reasonable access during normal business hours to all offices and other facilities and to all books and records of ATI, Yuba City Sub and Development, will permit BellSouth and BellSouth Sub to make such inspections as each may reasonably request and will cause their officers to furnish such financial and operating data and other information with respect to its businesses and properties and relating to each of the Option Wireless Cable Systems as may from time to time reasonably be requested. Subject to Section 5.05 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

              (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the last Group 2 Markets Closing Date, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 8.01 hereof.

       Section 5.04 Best Efforts. From and after the Option Exercise Date, subject to the terms and conditions herein provided each of the parties hereto agrees to use its Commercially Reasonable Best Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Option Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. BellSouth, BellSouth Sub, ATI, Yuba City Sub and Development will execute any additional instruments necessary to consummate the transactions contemplated hereby.

       Section 5.05 Public Announcements. From and after the date of this Agreement, each of ATI and BellSouth will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required, in the written opinion of such party's counsel, by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with, and accommodate the reasonable comments of, the other party before issuing any such press release or making any such public announcements.

       Section 5.06 Consents. From and after the Option Exercise Date, each of ATI, Yuba City Sub and Development will use its Commercially Reasonable Best Efforts to obtain any and all consents of all third parties (including, without limitation, the lessor under each Contract and Governmental Entities (including, without limitation, the FCC)) necessary to the consummation of the transactions contemplated by this Agreement, which consents shall be identified on Exhibit 5.06. Within 10 Business Days after the Option Exercise Date, ATI, Yuba City Sub and Development shall tender to BellSouth the assignor's portion of one or more applications on the proper FCC forms requesting the FCC's consent to the assignment of each Company FCC License, such applications being executed, as appropriate, by ATI, Yuba City Sub and Development, and the assignor's portion thereof being fully completed. BellSouth shall be responsible for preparing the assignee's portion of such assignment applications and for filing the applications with the FCC within 10 Business Days of BellSouth's receipt of ATI's, Yuba City Sub's and Development's and assignor's portion of the applications. Each party shall cooperate with the other fully in prosecuting such applications, such cooperation including but not limited to responding in a timely fashion to all FCC inquiries concerning such applications, preparing suitable amendments to such applications, otherwise taking such reasonable actions and refraining from taking such actions as best conducive to the grant of such applications and joining in such appeals and requests for reconsideration of adverse FCC orders as BellSouth may wish to appeal or to request reconsideration.

       Section 5.07 Yuba City-Sacramento Interference Agreement. From and after the date of this Agreement, none of ATI, Yuba City Sub or Development will (i) alter, amend, modify, exercise any option under, (ii) waive or grant rights with respect to, or (iii) allow, suffer or permit any default of ATI, Yuba City Sub or Development under, the Yuba City-Sacramento Interference Agreement, without the prior written consent of BellSouth, which consent shall not be unreasonably withheld, conditioned or delayed.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

       Section 6.01 Conditions Precedent to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Option Closing Date of the following conditions precedent:

              (a) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their Commercially Reasonable Best Efforts to have any such order, decree or injunction vacated or reversed;

              (b) any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have terminated or expired;

              (c) the transactions contemplated by this Agreement shall (i) be permitted by the applicable laws and regulations of each jurisdiction or Governmental Entity including, without limitation, the FCC to which any of ATI, Yuba City Sub or Development or any of their Affiliates are subject and (ii) not violate any applicable Law;

       Section 6.02 Conditions Precedent to Obligations of ATI, Yuba City Sub and Development. The obligations of ATI, Yuba City Sub and Development to consummate the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Option Closing Date of the following conditions precedent:

              (a) the representations and warranties of BellSouth and BellSouth Sub contained in Article IV shall be true and correct in all material respects when made and at and as of the Option Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time except as otherwise contemplated or permitted by this Agreement;

              (b) BellSouth shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Option Closing Date;

              (c) ATI, Yuba City Sub and Development shall have received a certificate of a senior officer of BellSouth, in form reasonably satisfactory to counsel for ATI and the Companies, certifying fulfillment of the matters referred to in paragraphs (a) and (b) of this Section 6.02;

              (d) all proceedings, corporate or other, to be taken by BellSouth in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to ATI and their counsel, and BellSouth shall have made available to ATI for examination the originals or true, correct and complete copies of all documents that ATI may reasonably request in connection with the transactions contemplated by this Agreement;

              (e) ATI, Yuba City Sub and Development shall have received an Assignment and Assumption Agreement executed by BellSouth Sub; and

              (f) The Closing shall have occurred under the Asset Purchase Agreement.

       Section 6.03 Conditions Precedent to Obligations of BellSouth and BellSouth Sub. The obligations of BellSouth and BellSouth Sub to consummate the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Option Closing Date of the following conditions precedent:

              (a) the transactions contemplated in this Agreement shall have been approved, and the Agreement adopted, by the affirmative vote of the Boards of Directors of ATI, Yuba City Sub and Development by the requisite vote in accordance with the DGCL;

              (b) the representations and warranties of ATI, Yuba City Sub and Development contained in Article III shall be true and correct in all material respects when made and at and as of the Option Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time except as otherwise contemplated or permitted by this Agreement;

              (c) ATI, Yuba City Sub and Development shall have received all necessary and material third party consents, licenses or approvals;

              (d) ATI, Yuba City Sub and Development shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by each of them on or before the Option Closing Date;

              (e) BellSouth shall have received a certificate of the Chairman, President or Senior Vice President of ATI, in form reasonably satisfactory to counsel for BellSouth, certifying fulfillment of the matters referred to in paragraphs (a) through (d) of this Section 6.03;

              (f) BellSouth shall have received a Bill of Sale and an Assignment and Assumption Agreement;

              (g) all proceedings, corporate or other, to be taken by ATI, Yuba City Sub and Development in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to BellSouth and BellSouth's counsel, and ATI, Yuba City Sub and Development shall have made available to BellSouth for examination the originals or true, correct and complete copies of all documents that BellSouth may reasonably request in connection with the transactions contemplated by this Agreement;

              (h) BellSouth and BellSouth Sub shall have received the opinion of Gurman, Blask & Freedman, Chartered, FCC counsel for ATI, dated the Option Closing Date, in substantially the form attached as Exhibit 6.03(j)(ii) to the Asset Purchase Agreement;

              (i) the FCC shall have granted its consents by Final Order to the assignment of the Company FCC Licenses to BellSouth, which consents shall contain only such conditions as are ordinary for the classes of such consents or such other conditions as BellSouth may agree to accept in its sole discretion; and

              (j) the Companies shall have delivered to BellSouth each estoppel certificate which is required in order to provide BellSouth with the benefits of all material Option Assets.


                                  ARTICLE VII

                      INDEMNITIES AND ADDITIONAL COVENANTS

       Section 7.01 Indemnification by ATI. ATI hereby indemnifies and holds BellSouth and BellSouth Sub, and their successors and assigns, harmless from and against, and agrees to defend promptly BellSouth and BellSouth Sub from and reimburse BellSouth and BellSouth Sub for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, (hereinafter referred to collectively as "Losses"), that BellSouth and BellSouth Sub may at any time suffer or incur, or become subject to, as a result of or in connection with (a) any breach or inaccuracy of the representations, warranties or covenants made by ATI, Yuba City Sub or Development in this Agreement (including the Exhibits hereto), (b) the operation and ownership of the Option Assets by ATI, Yuba City Sub or Development prior to the Option Closing Date, excluding any Option Assumed Liabilities, or (c) any liability of ATI, Yuba City Sub or Development that is not an Option Assumed Liability; provided, that ATI shall not be required to indemnify and hold BellSouth and BellSouth Sub harmless pursuant to this Section 7.01 unless such right is asserted (whether or not the Losses have actually been incurred) by written notice to ATI within 18 months of the Option Closing Date describing with specificity the facts giving rise to the asserted right; and provided further that ATI shall not be required to indemnify BellSouth and BellSouth Sub pursuant to this Section 7.01 unless and until the amount of all Losses for which indemnification is sought (i) with respect to the Option Assets or the Option Assumed Liabilities first exceeds $25,000 after which event BellSouth and BellSouth Sub may seek indemnification for all such Losses relating back to the first dollar and all additional Losses up to an amount equal to 10% of the Option Purchase Price.

       In the event a claim is asserted against BellSouth or BellSouth Sub, notice stating the provision or provisions of this Agreement under which the liability or obligation is asserted shall be promptly given by BellSouth or BellSouth Sub to ATI and ATI shall have the right to control all settlements (unless BellSouth and BellSouth Sub agree to assume the cost of settlement and to forego such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of ATI; provided, however, that ATI may not effect any settlement that could result in any cost, expense or liability to BellSouth or BellSouth Sub unless BellSouth and BellSouth Sub consent in writing to such settlement and ATI agrees to indemnify BellSouth and BellSouth Sub therefore. BellSouth and BellSouth Sub may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of BellSouth and BellSouth Sub. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

       Section 7.02 Indemnification by BellSouth. BellSouth hereby indemnifies and holds ATI, Yuba City Sub and Development, and their successors and assigns, harmless from and against, and agrees to defend promptly ATI, Yuba City Sub and Development from and reimburse ATI, Yuba City Sub and Development for, any and all Losses, that ATI, Yuba City Sub and Development may at any time suffer or incur, or become subject to, as a result of or in connection with (a) any breach or inaccuracy of the representations, warranties or covenants made by BellSouth in this Agreement, (b) the operation and ownership of the Assets by BellSouth and BellSouth Sub on and following the Option Closing Date, and (c) any Option Assumed Liability; provided, that BellSouth shall not be required to indemnify and hold ATI and the Companies harmless pursuant to this Section 7.02 unless such right is asserted (whether or not the Losses have actually been incurred) by written notice to BellSouth within 18 months of the Option Closing Date describing with specificity the facts giving rise to the asserted right; and provided further that BellSouth shall not be required to indemnify ATI and the Companies pursuant to this Section 7.02 unless and until the amount of all Losses for which indemnification is sought
(i) with respect to the Option Assets or the Option Assumed Liabilities first exceeds $25,000, after which event ATI may seek indemnification for all such Losses relating back to the first dollar and all additional Losses up to an amount equal to 10% of the Option Purchase Price.

       In the event a claim is asserted against ATI, Yuba City Sub or Development, notice stating the provision or provisions of this Agreement under which the liability or obligation is asserted shall be promptly given by ATI, Yuba City Sub or Development to BellSouth and BellSouth shall have the right to control all settlements (unless ATI or any of the Companies agree to assume the cost of settlement and to forego such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of BellSouth; provided, however, that BellSouth may not effect any settlement that could result in any cost, expense or liability to ATI, Yuba City Sub or Development unless ATI, Yuba City Sub or Development consent in writing to such settlement and BellSouth agrees to indemnify ATI, Yuba City Sub or Development therefore. ATI, Yuba City Sub or Development may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of ATI, Yuba City Sub and Development. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

       Section 7.03 Equitable Relief. BellSouth, ATI, Yuba City Sub and Development each agrees that each party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the even of such a breach.

       Section 7.04 Bulk Sales Compliance. BellSouth hereby waives compliance by ATI, Yuba City Sub and Development with any applicable bulk sales law on the condition that (a) ATI, Yuba City Sub and Development shall indemnify BellSouth and BellSouth Sub as set forth in this Section 7.04 and (b) ATI, Yuba City Sub and Development shall waive any rights that ATI, Yuba City Sub and Development may have under applicable bulk sales law in connection with this Agreement and the transactions contemplated hereby. Each of ATI, Yuba City Sub and Development covenants and agrees to pay and discharge when due all claims of any Governmental Entities and creditors that could be asserted against BellSouth or BellSouth Sub by reason of non-compliance with the provisions of the bulk sales and similar laws of any such jurisdiction. Each of ATI, Yuba City Sub and Development agrees to indemnify and hold BellSouth and BellSouth Sub harmless from and against and shall on demand reimburse BellSouth and BellSouth Sub for any and all Losses suffered by BellSouth or BellSouth Sub by reason of ATI, Yuba City Sub and Development's failure to pay and discharge any such claims.

       Section 7.05 Tax Matters; Allocation of Consideration. The parties acknowledge that the transactions contemplated by this Agreement will be treated for federal income tax purposes as a taxable sale of assets by ATI, Yuba City Sub and Development to

BellSouth Sub and agree to report the transaction as such on all applicable tax returns. The amounts paid by BellSouth pursuant to Section 2.01 shall be allocated among the Option Assets purchased, in the manner to be set forth on
Exhibit 7.05. Exhibit 7.05 shall be completed by BellSouth and delivered to ATI within 60 days following the Option Closing Date, and shall be subject to the reasonable approval of ATI. This allocation is intended to comply with the allocation method required by Section 1060 of the Code. The parties shall cooperate to comply with all substantive and procedural requirements of Section 1060 and the regulations thereunder, and the allocation shall be adjusted only if and to the extent necessary to comply with the requirements of Section 1060. Neither BellSouth nor ATI will take or permit any affiliated person to take, for income tax purposes, any position inconsistent with the allocation set forth on Exhibit 7.05 or, if applicable, such adjusted allocation.

       Section 7.06 Transfer Taxes and Fees. ATI shall pay all transfer, sales, recording and filing taxes and fees (not including brokerage fees) resulting from the transfer of the Option Assets to BellSouth Sub.

       Section 7.07 Additional Instruments. At any time and from time to time after the Option Closing, at BellSouth's request and without further consideration, ATI, Yuba City Sub and Development shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as BellSouth may reasonable deem necessary or desirable in order to more effectively transfer, convey and assign to BellSouth, and to confirm BellSouth Sub's title to and interest in, the Option Assets.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

       Section 8.01 Termination. This Agreement may be terminated at any time prior to the Option Closing Date:

              (a)    by mutual written consent of ATI and BellSouth;

              (b) by BellSouth, upon a material breach of any representation, warranty, covenant and agreement on the part of ATI, Yuba City Sub or Development set forth in this Agreement, or if any representation or warranty of ATI, Yuba City Sub or Development shall have become materially untrue, in either case such that the conditions set forth in Section 6.03(a),
Section 6.03(b) or Section 6.03(c) would be incapable of being satisfied by the 180th day following the Option Exercise;

              (c) by ATI, upon a material breach of any representation, warranty, covenant or agreement on the part of BellSouth or BellSouth Sub set forth in this Agreement, or if any representation or warranty of BellSouth or BellSouth Sub shall have become materially untrue, in either case such that the conditions set forth in Section 6.02(a) or

Section 6.02(b) would be incapable of being satisfied by the 180th day following the Option Exercise;

              (d) by either BellSouth or ATI, if any Governmental Entity or any court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making, or any such Governmental Entity shall have commenced, or threatened to commence, any proceeding (other than the consideration of applications for approvals under the Communications Act) which, if adversely determined, would have the effect of making the transactions contemplated hereby illegal or otherwise materially restricting or prohibiting consummation of the transactions contemplated hereby;

              (e) by either BellSouth or ATI, if the transactions contemplated hereby shall not have been consummated before the 180th day following the Option Exercise Date; provided, that the right to terminate this Agreement shall not be available to any party where failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the transactions contemplated hereby to be consummated on or before such date; or

              (f) by either ATI or BellSouth upon termination of the Asset Purchase Agreement in accordance with its terms.

       Section 8.02 Effect of Termination. Except as provided in Section 8.05 and Section 5.03(b), in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of BellSouth, BellSouth Sub, ATI, Yuba City Sub, Development or any of their respective officers, directors or stockholders to the other parties hereto and all rights and obligations of any party hereto shall cease; provided that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach of any other party of any covenant or willful misrepresentation contained in this Agreement.

       Section 8.03 Amendment. This Agreement may be amended by the mutual consent of the parties hereto at any time prior to the Option Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

       Section 8.04 Waiver. At any time prior to the Option Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any party hereto, (b) waive any inaccuracies in the representations and warranties of any party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all of the parties hereto.

       Section 8.05  Expenses.

              (a) All Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses.

              (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the transactions contemplated herein.


                                   ARTICLE IX

                               GENERAL PROVISIONS

       Section 9.01 Survival of Representations and Warranties and Covenants. The representations and warranties and covenants made herein shall survive until termination of the indemnity provided in Section 7.01 and Section 7.02 with respect to any such representation, warranty or covenant.

       Section 9.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date when delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), transmitted by facsimile with a confirmation copy simultaneously mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by a nationally recognized overnight courier to the recipient at the following addresses, or at such other address as the recipient party shall have specified by prior written notice to the sending party:

              (a)    If to BellSouth:

                            BellSouth Corporation
                            1155 Peachtree Street
                            Suite 1800
                            Atlanta, Georgia 30309-3610
                            Attention: John A. Harwood
                            Telephone: (404) 249-4433
                            Telecopier: (404) 249-5901
                     with a copy to:

                            Hunton & Williams
                            Riverfront Plaza, East Tower
                            951 East Byrd Street
                            Richmond, Virginia  23219-4074
                            Attention: David M. Carter
                            Telephone: (804) 788-8200
                            Telecopier: (804) 788-8218

              (b)    If to ATI:

                            American Telecasting, Inc.
                            5575 Tech Center Drive, Suite 300
                            Colorado Springs, Colorado 80919
                            Attention:  Robert D. Hostetler
                            Telephone: (719) 260-5533
                            Telecopier: (719) 260-5010

                     with a copy to:

                            McDermott, Will & Emery
                            1850 K Street, N.W., Suite 500
                            Washington, D.C.  20006
                            Attention:  Robert N. Jensen
                            Telephone: (202) 778-8023
                            Telecopier: (202) 778-8087

       Section 9.03 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

       Section 9.05 Entire Agreement. This Agreement (together with the exhibits) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

       Section 9.06 Assignment. This Agreement shall not be assigned by operation of law or otherwise; provided that BellSouth shall have the right to designate another Subsidiary of BellSouth to hold certain Option Assets.

       Section 9.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

       Section 9.08 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

       Section 9.09 Governing Law. This Agreement and the relationship between the parties shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

              IN WITNESS WHEREOF, the undersigned or have caused this Agreement to be duly executed on their behalf, on the day and year first hereinabove written.



                                         AMERICAN TELECASTING, INC.


                                         /s/ ROBERT D. HOSTETLER
                                         ---------------------------------------
                                         Name:  Robert D. Hostetler
                                         Title: Chief Executive Officer and
                                                President


                                         AMERICAN TELECASTING OF YUBA CITY,
                                         INC.


                                         /s/ ROBERT D. HOSTETLER
                                         ---------------------------------------
                                         Name:  Robert D. Hostetler
                                         Title: President


                                         AMERICAN TELECASTING DEVELOPMENT, INC.


                                         /s/ ROBERT D. HOSTETLER
                                         ---------------------------------------
                                         Name:  Robert D. Hostetler
                                         Title: President


                                         BELLSOUTH CORPORATION


                                         /s/ JAMES W. MCCLINTOCK, IV
                                         ---------------------------------------
                                         Name:  James W. McClintock, IV
                                         Title: Executive Director


                                         BELLSOUTH WIRELESS CABLE, INC.


                                         /s/ JAMES W. MCCLINTOCK, IV
                                         ---------------------------------------
                                         Name:  James W. McClintock, IV
                                         Title: Executive Director